SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as  permitted  by  Rule 14a-6
     (e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                       DIGITAL COURIER technologies, Inc.

              (Name of the Registrant as Specified In Its Charter)


                          ----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[x]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:


              Common Stock, par value $.0001 per share, of Digital
                           Courier Technologies, Inc.

                              ("DCTI Common Stock")

2.   Aggregate number of securities to which transaction applies:

                             29,660,000 DCTI Shares

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     The filing fee of $32,072 is calculated in accordance with Rule 0-11(c)(1) under the Securities Exchange Act as follows: one-fiftieth of one percent of the value of the DCTI Common Stock to be exchanged in the Stock Exchange Agreement, dated August 13, 1999, (the "Exchange"). The value of the DCTI Common Stock was determined in accordance with Rule 0-11(a)(4) under the Exchange Act, as the product of $5.407 (the average of the high and low prices on August 11, 1999 as reported by NASDAQ) and 29,660,000 the aggregate number of shares of DCTI Common Stock to be issued in the Exchange (the value of the securities and other property to be transferred to security holders in the transaction).

4.   Proposed maximum aggregate value of transaction:

                                  $160,356,790

5.   Total fee paid:

                                     $32,072

[ ]  Fee paid previously with preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:
 ................................................................................

2.   Form, Schedule or Registration Statement No.:
 ................................................................................

3.   Filing Party:
 ................................................................................

4.   Date Filed:
 ................................................................................

                       DIGITAL COURIER TECHNOLOGIES, INC.
                           136 Heber Avenue, Suite 204
                                   PO Box 8000
                              Park City, Utah 84060

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To be held September 30, 1999

TO OUR STOCKHOLDERS:

         You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Digital Courier Technologies, Inc. (the "Company"), which will be held at the Company's offices at 136 Heber Avenue, Suite 204, Park City, Utah, on September 30, 1999, at 10:00 a.m. Mountain time, to consider and act upon the following matters:

1. To authorize the issuance of up to 29,660,000 shares of the Company's Common Stock in connection with the acquisition by the Company of DataBank International, Ltd., a company incorporated under the laws of St. Christopher and Nevis (the "DataBank Acquisition"); and

2.       To  approve  an  amendment  to  the  Company's   Amended  and  Restated
         Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000 (the "Amendment "); and

3. To transact such other business as may properly come before the Special Meeting or any adjournments of the Special Meeting.

         The proposals and other related matters are more fully described in the accompanying Proxy Statement.

         The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting is required to approve (i) the DataBank Acquisition and (ii) the Amendment.

         Only holders of record of the Company's Common Stock at the close of business on August 31, 1999 will be entitled to notice of and to vote at the Special Meeting and any adjournments of the Special Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                              By Order of the Board of Directors

Park City, Utah                               James A. Egide
August 20, 1999                               Chairman of the Board

                       DIGITAL COURIER TECHNOLOGIES, INC.

                               -------------------

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS

                          To Be Held September 30, 1999

General

         The enclosed proxy is solicited on behalf of the Board of Directors of Digital Courier Technologies, Inc., a Delaware corporation ("DCTI" or the "Company"), for use at DCTI's Special Meeting of stockholders (the "Special Meeting") to be held on September 30, 1999 at 10:00 a.m., Mountain Time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company's offices at 136 Heber Avenue, Suite 204, Park City, Utah 84060.

         This Proxy Statement and the enclosed proxy card were mailed on or about September 1, 1999 to all Stockholders entitled to vote at the Special Meeting.

Record Date

         Only holders of record of DCTI's Common Stock, par value $.0001 per share (the "DCTI Common Stock"), at the close of business on August 31, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, 18,456,355 shares of DCTI's Common Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of DCTI's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Proxies; Revocability of Proxies

         All shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Special Meeting.

         A stockholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by delivering to DCTI's Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Special Meeting and voting in person.

Voting and Solicitation

         Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Special Meeting.

         The cost of soliciting proxies will be borne by DCTI. DCTI may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of DCTI's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

         The presence at the Special Meeting, either in person or by proxy, of the holders of one-third of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. DCTI intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote.

                                 PROPOSAL NO. 1

AUTHORIZATION OF ISSUANCE OF UP TO 29,660,000 SHARES OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF DATABANK INTERNATIONAL, LTD.

Forward Looking Information

         Statements regarding the Company's expectations as to future performance from its business strategy, and certain other statements presented herein, constitute forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

General

         The Company has entered into a Stock Purchase and Exchange Agreement with DataBank International, Ltd., a company organized under the laws of St. Christopher and Nevis ("DataBank"), and the selling stockholders of DataBank (the "Selling Stockholders") (the "Exchange Agreement"), dated as of August 13, 1999. Pursuant to the Exchange Agreement, the Company has agreed to issue up to 29,660,000 shares of its common stock (the "DCTI Shares") to the Selling Stockholders in exchange for all of the issued and outstanding shares of DataBank (the "DataBank Acquisition"). If the full number of DCTI Shares are issued in the DataBank Acquisition, the Selling Stockholders will own 62% of the outstanding shares of DCTI and will be able to control the election of directors and the determination of DCTI's business, including transactions involving any merger, share exchange, sale of assets outside the ordinary course of business and dissolution.

The Exchange Agreement

         The following is a brief summary of certain material provisions of the Exchange Agreement not summarized elsewhere in this Proxy Statement. The summary is qualified in all respects by reference to the complete text of the Exchange Agreement, which is incorporated by reference in its entirety and attached to this Proxy Statement as Annex I. Terms that are not otherwise defined in this summary or elsewhere in this Proxy Statement have the meanings set forth in the Exchange Agreement. All stockholders are urged to read the Exchange Agreement in its entirety.

Consideration

         At the Closing (defined in the Exchange Agreement), the Company will exchange 16,600,000 shares of its common stock for all of the outstanding shares of common stock of DataBank in a tax-free exchange intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, as amended (the "Code").

         If DataBank meets certain milestones (the "Milestones"), the Company may be required to deliver up to an additional 13,066,000 shares of DCTI Common Stock to the Selling Stockholders. The Milestones are as follows:

     o During the twelve month period beginning July 1, 1999 (i) if DataBank's operations produce net income of $6,000,000, the Company will be required to deliver to the Selling Stockholders 3,250,000 of the DCTI Shares; (ii) if such operations produce net income of more than $6,000,000 but less than $8,000,000, the Company will deliver to the Selling Stockholders the number of DCTI Shares determined by the formula [(Net income - 6,000,000) x 3,280,000/2,000,000] plus 3,250,000]; and (iii) if such operations produce net income of $8,000,000 or more, the Company will deliver to the Selling Stockholders 6,530,000 DCTI Shares (the "First Milestone"). If DataBank meets the full first Milestone, the Selling Stockholders will own, in the aggregate, 23,130,000 shares of DCTI Common Stock, representing 55% of the outstanding DCTI Common Stock, and thus will be able to control all stockholder votes.

     o During the twenty four month period beginning July 1, 1999 (i) if DataBank's operations produce net income of $14,000,000, the Company will be required to deliver to the Selling Stockholders 6,500,000 DCTI Shares minus the number of DCTI Shares delivered on the First Milestone; (ii) if such operations produce net income of more than $14,000,000 but less than $20,500,000, the Company will deliver to the Selling Stockholders the number of Shares determined by the formula [(Net income - 14,000,000) x (6,560,000/6,500,000) + 6,500,000]
minus the number of Shares delivered on the First Milestone; and (iii) if such operations produce net income of more than $20,500,000, the Company will deliver to the Selling Stockholders 13,060,000 DCTI Shares minus the number of DCTI Shares delivered on the First Milestone. If DataBank meets the full Second Milestone, the Selling Stockholders will own, in the aggregate, 29,660,000 shares of DCTI Common Stock, representing 62% of the outstanding DCTI Common Stock.

Conditions To Consummation Of The DataBank Acquisition

         The obligations of DCTI, DataBank and the Selling Stockholders to consummate the DataBank Acquisition are conditioned upon the occurrence of certain events, including, among other things:

     o   COMPLIANCE:   DCTI  and  DataBank  shall  be  in  compliance  with  all
         applicable laws, including without limitation, federal and state securities laws;

     o NO PROCEEDINGS: No action or proceeding against DataBank or DCTI shall have been instituted before a court or other governmental body, or shall have been threatened which, if successful, will prohibit the consummation or require substantial rescission of the transactions contemplated by the Exchange Agreement;

     o STOCKHOLDER APPROVAL: A majority of the outstanding shares of DCTI Common Stock shall have approved the Exchange Agreement and all of the transactions contemplated thereby;

     o EMPLOYMENT AGREEMENT: DCTI shall have received an executed employment agreement from Don Marshall in the form specified in the Exchange Agreement;

     o COMPLIANCE WITH OBLIGATIONS: DataBank, the Selling Stockholders and DCTI shall have performed in all material respects all of their obligations required to be performed by them at or prior to the Effective Time, and DCTI shall have received a certificate from each of DataBank and the Selling Stockholders to such effect; and

     o REPRESENTATIONS AND WARRANTIES TRUE; CONSENTS: Each of the representations and warranties of DataBank, the Selling Stockholders and DCTI set forth in the Exchange Agreement shall have been true and correct when made and on and as of the Closing Date of the Exchange as if made on and as of such date.

     o SHARE CERTIFICATES: DCTI shall have received certificates for the DataBank Shares from the Selling Stockholders;

     o RESIGNATION OF DIRECTORS: Each of the members of DataBank's board of directors, other than David Hicks and Don Marshall, shall have tendered his resignation to DataBank;

     o BOARD OF DIRECTORS: DCTI shall have taken all action necessary such that the number of directors of DCTI shall be increased to at least seven, including three members nominated by the Selling Stockholders;

     o REGISTRATION RIGHTS AGREEMENT: DCTI and the Selling Stockholders shall have entered into a Registration Rights Agreement. See "--Restricted Stock and Registration Rights Agreement."

     o OPINION OF COUNSEL: DCTI shall have received an opinion of legal counsel to DataBank.

Certain Representations And Warranties

         The Exchange Agreement contains certain representations and warranties of DataBank with respect to DataBank as to, among other things: (i) due organization, valid existence and good standing; (ii) the completeness and correctness of organizational documents; (iii) DataBank's capital structure;
(iv) DataBank's power and authority to execute and deliver the Exchange Agreement, to perform its obligations thereunder and to consummate the DataBank Acquisition; (v) the absence of any conflict between the execution and performance of the Exchange Agreement and DataBank's organizational documents, applicable law and certain contracts; (vi) the absence of any required consent or permit of, or filing with any governmental or regulatory authority, except as provided in the Exchange Agreement; (vii) the absence of material adverse changes or events; (viii) the absence of material pending or threatened litigation against DataBank; (ix) DataBank's labor relations; (x) title to and adequacy of DataBank's assets; (xi) DataBank's right to use intellectual property; (xii) the existence, legality and effect of material contracts; (xiii) DataBank's insurance coverage; (xiv) the accuracy of information supplied to DCTI by DataBank; (xv) except as disclosed, the absence of transactions between DataBank and related parties; and (xvi) the absence of any liability for broker's or finder's fees.

         The  Exchange  Agreement  also  contains  certain  representations  and warranties of DCTI as to, among other things: (i) due organization, valid existence and good standing; (ii) the completeness and correctness of organizational documents; (iii) the authority and validity of the DCTI Common stock to be issued in the DataBank Acquisition; (iv) the power and authority of DCTI to execute and deliver the Exchange Agreement, to perform their obligations thereunder and to consummate the DataBank Acquisition; (v) compliance with law;
(vi) availability and accuracy of DCTI's financial statements; (vii) the absence of any required consent or permit of, or filing with any governmental or regulatory authority, except as provided in the Exchange Agreement; (viii) certain tax matters and the payment of taxes; (ix) the absence of material pending or threatened litigation against DCTI; (x) the absence of any conflict between the execution and performance of the Exchange Agreement and DCTI's organizational documents, applicable law and certain contracts; (xi) DCTI's insurance coverage; and (xii) title to and adequacy of DCTI's assets.

         The Exchange Agreement also contains certain representations and warranties of the Selling Stockholders as to, among other things: (i) title to the shares of DataBank being transferred pursuant to the Exchange Agreement,
(ii) that the Selling Stockholders are purchasing the DCTI Shares for their own account for investment purposes; (iii) that each Stockholder has received all information necessary to decide whether to purchase the DCTI Shares; (iv) each Stockholder's investment experience and sophistication in investment matters;
(v) the understanding that the DCTI Shares are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"); and (vi) that each Stockholder that is a foreign investor has fully observed the laws of its jurisdiction in connection with a subscription of the DCTI Shares.

Certain Covenants

         In the Exchange Agreement, DCTI, DataBank and the Selling Stockholders have agreed to various customary covenants.

         DataBank and the Selling Stockholders have agreed that:

     o Each will use its best efforts, to cause the Company to carry on and preserve the business, goodwill and the relationships of the Company with suppliers, employees, agents and others in substantially the same manner as they have been prior to the DataBank Acquisition;

     o Each shall not permit DataBank to (i) incur any additional indebtedness, or guarantee any indebtedness or obligation of any other party; (ii) issue, redeem or purchase any of DataBank's capital stock or securities convertible into its capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock or commit to do any of the foregoing; (iii) enter into, amend or terminate any material agreement or arrangement, other than in the ordinary course of business; (iv) notify DCTI prior to entering into, amending or terminating any material agreement or arrangement in the ordinary course of business; (v) increase the compensation payable to any of DataBank's officers, employees or agents, or adopt or amend any employee benefit plan or arrangement; (vi) enter into any employment contract or agreement with any existing or prospective employee which is not terminable at will; (vii) pay any obligation or liability, fixed or contingent, other than current liabilities; (viii) cancel, without full payment, any note, loan or other obligation owing to DataBank;
         (ix) acquire or dispose of any properties or assets used in the businesses of DataBank except in the ordinary course of business; (x) create or suffer to be imposed any lien, mortgage, security interest or other charge on or against DataBank's properties or assets; (xi) engage in any activities or transactions outside the ordinary course of DataBank's business as presently conducted; (xii) make or adopt any change in DataBank's governing documents; or (xiii) take any action, or omit to take any action, within their control, that would cause, and to promptly notify DCTI in writing of any event or occurrence which causes any of the representations and warranties set forth in the Exchange Agreement to become untrue, incomplete, or inaccurate in any material respect as of or prior to the closing date of the DataBank Acquisition;

     o DataBank will and the Selling Stockholders will cause DataBank to (i) maintain DataBank's existing insurance policies, unless comparable insurance is substituted therefor, and shall not take any action to terminate or modify those insurance policies; (ii) maintain DataBank's books and records consistent with past practices and policies and in accordance with GAAP; (iii) maintain in good working condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all fixed assets owned, leased or operated by DataBank; (iv) observe and perform, and remain in compliance with, DataBank's obligations in agreements and contracts the breach or violation of which would have a material adverse effect on DataBank, and not enter into any agreements or contracts which would require payments by DataBank of more than $25,000 over any period of twelve (12) months; and (v) maintain compliance with the terms and conditions of all licenses or permits held by DataBank or under which it operates or conducts its businesses and use their best efforts to maintain all such license or permits in full force and effect.

     o DataBank will (i) give DCTI and its accountants, legal counsel and other representatives full access to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of DataBank, and will furnish such parties with all the information they request, (ii) give prompt notice of the receipt of any notice of default under any instrument or agreement to which DataBank or its assets is a party or any lawsuit or other action, (iii) not initiate or participate in discussions or negotiations to sell DataBank; and (iv) cause Don Marshall to enter into a non-competition agreement.

     o The Selling Stockholders will (i) not sell, assign or transfer any of the Databank Shares to anyone other than DCTI or to a transferee who has agreed to be bound by the Exchange Agreement, (ii) not make any disposition of all or any portion of the DCTI Shares unless such disposition is in compliance with all applicable federal and state securities law (iii) not, to the extent requested by an underwriter of common stock (or other securities) of DCTI during a two-year period following the Closing, sell or otherwise transfer or dispose of any such securities during a reasonable and customary period of time, as agreed to by DCTI and the underwriters,

         DCTI has agreed that it will:

     o Give DataBank and the Selling Stockholders and its accountants, legal counsel and other representatives full access to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of DCTI, and will furnish such information as may be reasonably requested by such parties;

     o Cause a stockholders' meeting to be called and held as soon as practicable for the purpose of voting on the approval and adoption of the Exchange Agreement;

     o   Enter into an employment agreement with Don Marshall;

Indemnification and Insurance

         In the Exchange Agreement, the Selling Stockholders and DCTI have agreed that each party, subject to certain limitations contained in the Exchange Agreement, will indemnify and hold harmless the other party and its successors and assigns against and in respect of certain damages and actions incurred in connection with the Exchange Agreement.

Restricted Stock and Registration Rights Agreement

         The shares of DCTI Common Stock to be issued in the DataBank Acquisition are to be restricted shares. The Company has agreed to register 300,000 of such DCTI Shares for resale each quarter for a period of one year (four quarters) following the Closing, for a total of 1,200,000 shares, on a registration statement on form S-3 to be kept effective until such shares have been sold.

Non-Compete

         Don Marshall, a shareholder of DataBank has agreed that for the period of his employment with DataBank, and for a period of two years thereafter, he will not, directly or indirectly, individually or in concert with others, act as promoter, shareholder, officer, director, employee, agent, representative, independent contractor or otherwise compete with DataBank or DCTI in any jurisdiction or marketing area in which DataBank or DCTI are doing business.

Termination

         The Exchange Agreement may be terminated at any time prior to the Closing of the transactions contemplated thereby by the written consent of the Selling Stockholders and DCTI. DCTI may also terminate the Exchange Agreement at any time after October 30, 1999 by delivery of written notice to the Selling Stockholders, if the closing has not occurred by such date because the conditions to DCTI's obligations to close the transaction have not been satisfied. Moreover, the Selling Stockholders may terminate the Exchange Agreement at any time after October 30, 1999 by delivery of written notice to DCTI, if the closing has not occurred by such date because the conditions to the Selling Stockholders' obligations to close the transaction have not been satisfied.

Expenses

         Each party is responsible for the expenses that it incurs in connection with the DataBank Acquisition.

Interests Of Certain Persons In The DataBank Acquisition; Conflicts Of Interest

         In considering the DataBank Acquisition, holders of shares of DCTI Common Stock should be aware of the interests certain officers and directors of the Company have in the DataBank Acquisition that are in addition to the interests of DCTI stockholders generally. The Company's Board of Directors has considered these interests, among other matters, in approving the Exchange Agreement and the DataBank Acquisition.

         Don Marshall, President of DataBank, has been appointed President of the Company by the Company's Board of Directors, effective July 28, 1999.

         SB.com, a wholly owned subsidiary of DCTI since June 4, 1999, has had a contractual relationship with DataBank since January, 1998. Pursuant to their agreement, SB.com has acted as software developer and payment processor for certain of DataBank's clients. During the period beginning June 1, 1999, the date DCTI acquired SB.com, and ending June 30, 1999, DCTI generated approximately $280,000 in revenues from DataBank.

Employment Agreements

         Upon completion of the DataBank Acquisition, Mr. Marshall has agreed to enter into a two year Employment Agreement, pursuant to which, among other things, he agrees that he will not compete with the business of DCTI or DataBank for two years after termination of his employment with the Company. Mr. Marshall has also agreed that he will forfeit the Milestone Shares to which he would otherwise be eligible if he voluntarily terminates his employment with the Company prior to the end of his two-year agreement. Following the DataBank Acquisition, the Company will pay him an annual salary of $150,000 during the period of his employment.

         The Employment Agreement provides that upon termination without cause, Mr. Marshall will receive the following benefits: (i) severance payments during the period from the date of the executive's termination until the date up to 12 months after the effective date of the termination (the "Severance Period") equal to the base salary which the executive was receiving at the time of such termination ("Base Salary"), (ii) continuation of all health and life insurance benefits through the end of the Severance Period and (iii) full and immediate vesting of each unvested stock and stock option held by the officer.

The Company's Reasons For The Stock Exchange

         The DCTI Board of Directors has unanimously approved and adopted the Exchange Agreement, believes that the DataBank Acquisition is in the best interests of DCTI and unanimously recommends adoption of the Exchange Agreement by the holders of DCTI common stock at the Special Meeting.

         At meetings held on January 29, March 15, and June 29, 1999 the DCTI Board of Directors considered the legal, financial and other terms of the DataBank Acquisition.

         The DCTI Board concluded that the DataBank Acquisition is in the best interest of DCTI and its stockholders. In reaching its decision to enter into and recommend the adoption of the Exchange Agreement, the DCTI Board considered the following material factors:

     o The combined company would be in a position to provide payment processing and fraud control services to a much broader spectrum of international users, from internet merchants to financial institutions.

     o DataBank has an already existing, market-proven payments processing business, including international financial institution clients.

     o DataBank has contracts with international financial institutions that direct millions of payment processing transactions per month to DataBank, resulting in over $1.2 million of revenue per month to DataBank.

     o DataBank's business model and management team have proven to be successful since DataBank's inception.

     o DataBank has technology and products and services that could represent revenue streams and profitability in a shorter time frame than many of the Company's current projects. Given the cash position of the Company, the Board concluded that such revenue streams would enhance the Company's ability to roll out its end-to-end Internet-based e-commerce payment processing products and services.

     o The combined company would possess greater economies of scale and greater revenue-source diversification within the Internet industry than the Company could achieve on its own.

     o The combined company is expected to achieve significant synergies and cost savings through the consolidation of DataBank's and the Company's data centers, management teams and operations.

     o The hardware and software expertise of the combined company would enable the company to compete on a technical basis with companies much larger in size.

     o The combined financial resources of the two companies should permit the combined entity to accelerate the development and expansion of new products and services.

     o The public stock distribution of the combined company will likely provide shareholders of the combined company with increased liquidity and enhance the market visibility of the combined entity.

     o   The  combined  company's   projected  revenue  stream,   profitability,
         financial condition and results of operations (after giving effect to the exchange) will be stronger than that of DCTI alone.

         The DCTI Board also considered the following potentially negative material factors in its deliberations concerning the exchange: (i) the risk that the benefit sought to be achieved in the exchange would not be achieved; (ii) the change in control of the Company following the transaction; (iii) that the time to develop the Company's and DataBank's products and services could be longer than anticipated, creating a need for additional working capital; (iv) the increase in outstanding shares; and (v) the concerns with owning an offshore company. The potentially negative factors are described in more detail in "Risk Factors". After reviewing these potentially negative factors, the DCTI Board concluded that they were outweighed by the positive factors described above and accordingly determined that the exchange is fair to, and in the best interests of, DCTI.

         In view of the variety of factors considered by the DCTI Board in connection with its evaluation of the DataBank Acquisition, the DCTI Board did not find it practical to, and did not, quantify or otherwise assign relative weights to such factors.

         The DCTI Board concluded, in light of these factors, that the DataBank Acquisition is fair to and in the best interest of DCTI and its stockholders.

Anticipated Accounting Treatment

         The DataBank Acquisition will be accounted for by DCTI under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by DCTI in connection with the DataBank Acquisition will be allocated to DataBank's identifiable assets and liabilities based on their fair market values with the excess being treated as goodwill. The assets and liabilities and results of operations of DataBank will be consolidated with the assets and liabilities and results of operations of DCTI subsequent to the Effective Time. As a result of this acquisition, DCTI will record approximately $145,000,000 of additional goodwill, if all earn-out milestones are met, which will be amortized to earnings over a 5 year period from the date of acquisition.

Plans For DataBank After The Acquisition

         After the DataBank Acquisition, DataBank will be a wholly-owned subsidiary of the Company. Certain of the operations of DataBank will be combined with the operations of the Company at other locations, including its data center in Salt Lake City. The Company does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving DataBank, a sale or transfer of a material amount of assets of DataBank or any of its subsidiaries or any other material changes in DataBank's business.

Blue Sky Laws

         As of the date of this Proxy Statement, DCTI intends to register or qualify the shares of DCTI Common Stock offered by this Proxy Statement under the securities laws of all states where it is not exempt, if any. Certain states require notice filings or other filings. DCTI either has complied with these filing requirements or intends to comply with them in a timely fashion.

Material Contacts Between DCTI and DataBank

         The original contact between the Company and DataBank occurred in January 1999 in St. Kitts, as the result of a personal meeting between James Egide, Chairman and CEO of the Company, and Don Marshall, President of DataBank. At that time, the Company was actively developing its netClearing payment processing software and pursuing Internet payment processing opportunities. DataBank was a private company in the business of providing banks with the system and expertise to sign up Internet merchant accounts. Over the course of the next six weeks, Mr. Egide and Mr. Marshall held numerous discussions in St. Kitts and on the telephone regarding the potential benefits of a business combination between the Company and DataBank.

         During this period, the Company's Board of Directors discussed the potential acquisition with Mr. Egide. It was concluded, after discussions among members of the Company's Board of Directors, that the synergies of the Company's netClearing software and infrastructure, combined with DataBank's revenue stream, marketing strategy and track record, could produce a profitable company with great growth prospects in the payment processing arena.

         Negotiations between Mr. Egide and Mr. Marshall occurred during January and February, 1999, and a letter of intent between the Company and DataBank was signed on March 2, 1999.

         In March, 1999, Mr. Marshall visited the Company's offices in Park City and in Salt Lake City, Utah, to negotiate the Exchange Agreement and visit the Company's data center.

         In April, 1999, Raymond J. Pittman, President of the Company's netClearing division, visited DataBank's offices and discussed how the software and business of the two companies could be effectively integrated.

         In May, 1999, Mr. Egide and Mitchell Edwards, the Company's Executive Vice President and Chief Financial Officer, visited DataBank to discuss the combination of the operations of the two companies.

         On June 4, 1999, DataBank and the Company made a joint presentation to participants in VISA International's E-Commerce Conference in Miami, Florida and conducted joint marketing efforts to some of the banks in attendance.

         In June, 1999, Mr. Marshall visited the Company's offices in Park City and in San Francisco to conduct due diligence and to meet with Company management regarding a joint business plan for the combined companies.

         On August 13, 1999, the Company and the Selling Stockholders of DataBank signed the Exchange Agreement.

Parties to the DataBank Acquisition

                       DIGITAL COURIER TECHNOLOGIES, INC.

         For a description of our business and financial condition up to and as of March 31, 1999, see DCTI's Annual Report on Form 10-K/A for the fiscal year ended June 30, 1998, and each of its Quarterly Reports on Form 10-QA for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999, all of which are incorporated herein by reference.

Introduction

         Digital Courier provides state of the art real-time banking and credit card processing solutions for merchants and financial institutions worldwide through an integrated solution called netClearing. netClearing is a suite of commerce-enabling technologies designed specifically with merchant and the merchant bank in mind.

Merchant Services

         Online transactions need to be fast, secure and efficient. As a technology driven payment-processing expert, netClearing is uniquely qualified to deliver next-generation software and an absolutely secure payment system that provides fast transactions at a lower cost. Our technologies and services help merchants set up their merchant bank account, install payment processing software, and manage payments processing transactions from credit card authorization to final sale. netClearing's Payment Plug-in is e-commerce software for transaction processing. The Payment Plug-in is a lightweight file that connects a merchant's commerce server through our Internet Payment Gateway to the major card networks (Visa(TM), MasterCard(TM), American Express(TM), Discover(TM)). At the merchant's request, transactions are recorded in a secure transaction database and monitored for fraudulent activity as they pass through the Internet Payment Gateway. These functions enable reporting capabilities and enhance fraud control. netClearing's reporting system allows merchants to search, sort and analyze transaction reports by such criteria as:

     o   netClearing  transaction  ID
     o   Merchant  order  tracking ID
     o   Date  ranges
     o   Credit  card  date  and
     o   Credit  card  number
     o   Customer name

         netClearing's reports can be used to track a variety of information about the merchant's business and are available 24 hours a day on the Merchant Access Web site. Custom reports can be generated and custom formats are available for download to merchants requiring unique information. The reports available are:

                  Authorizations report

                  Authorization reports detail all orders that have been authorized but not yet settled. These reports are used to view the total number and value of orders the merchant has received in any date range--daily, monthly or yearly.

                  Settlement report

                  This report details all cash receipts that have been deposited into the merchant's account (this amount does not include credit card company fees). This report is used to understand the cash amounts being transferred into a merchant's bank account.

                  Credit report

                  Credit reports detail all credits or refunds for various transactions. netClearing provides a list of credits issued as well as details about why the credit was given.

                  Declined report

                  This report details all orders that have been declined either by the card network or by netClearing's internal fraud check. The reason the cards have been declined is detailed in the report. Merchants can determine if fraud is being attempted on a systematic basis on their site or if the design of their Web site is causing problems with the entry of credit card information.

         By combining these services into a single solution, we streamline the process for merchants to begin doing business on the Internet. Once the merchant is up and running, netClearing provides a complete set of tools for managing their online business transactions. netClearing identifies these transactions on a level grouped by merchant order number. Merchants can track and initiate payments on continuing shipments using one order number. Card lookup and transaction history reports and analysis can help customer service departments identify and correct problems stemming from possibly erroneous transactions. netClearing will also maintain a database of tax jurisdictions worldwide to provide reliable tax assessment on transactions originating from and shipping from any domestic or VAT tax nexus.

Merchant Banking Services

         For financial institutions and netClearing resellers, netClearing's real-time merchant management, transaction monitoring, and fraud auditing tools enable these institutions to manage merchant portfolio risk. The Internet Payment Gateway incorporates all of netClearing's risk management, reporting and merchant management tools while interacting directly with legacy financial and banking networks, operating systems, acquiring gateways, VAPS (Visa's access point) and MIPS (Mastercard's access point). The Gateway is comprised of a commerce server, a transaction database and fraud screening software that seamlessly integrate with existing systems. This enables us to integrate select components of our platform with participating banks. These components can be customized to the bank's specifications and allow for a seamless integration of the applications into the ongoing banking transactions.

         Integrating a portfolio of merchants with the Internet Payment Gateway is straightforward and efficient. The product comes with an easy to use administration interface that allows the bank to perform functions such as adding and updating merchants, accessing reports and monitoring fraud across an entire portfolio of merchants that want to accept credit card transactions to process the sales of their products across the Internet.

         This important technology is available to financial institutions either remotely through a standard Web browser, or by electing to install the hardware and software directly at the bank location for direct access to the networks. Through its Bank Access secure Web site, netClearing offers complete settlement activity reports for financial institutions. All reports are generated from the live transaction database. This valuable information includes:

                  Settlement Report

                  According to netClearing, summary of portfolio activity for reporting period.

                  Merchant ledger

                  According to the Settlement Authority, the amount that has been settled into a merchant's account.

                  Adjustments

                  Users can view a list and edit a report including pre- and post-authorizations, credits, fees, etc.

Processing Services

         netClearing ensures that the merchant and the bank maintain a solid business relationship by protecting each party from fraud, theft, and mismanagement of accounts. By integrating our transaction service bureau with our automated Internet Payment Gateway, common settlement mistakes and clerical errors are virtually eliminated. netClearing can process credit, debit, and ACH transactions directly through its own proprietary Authorization Network or through any other third party Authorization Network such as FDC/FDR, MAPP, VisaNet, and others. Our service bureau provides payments processing and related services to merchants and merchant banks nationwide. The business operation is divided into two parts, transaction processing and direct merchant sales and support.

         The transaction processing system is based on HP-9000 server systems operating a modified version of Verifone's "Omnihost" acquiring processing platform. The facility supports merchant transaction acquisition, capture, and settlement transmission for all popular credit card types. This operation currently supports more than three thousand merchants and its clients include Equifax Merchant Services and First Tennessee Bank. This is fully integrated with our Internet Payment Gateway to manage and route a high volume of Internet transactions through the traditional financial networks for settlement.

         The direct merchant sales and support function provides complete services for merchant portfolios. The services include merchant risk management, transaction processing, charge-back and retrieval services, payments settlement and reporting, around the clock merchant terminal and bank help-desk, and point-of-sale terminal implementation. The operation leverages netClearing technologies to ensure its merchants receive complete fraud control as well as the total online transaction and settlement reporting. In addition, the operation distributes and maintains credit card payments processing products and services developed in-house as well as products fielded by VisaNet, First USA and other payment solutions providers.

Risk Management and Internet Fraud Control

         netClearing offers data screening software to help merchants reduce risk due to credit card fraud and data entry errors. As with all netClearing products, these controls were developed specifically for e-commerce businesses. Merchants can select the filters that are most appropriate for their business. Since we acquired Secure-Bank in June of 1999, we have integrated their risk management software into the netClearing platform. Secure-Bank supplies real time credit card transactions for merchants worldwide across the Internet. The technical staff at Secure-Bank wrote and update sophisticated fraud protection software as well as the engines to process the transactions. The software protects the processing banks and merchants by scrubbing all transactions through various transaction screens and/or databases to ensure that much of the fraud and potential credit card charge backs are spotted and eliminated prior to going out for authorization. This risk management technology service has also been made available to other third party processors on a per transaction basis, to allow them to increase their own risk management capabilities. Currently, we offer risk management in two packages, one for the merchant, and one for the merchant bank. These packages include the following services:

                  Risk Management for Merchants

                  Checksum (Luhn check)
                  A basic check of how many digits are in a credit card number to ensure the customer's credit card is valid.

                  Address Verification System (AVS)
                  Merchants can require customers to submit the billing address of their credit card. The address supplied by the customer is compared to the address on file with the issuing bank. Merchants may choose the degree of match (between credit card number and address) at which the transaction should fail.

                  Difference between name and card number

                  A credit card number can be matched to a card holders name for an existing client. A mismatch may indicate that a card has been compromised.

                  Unusual frequency of purchases

                  A merchant may record information about how frequently their product or service is typically purchased with a particular card number (indicating an individual). The information is matched to actual activity so merchants are notified of significant variation from that mean.

                  Unusual time of day for purchases

                  A merchant may record typical transaction volume for a particular time of day. The information is matched to actual activity so merchants are notified of significant variation from that mean.

                  Geographic mismatch

                  Matching a card's geographic origin (indicated by BIN) against where the purchase originates (indicated by ISP) may detect when a stolen card is in use.

                  Compromised BIN and card database

                  All transactions can be checked against a database of BINs (Bank Identification Numbers) or card numbers that may have been compromised. These options include:

                  BIN Screening

                  A BIN corresponds to a whole set of cards that a card issuing bank has released. When the security of a BIN is compromised, chances for fraud increase for that BIN. netClearing BIN screens help to flag numbers that may be compromised.

                  Card Screening

                  Transactions may be checked against a database of invalid, compromised and otherwise questionable credit card numbers.

                  Declined card screening

                  All transactions may be checked against a database of credit card numbers that have declined charges recently. This service saves clients transaction fees by declining the charge before it is submitted to the banking network.


                  Risk Management for Merchant Banks
         netClearing merchant banks using Bank Access to audit transaction and settlement activity are processing up to $25 million per month with almost no loss due to fraud. These robust tools and fraud screening software include:

                  Summary activity

                  Banks can monitor activity of a single merchant or all merchants to track sales, credits and single transactions. Even the flow of money across credit cards can be reviewed to reveal customer histories, purchasing habits, and money flow into or out of a card on a daily or historical timeline.

                  Fraud reporting

                  Banks can survey and analyze activity by BIN, card number, AVS
                  and   velocity  of   purchases.   Stolen   credit   cards  and
                  questionable transactions present themselves on demand.

                  BIN check

                  Entire BINs can be reviewed for questionable activity and transactions. Customer data associated with credit cards can be compared to locate unreported, stolen or generated card usage. Related merchants are a click away from review with any transaction under suspicion.

                  Unusual activity

                  netClearing also provides the ability to generate 90-day baseline data for any merchant in a Bank's portfolio. Side reports offer the ability to locate transactions exceeding the baseline by whatever range a Bank determines is valid for that merchant. Excessive tickets, unusual daily deposits and more can be located quickly and reviewed 24 hours a day.

                  Review merchant and portfolio activity in real-time

                  A bank's entire merchant portfolio or a single merchant can be viewed with netClearing's online charting tools. The ability to graphically review a merchant's dollar and transaction count can be a simple indicator of merchant or consumer fraud. Peak hours can be located as hourly summaries appear in easy to understand bar charts.

Credit Card Clearing Process

         To understand our service better, the following explanation and diagram describes how the credit card clearing process works, and how netClearing simplifies the process. netClearing generates real-time reporting and transaction management services through a secure Web server. Information such as authorization notices and settlement data from the credit card companies are stored in the netClearing database, which generates reports on the netClearing Web site. This means merchants and merchant banks can view real-time transaction information any time of day via a Web browser.

1.   Authorization
     Before the credit card clearing process begins, merchants must first have a Web site in which they plan to accept credit cards as payment for goods or services (1a). Merchants also need a merchant bank account with a financial institution. Merchants then subscribe to an online payment service such as netClearing and install payment-processing technology on their Web server. With netClearing, this is a single program called the Payment Plug-in.

     Once the customer submits a credit card number on the merchant's Web site, the Payment Plug-in contacts the netClearing Internet Payment Gateway (1b) to request authorization, final sale or credit. The Gateway filters the information for fraud and may reject the transaction.

     If the transaction is not rejected for potential fraud, the transaction information is then sent to the credit card network (1c) for authorization or declination of the charge by the Issuing Bank. If the transaction is approved, an authorization code is returned to the merchant's Web site and the authorization is complete. With netClearing's system, the real-time authorization and capture process occurs within 3-5 seconds. Batch requests are completed within 1 hour.

2. Settlement - Once the product the customer ordered is shipped (or downloaded), the authorization code is used to settle the amount of the transaction. netClearing's Internet Payment Gateway and the credit card network exchange information with the Settlement Authority (2) to confirm the transaction.

3. Funds transfer - Finally, the Settlement Authority requests a funds transfer from the Issuing Bank (3a), which moves money through the Settlement Authority into the merchant's bank (3b). The payment process is now complete.


Sales and Marketing

         We recently entered into a two-year distribution agreement with ACI Worldwide, a leading international provider of electronic funds transfer processing systems. ACI will exclusively, with certain geographic exceptions, market our proprietary electronic commerce technologies through its global sales force. ACI will integrate our software with its BASE 24(R), WINPAY24(TM) and related products, as part of its i24(R)-payments strategy. The final product will include all aspects of handling payments over the web, including value-added features in areas like customer service, merchant reporting and management, and web-centric fraud detection and management. The agreement will enable our e-commerce products to be distributed on a global scale through ACI's vast and experienced sales staff in a shorter time frame than we likely would have been able to achieve on our own.

Acquired Technology

         We recently licensed ACI Worldwide's BASE24(R) and Trans24 software. The software will enhance our existing Internet-based platforms that offer secure payments processing for business-to-consumer electronic commerce. BASE24(R) offers fault-tolerant, around-the-clock processing power to acquire, route and authorize secure electronic payment transactions for our Internet-based merchant network. Trans24 allows DCTI to manage the Merchant and Issuing accounting. It also provides an interface into BASE I settlement and ACH systems. Information from Trans24 can easily be made available to Web based reporting system for real-time settlement and account information.

Competition

         The market for our services is intensely competitive and subject to rapid technological change. We expect competition to intensify in the future. Our primary source of competition comes from developers of other systems for e-commerce transaction processing such as Clear Commerce, CyberCash, CyberSource, Digital River, HNC Software, FDMS and Hewlett-Packard (VeriFone). We also face competition from online merchants who develop custom systems. These online merchants who have made large initial investments to develop custom systems may be less likely to adopt an outsourced transaction processing strategy. In addition, other companies may enter the market for our services. In the future, we may compete with large Internet-centric companies that derive a significant portion of their revenues from e-commerce and may offer, or provide a means for others to offer, e-commerce transaction service.

         Many of our competitors have longer operating histories, substantially greater financial, technical, marketing or other resources, or greater name recognition than we do. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Competition could seriously impede our ability to sell additional services on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future services obsolete, unmarketable or less competitive. Our current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with other e-commerce transaction service providers, thereby increasing the ability of their services to address the needs of our prospective customers. Competitive pressures could reduce our market share or require the reduction of the prices of our services, either of which could materially and adversely affect our business, results of operations or financial condition.

         We compete on the basis of certain factors, including:

     o   system reliability;
     o   product performance;
     o   breadth of service offering;
     o   ease of implementation;

     o   time to market;
     o   customer support; and
     o   price.

         We believe that we presently compete favorably with respect to each of these factors. However, the market for our services is still rapidly evolving, and we may not be able to compete successfully against current and potential competitors.

                          DATABANK INTERNATIONAL, LTD.

Introduction

         DataBank provides merchant banks with the systems and expertise to allow them to initiate and operate an Internet Merchant Acquiring Program. This program gives the Bank real-time control over its entire portfolio of merchants acquiring credit card transactions over the Internet. DataBank incorporates RISC2000 system which DataBank jointly developed with Secure-Bank. Digital Courier acquired this technology when it bought Secure-Bank in June of 1999. These systems provide a real-time method for monitoring and controlling credit card transactions acquired via the Internet. The systems were designed for use by banks and operate in a manner that is consistent with traditional bank functions. Databank now processes Internet credit card transactions for several high volume merchants. This merchant and merchant bank portfolio is expected to grow rapidly.

         DataBank was incorporated under the laws of St. Christopher and Nevis in 1997. DataBank's executive offices are located at Central Street, Basseterre, St. Kitts, West Indies, and its telephone number is 869.465.6802.

DataBank's Strategy

         DataBank's objective is to become a leading supplier of online services and systems to merchant banks wishing to develop an Internet acquiring program. Marketing to banks who have a substantial number of merchant accounts, rather than directly to the merchants, allows a smaller marketing effort to generate substantial rewards. DataBank intends to rapidly build on its growing business in the banking marketplace. The company is uniquely positioned and experienced to deliver solutions that precisely meet the needs of merchant banks. This domain expertise can be readily integrated with Digital Courier's strategy.

         The RISC2000 system, which has now been fully integrated into Digital Courier's netClearing software, allows banks easy and rapid development of an Internet acquiring and account management program. This will allow DataBank to turn many new banks on to the program faster than ever before.

Sales and Marketing

         Sales and marketing are carried out through a private network of international bankers, as well as introductions provided by VISA and MasterCard. DataBank presently provides services to the Bank of Nevis, St.Kitts Nevis Anguilla National Bank, Swiss America Bank, and European Federal Bank, all located in the Caribbean. The Bank of Nevis accounted for approximately 90% of DataBank's revenues in the six months ended June 30, 1999. DataBank believes that it will begin payment processing for at least four additional banks in the near term.

         DataBank believes that the market for its services will continue to expand. Jupiter Communications, an Internet research firm, is predicting that online commerce will reach $11.9 billion in 1999.

International Operations

         All of DataBank's current revenues are generated outside of the United States. Moreover, it is expected that most of DataBank's future sales will continue to come from offshore sources. DataBank believes the opportunities to expand its payment processing services to financial institutions globally are substantial at this time, and is actively working with other international institutions around the world. This enables DataBank to govern its operations in accordance with the rules and regulations promulgated by VISA International, Mastercard International and the other international credit card authorities. On the other hand, due to its reliance on international sales, DataBank is subject to the risks of conducting business outside the U.S. See "Risk Factors".

Competition

         In the market in which DataBank operates, namely the provision of payment processing services to merchant banks, the competition at present comes from traditional payment processors, such as ACI Worldwide Inc. ("ACI"). DCTI has recently signed a marketing agreement with ACI by which ACI will market and distribute DCTI's netClearing product, which now incorporates RISC2000.

Employees

         DataBank currently has nine employees. None of the employees are covered by collective bargaining agreements or have employment contracts.

Facilities

         DataBank operates from leased premises comprising approximately 2000 square feet on Bay Road in St.Kitts, West Indies.

Legal Proceedings

         There is no material litigation pending against DataBank.

Management

         The following table sets forth certain information concerning each of DataBank's directors and executive officers:

         Name                       Age     Position
         -------------              ---     ----------------------
         Don Marshall               40      Managing Director, CEO
         David Hicks                31      Director
         Arthur Sharpe              54      Director

         For the past five years Mr. Don Marshall has been developing software and business solutions for DataBank International, the company he created in St.Kitts. He is a professional engineer with a doctoral education in the field of instrumentation and control. Mr. Marshall is also one of the owners of Caribe Yachts, a privately owned yacht construction company in St.Kitts. He is managing director of DataBank as well as sitting on the Board of Directors of Caribe Yachts Ltd.

         Mr. David Hicks studied business management in the United Kingdom before coming to the Caribbean five years ago. Mr. Hicks is a Director of Caribe Yachts, a privately owned yacht construction company in St. Kitts and a Director of DataBank. He brings to DataBank his experience in dealing with international and European banks.

         Arthur Sharpe has been a member of the Board of Directors of DataBank since its inception in April 1998. For the last five years he has been a real estate developer, developing residential projects in Jamaica and St. Kitts.

RISK FACTORS

         Each DCTI Stockholder should carefully consider and evaluate the following factors, among others, before voting.

RISK FACTORS REGARDING THE DATABANK ACQUISITION

Change in Control

         If the full amount of DCTI Shares are issued in the DataBank Acquisition, as described in the Exchange Agreement, the Selling Stockholders will own 62% of the issued and outstanding shares of DCTI's common stock. As long as the Selling Stockholders own more than 50% of the common stock, the Selling Stockholders will be able to control the election of directors and the determination of DCTI's business, including transactions involving any merger, share exchange, sale of assets outside the ordinary course of business and dissolution. There can be no assurance that the interests of the Selling
Stockholders will be the same or similar to the interests of the current stockholders of DCTI. If the interests of the Selling Stockholders differ from those of the current stockholders, the current stockholders will be unable to effect a change in DCTI's business by a vote of their shares of DCTI common stock.

Uncertainty Relating to Integration

         The DataBank Acquisition involves the integration of two companies that have previously operated independently. The successful combination of the two companies will require significant effort from each company, including the coordination of their research and development, utilization and successful commercialization of in-process research and development, integration of the companies' product offerings, coordination of their sales and marketing efforts and business development efforts. Following the DataBank Acquisition, in order to maintain and increase profitability, DCTI will need to integrate and streamline overlapping functions successfully. Substantial costs may be incurred by DCTI in the integration of product lines. While these costs have not been specifically calculated, any such costs may have an adverse effect on operating results in the periods in which they are incurred. Each of DCTI and DataBank has different systems and procedures in many operational areas that must be rationalized and integrated. There may be substantial difficulties associated with integrating two separate companies, and there can be no assurance that such integration will be accomplished smoothly, expeditiously or successfully. The integration of certain operations following the DataBank Acquisition will require the use of management resources that may distract attention from normal operations. The business of DCTI may also be disrupted by employee uncertainty and lack of focus during such integration. Failure to quickly and effectively accomplish the integration of the operations of DCTI and DataBank could have a material adverse effect on the consolidated business, financial condition and results of operations of DCTI. Moreover, uncertainty in the marketplace or customer concern regarding the impact of the DataBank Acquisition and related transactions could have a material adverse effect on the consolidated business, financial condition and results of operations of DCTI.

Retention of Employees

         The success of DCTI and DataBank will be dependent in part on the retention and integration of management, technical, marketing, sales and customer support personnel. There can be no assurance that the companies will be able to retain such personnel or that the companies will be able to attract, hire and retain replacements for employees that leave following consummation of the DataBank Acquisition. The failure to attract, hire, retain and integrate such skilled employees could have a material adverse effect on the business, operating results and financial condition of DCTI and DataBank.

Potential Dilutive Effect to Stockholders

         Although the companies believe that beneficial synergies will result from the DataBank Acquisition, there can be no assurance that the combining of the two companies' businesses, even if achieved in an efficient, effective and timely manner, will result in combined results of operations and financial condition superior to what would have been achieved by each company independently, or as to the period of time required to achieve such result. The issuance of DCTI Common Stock in connection with the DataBank Acquisition may have the effect of reducing DCTI's net income per share from levels otherwise expected and could reduce the market price of the DCTI Common Stock unless revenue growth or cost savings and other business synergies sufficient to offset the effect of such issuance can be achieved.

DataBank's Business is Offshore

         Services provided to merchants outside the United States accounted for all of DataBank's revenues. Following consummation of the DataBank Acquisition, we intend to expand our international presence in the future. Conducting business outside of the United States is subject to additional risks that may affect our ability to sell our services and result in reduced revenues, including:

     o   changes in regulatory requirements;
     o   reduced protection of intellectual property rights;
     o   evolving privacy laws in Europe;
     o   the burden of  complying  with a variety of foreign  laws;  and
     o political or economic instability or constraints on international trade.

         In addition, some software exports from the United States are subject to export restrictions as a result of the encryption technology in that software and we may become liable to the extent we violate these restrictions. We cannot be certain that one or more of these factors will not materially adversely affect our future international operations, and consequently, our business, financial condition and operating results.

RISK FACTORS REGARDING DATABANK

Limited Operating History; Anticipated Losses

         DataBank commenced operations on April 2, 1998 and thus has a limited operating history upon which an evaluation of DataBank can be based. Its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. Specifically, such risks include, without limitation,

     o   the failure to sign affiliation agreements with credit card companies,

     o   the rejection of DataBank's services by banks or Web merchants,

     o   the levels of traffic on its merchants' websites not increasing,

     o   the   development  of  equal  or  superior   services  or  products  by
         competitors,

     o the inability of DataBank to effectively integrate the technology and operations of any other acquired businesses or technologies with its operations, and

     o the inability to identify, attract, retain and motivate qualified personnel.

         There can be no assurance that DataBank will be successful in addressing such risks. The limited operating history of DataBank and the uncertain nature of the markets addressed by DataBank make the prediction of future results of operations difficult or impossible. DataBank believes that period to period comparisons of its operating results are not meaningful and that the results for any period should not be relied upon as an indication of future performance. As a result of these factors, there can be no assurance that DataBank will continue to show profits on a quarterly and annual basis.

Fluctuations In Quarterly Operating Results

         As a result of DataBank's limited operating history, it does not have historical financial data for a significant number of periods on which to base planned operating expenses. Although DataBank expects that its revenue will increase over time, there can be no assurance in this regard. Moreover, DataBank's product line constitutes an emerging market that is difficult to forecast accurately. DataBanks's expense levels are based in part on its expectations concerning future revenue and to a large extent are fixed. Quarterly revenues and operating results will depend substantially upon the revenues received within the quarter, which are difficult to forecast accurately. Accordingly, the failure of merchant banks to use DataBank's services and products could have a material adverse effect on DataBank's business, results of operations and financial condition. DataBank may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenue in relation to DataBank's expectations would have an immediate adverse effect on DataBank's business, operating results and financial condition.

         DataBank's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside DataBank's control. These factors include:

     o   the level of usage of the Internet,

     o   demand for e-commerce,

     o   seasonal trends in Internet usage and online purchasing,

     o   the level of user traffic on DataBank's merchant's websites,

     o the introduction of new products or services by DataBank or its competitors,

     o technical difficulties with respect to the use of DataBank's merchant's websites,

     o general economic conditions and economic conditions specific to the Internet and online media.

         As a strategic response to changes in the competitive environment, DataBank may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on DataBank's business, results of operations and financial condition.

         Due to all of the foregoing factors, in future quarters DataBank's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of DCTI's Common Stock would likely be materially and adversely affected.

Dependence On Continued Growth In Use Of The Internet

         DataBank's future success is substantially dependent upon continued growth in the use of the Internet. Rapid growth in the use of and interest in the Internet and the Web is a recent phenomenon. There can be no assurance that commerce over the Internet will become widespread or that extensive content will continue to be provided over the Internet. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development and commercialization of performance improvements, including high speed Internet connections.

         In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Web will not be adversely affected by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Web and DataBank's merchant's web sites. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support growth that may occur, DataBank's business, operating results and financial condition would be materially and adversely affected.

Substantial Dependence Upon a Few Merchant Banks

         Revenues from services provided to Bank of Nevis accounted for all of DataBank's total revenues in 1998 and for the quarter ended March 31, 1999. Any significant decrease in revenues from Bank of Nevis could materially adversely affect DataBank's operating results. DataBank has no long-term contract that requires Bank of Nevis to continue to use any of its services. Accordingly, Bank of Nevis could cease using all or part of DataBank's services on short notice without penalty.

Substantial Dependence Upon Third Parties

         DataBank depends substantially upon third parties for several critical elements of its business including, among others, telecommunications, technology and infrastructure, acquiring processors and merchant banks.

Technology And Infrastructure

         DataBank depends substantially upon its own computer equipment and its maintenance and technical support to ensure accurate and rapid presentation of content to its customers and potential customers. Any failure by DataBank to effectively maintain such equipment and provide such information could have a material adverse effect on its business, operating results and financial condition.

Technological Change

         The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce new Internet products and services in the near future. DataBank's future success will depend in significant part on its ability to continually improve the performance, features and reliability of its processing products in response to both evolving demands of the marketplace and competitive product offerings, and there can be no assurance that DataBank will be successful in doing so.

RISK FACTORS REGARDING DCTI

We Have Incurred Substantial Losses

         We incurred a loss of $5,597,967 from continuing operations during the year ended June 30, 1998 and a loss of $17,846,073 from continuing operations during the nine months ended March 31, 1999. Our operating activities used $6,377,970 of cash during the year ended June 30, 1998 and $7,575,502 during the nine months ended March 31, 1999.

Only One Year of Internet Based Revenues

         We have a limited history of generating revenue on the Internet. Prior to 1998, most of our revenues came from non-Internet businesses. In 1998 and 1999, we generated a small amount of revenue from WeatherLab's Internet-only weather service, and from our previously owned Books Now, Inc. subsidiary. Since we did not acquire SB.com until June 1999, revenues from fees derived from internet payment processing have not yet been reflected in our operating results.

Going Concern Opinion by our Auditors

         The Report of Independent Public Accountants on our financial statements as of and for the year ended June 30, 1998 includes the following, "The Company has suffered recurring losses from continuing operations of

$5,597,967, $7,158,851 and $3,586,413 during the years ended June 30, 1998, 1997 and 1996, respectively. The Company has a tangible working capital deficit of $272,968 as of June 30, 1998. None of the Company's continuing operations are generating positive cash flows. These matters raise substantial doubt about the Company's ability to continue as a going concern."

The Expected Fluctuations of Our Quarterly Results Could Cause Our Stock Price to Fluctuate or Decline

         We expect that our quarterly operating results will fluctuate significantly in the future based upon a number of factors, many of which are not within our control. We base our operating expenses on anticipated market growth and our operating expenses are relatively fixed in the short term. As a result, if our revenues are lower than we expect, our quarterly operating results may not meet the expectations of public market analysts or investors, which could cause the market price of our common stock to decline.

         Our quarterly results may fluctuate in the future as a result of many factors, including the following:

     o changes in the number of transactions effected by our merchants, especially as a result of seasonality or general economic conditions;
     o   our ability to attract and retain financial institutions as clients;
     o our ability to attract new merchants and to retain our existing merchants;
     o   merchant and financial institution acceptance of our pricing model; and
     o   our success in expanding our sales and marketing programs.

         Other factors that may affect our quarterly results are set forth elsewhere in this section. As a result of these factors, our revenues are not predictable with any significant degree of certainty.

         Due to the uncertainty surrounding our revenues and expenses, we believe that quarter-to-quarter comparisons of our historical operating results should not be relied upon as an indicator of our future performance.

We May Not Be Able to Secure Necessary Funding in the Future

         We require substantial working capital to fund our business. We have had significant operating losses and negative cash flow from operations in the recent past. We believe that our existing revenues, including the revenues generated by our newly acquired subsidiaries and DataBank, will be sufficient to meet our operating and capital requirements for the next twelve months. However, our capital requirements depend on several factors, including the rate of market acceptance of our services, the ability to expand our customer base, the growth of sales and marketing and other factors. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. Additional financing may not be available when needed on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures.

Integration of DataBank, SB.com and Access Services

         Uncertainty Relating to Integration. There are risks in attempting to integrate the operations of previously separate companies. We acquired Access Services, Inc., in April 1999 and SB.com in June 1999. We are putting forth a significant effort to successfully integrate the two companies with us. Our efforts include coordinating development of new products, commercializing in-process development, integrating product offerings, and coordinating sales and marketing efforts and business development efforts. In addition, we will need to also integrate the operations of DataBank.

         In order to build a successful company, we will need to integrate and streamline overlapping functions successfully. Among the risks we face are:

     o We must incur the costs generally associated with this type of integration including the costs to:
     o   integrate product lines,
     o   cross-train the sales force, and
     o   position  products  in the  market;
     o We do not yet know what the ultimate cost of integration will be and how significant the impact will be; the cost may have an adverse effect on our operating results;
     o Our integration of Access Services and Secure-Bank will require management resources that may distract attention from normal operations. Employee uncertainty and lack of focus may disrupt our business; and
     o Our failure to quickly and effectively accomplish the integration could harm us. Uncertainty in the marketplace or customer concern regarding the impact of our acquisitions could also have a material adverse effect on our consolidated business, financial condition and results of operations.

         Dilutive Effect to Our Stockholders. Our issuance of up to 29,660,000 shares of common stock to acquire DataBank could reduce the market price of our common stock, if DataBank does not bring a substantial revenue stream to our business.

The Demand for Our Services Could Be Negatively Affected by a Reduced Growth of E-commerce or Delays in the Development of the Internet Infrastructure

         Sales of goods and services over the Internet do not currently represent a significant portion of overall sales of goods and services. We depend on the growing use and acceptance of the Internet as an effective medium of commerce by merchants and customers. Rapid growth in the use of and interest in the Internet is a relatively recent development. We cannot be certain that acceptance and use of the Internet will continue to develop or that a sufficiently broad base of merchants and consumers will adopt, and continue to use, the Internet as a medium of commerce.

         The emergence of the Internet as a commercial marketplace may occur more slowly than anticipated for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. If the number of Internet users or their use of Internet resources continues to grow, it may overwhelm the existing Internet infrastructure. Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity could also have a detrimental effect. These factors could result in slower response times or adversely affect usage of the Internet, resulting in lower numbers of e-commerce transactions and lower demand for our services.

Proprietary Technology is Important to our Business

         Our success depends upon our proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights.

         As part of our confidentiality procedures, we enter into non-disclosure agreements with our employees. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. Effective protection of intellectual property rights may be unavailable or limited in foreign countries. We cannot be certain that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our services or design around any patents or other intellectual property rights we hold.

         We also cannot be certain that third parties will not claim that our current or future services infringe upon their rights. We have not conducted any search to determine whether any of our services or technologies may be infringing upon patent rights of third parties. As the number of services in our market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. In addition, these claims also might require us to enter into royalty or license agreements. Any infringement claims, with or without merit, could cause costly litigation that could absorb significant management time. If required to do so, we may not be able to obtain royalty or license agreements, or obtain them on terms acceptable to us.

We Depend Upon Third Parties

         We depend substantially upon third parties for several critical elements of our business, including:

     o   Sprint, for telecommunications services;
     o Hewlett Packard, for maintenance and upgrades of the HP-9000 computers in our data center;
     o Sun Microsystems, for maintenance and upgrades of the Sun Enterprise 500 servers in our data center;

     o Cisco, for maintenance and upgrades of our routers which are used to connect our computer network to the Internet; and
     o Other vendors of software and hardware for maintenance and upgrades of software, systems, and hardware used to deliver our products on the Internet.

         Although we believe that there are other third party providers who can provide the same services as those providers we currently use, loss or interruption of service by such providers would have an adverse effect on our business and prospects.

We Depend on our Existing Technology and Infrastructure

         Our ability to deliver services to our merchants depends on the uninterrupted operation of our Internet payments processing systems. Our systems and operations are vulnerable to damage or interruption from:

     o   earthquake, fire, flood and other natural disasters;
     o   power loss, telecommunications or data network failure;
     o operator negligence, improper operation by employees, physical and electronic break-ins and similar events; and
     o   computer viruses.

         Despite the fact that we have implemented redundant servers in our data center, we may still experience service interruptions for the reasons listed above and a variety of other reasons. If our redundant servers are not available, we may suffer substantial losses as well as loss of business. In addition, any interruption in our systems that impairs our ability to provide services could damage our reputation and reduce demand for our services.

         Our success also depends on our ability to grow, or scale, our payments processing systems to accommodate increases in the volume of traffic on our system, especially during peak periods of demand. We may not be able to anticipate increases in the use of our systems and successfully expand the capacity of our network infrastructure. Our inability to expand our systems to handle increased traffic could result in system disruptions, slower response times and other difficulties in providing services to our merchant banks and customers, which could materially harm our business.

A Breach of  Security Measures Could Reduce Demand for Our Services

         A requirement of the continued growth of e-commerce is the secure transmission of confidential information over public networks. We rely on SSL, Secure Socket Layer Protocol, to provide the security and authentication necessary for secure transmissions of confidential information. In addition, we rely on private key cryptography, an encryption method that utilizes two keys for encoding and decoding data, for ensuring the integrity of our computer networks. Regulatory and export restrictions may prohibit us from using the strongest and most secure cryptographic protection available and thereby expose us to a risk of data interception. A party who is able to circumvent our security measures could misappropriate proprietary information or interrupt our operations. Any compromise or elimination of our security could reduce demand for our services.

         We may be required to expend significant capital and other resources to protect against security breaches or to address any problems they may cause. Concerns over the security of the Internet and other online transactions and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. Because our activities involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our security measures may not prevent security breaches and failure to prevent security breaches may disrupt our operations.

The Intense Competition in Our Industry Could Reduce or Eliminate the Demand for Our Services

         The market for our services is intensely competitive and subject to rapid technological change. We expect competition to intensify in the future. Our primary source of competition comes from developers of other systems for Internet payments processing such as Clear Commerce, CyberCash, Cyber Source, Digital River, HNC Software, Open Market and Hewlett-Packard (VeriFone). In addition, other companies may enter the market for our services. In the future, we may also compete with large financial institutions that develop custom systems for their use and their merchants' use.

         Many of our competitors have longer operating histories, substantially greater financial, technical, marketing or other resources, or greater name recognition than we do. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in financial institution and merchant requirements. Competition could seriously impede our ability to sell additional services on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future services obsolete, unmarketable or less competitive. Our current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with other solution providers, thereby increasing the ability of their services to address the needs of our prospective customers. Competitive pressures could reduce our market share or require the reduction of the prices of our services, either of which could materially and adversely affect our business, results of operations or financial condition.

We Must Continually Enhance our Systems To Remain Competitive

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our services and the underlying network infrastructure. The Internet and the e-commerce industry are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our technology and systems obsolete. Our success will depend, in part, on our ability to both internally develop and license leading technologies to enhance our existing services and develop new services. We must continue to address the increasingly sophisticated and varied needs of our financial institutions and merchants, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of proprietary technology involves significant technical and business risks. We may fail to develop new technologies effectively or to adapt our proprietary technology and systems to merchant and financial institution requirements or emerging industry standards. If we are unable to adapt to changing market conditions, customer requirements or emerging industry standards, our business would be materially harmed.

Management of Internal Growth

         As we grow, we may not be able to effectively manage the expansion of our operations and our systems, procedures or controls may not be adequate to support our operations. Additionally, when market opportunities arise, we may not have sufficient personnel or procedures in place to be able to take advantage of those opportunities.

Our Management Team Must Work Together Effectively

         Our performance is substantially dependent on the effectiveness of our senior management and key technical personnel. In particular, our success depends substantially on the continued efforts of our senior management team, many of whom only recently joined the Company through acquisitions. Because these members of our management team are new, there is an increased risk that management will not be able to work together effectively as a team, especially in the short term, to address the challenges to our business. We do not carry key person life insurance on any of our senior management personnel. The loss of the services of any of our executive officers or other key employees could detrimentally affect us.

Attracting and Retaining Qualified Employees

         Our future success and our ability to expand our operations depends on our continuing ability to attract and retain highly qualified technical and managerial employees. Competition for people experienced in the technical areas in which we operate is intense due to the limited number of qualified professionals and, as a small company, we may not be able to attract them. Failure to attract and retain personnel, particularly marketing and technical personnel, could make it difficult for us to manage our business and meet our objectives.

We May Become Subject to Government Regulation and Legal Uncertainties

         We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, export control laws and laws or regulations directly applicable to e-commerce. However, due to the increasing usage of the Internet, it is possible that a number of laws and regulations may be applicable or may be adopted in the future with respect to conducting business over the Internet covering issues such as:

o        taxes;
o        user privacy;
o        pricing;
o        content;
o        right to access personal data;
o        copyrights;
o        distribution; and
o        characteristics and quality of services.

         For example, we believe that some of our services may require us to comply with the Federal Credit Reporting Act. Complying with this statute would require us to provide information about personal data stored by us or our merchants. Failure to comply with this act could result in claims being made against us.

         Furthermore, the growth and development of the market for e-commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business.

         The applicability of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, export or import matters and personal privacy to the Internet is uncertain. The vast majority of laws were adopted prior to the broad commercial use of the Internet and related technologies. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes in the United States regarding taxation and encryption and in the European Union regarding contract formation and privacy, could create uncertainty in the Internet marketplace and impose additional costs and other burdens. This uncertainty, costs and burden could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service delivery costs.

Concentration of Stock Ownership

         Our present directors, executive officers, greater than 5% stockholders and their respective affiliates beneficially own approximately __% of our outstanding common stock, and will own __% of our outstanding common stock after the DataBank Acquisition. As a result of their ownership, the directors, executive officers, greater than 5% stockholders and their respective affiliates collectively are able to control or significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of DCTI.

Volatility of Stock Price

         Broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. The trading price of our common stock has been and may continue to be subject to wide fluctuations. In the last twelve months our stock has traded as low as $1.875 and as high as $14. The wide swings in the price of our stock have not always been in response to any factors that we can identify.

Future Issuance of Preferred Stock Could Hurt Common Stockholders

         Rights of preferred stockholders take priority over common stockholders. The only preferred stock currently outstanding consists of 360 shares of Series A Convertible Preferred Stock. Our Board of Directors has the authority to issue up to 2,500,000 shares of preferred stock. They can determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. Although the Series A Preferred Stock does not have voting rights, future preferred stockholders could delay, defer or prevent a change of control of which our common stockholders may have been in favor.

Some of Our Equipment May Fail in Year 2000

         Computer systems, software applications, and microprocessor dependent equipment may cease to function properly or generate erroneous data when the year 2000 arrives. The problem affects those systems or products that are programmed to accept a two-digit code in date code fields. To correctly identify the year 2000, a four-digit date code field will be required to be what is commonly termed "year 2000 compliant."

         To date we have invested $60,000 in an effort to certify all aspects of the business are year 2000 compliant. The areas of the business which have been targeted for compliance testing are our operations and our software products and services. We conducted the certification process over a three-month period in which all software products and service components under our direct control certified year 2000 compliant. For the major operational components and remaining software and services that are under the control of third party organizations, we have received written confirmation and evidence of year 2000 compliance. We may realize operational exposure and risk if the systems for which we are dependent upon to conduct day-to-day operations are not year 2000 compliant. The potential areas of software exposure include:

     o electronic data exchange systems operated by third parties with whom we transact business;

     o server software which we use to present content and advertising to our customers and partners; and

     o   computers,   software,  telephone  systems  and  other  equipment  used internally.

         In October 1997, we initiated the review and assessment of all of our computerized hardware and internal-use software systems to ensure that such systems will function properly in the year 2000 and beyond. During the last two years, our computerized information systems have been substantially upgraded to be year 2000 compliant.

         We have not yet determined a contingency plan in the event that any non-compliant critical systems are not remedied by the year 2000, nor have we formulated a timetable to create such a contingency plan. It is possible that costs associated with year 2000 compliance efforts may exceed our current projections of an additional $20,000 to reach total compliance. In such a case, these costs could have a material negative impact on our financial position and results of operations. It is also possible that if systems material to our operations have not been made year 2000 compliant, or if third parties fail to make their systems compliant in a timely manner, the year 2000 issue could have a material adverse effect on our business, financial condition, and results of operations. This would result in an inability to provide functioning software and services to our customers in a timely manner, and could then result in lost revenues from these customers, until such problems are resolved by us or the responsible third parties.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 29,660,000 SHARES OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF DATABANK INTERNATIONAL, LTD.

                                 PROPOSAL No. 2

             APPROVAL OF AMENDMENT TO COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK


         The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares. The text of Article IV, as it is proposed to be amended, is as follows: "The total number of shares of stock of all classes which the Corporation shall have the authority to issue is Seventy Seven Million Five Hundred Thousand (77,500,000), of which Seventy Five Million shares shall have a par value of One Hundredth of One Cent ($.0001) each and shall be shares of common stock (the "Common Stock"), and Two Million Five Hundred Thousand (2,500,000) shares shall have the par value of One Hundredth of One Cent ($.0001) each and shall be shares of preferred stock (the "Preferred Stock")."

         The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional Common Stock proposed to be authorized. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. Under the present Amended and Restated Certificate of Incorporation, the Company has the authority to issue 50,000,000 shares of Common Stock, $.0001 par value per share, and 2,500,000 shares of Preferred Stock, $.0001 par value per share. At August 11, 1999, 18,456,355 shares of Common Stock were issued and outstanding and 360 shares of Preferred Stock were outstanding. Accordingly, as of August 11, 1999, after taking into account the shares reserved for issuance upon the exercise of Company stock options and upon the conversion or exercise of certain warrants issued by the Company, there remained approximately 24,790,000 shares of Common Stock available for issuance. If the First and Second Milestones of the DataBank Acquisition are met in full, the Company would not have enough shares available for issuance to meet its obligation to the DataBank Stockholders. If the proposed amendment were adopted, an additional 25,000,000 shares of Common Stock would be available for issuance.

         The purpose of the increase in authorized shares is to provide additional shares of Common Stock that could be issued for the DataBank Acquisition and other corporate purposes without further stockholder approval unless required by applicable law or regulation. The Company currently expects that purposes for additional shares will include effecting acquisitions of other businesses or properties, providing equity incentives to employees, officers and directors, establishing strategic relationships with other companies, and securing additional financing. The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common Stock authorized at this time in order to alleviate the expense and delay of holding a special meeting of stockholders if and when there is a need to issue additional shares of Common Stock. The Company is not currently contemplating any specific transactions involving the issuance of additional shares.

         The additional shares of Common Stock that would become available for issuance if the proposed amendment were adopted could also be used by the
Company to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of the Company's securities) or changes in or removal of management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the number of authorized shares of Common Stock has been prompted by business and financial considerations, not by the threat of any attempt to accumulate shares or otherwise gain control of the Company (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes of control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. In addition, the authority granted by the Company's Amended and Restated Certificate of Incorporation to the Board of Directors to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of the Company's stock could be used for anti-takeover purposes. The proposal to increase the number of authorized shares of Common Stock, however, is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company's management presently does not intend to propose anti-takeover measures in future proxy solicitations.

         For the reasons stated herein, the Board of Directors unanimously recommends that stockholders vote FOR approval of the AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding Common Stock of the Company beneficially owned as of August 17, 1999 by: (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock,
(ii) each director and director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all officers and directors as a group. As of August 17, 1999, there were 18,456,355 shares of Common Stock outstanding and 360 shares of Preferred Stock outstanding.

                                                       Amount of           Percentage
                     Names and Addresses of              Common            of Voting
                     Principal Stockholders              Shares*           Securities
                     ----------------------              -------           ----------
          L. H. Trust                                     995,296              5.4%
          Castletown, Isle of Man

          Brown Simpson Strategic Growth Fund, Ltd.     1,183,657              6.2%
          152 West 57th Street
          New York, New York 10019

          Brown Simpson Strategic Growth Fund, L.P.       515,902              2.8%
          152 West 57th Street
          New York, New York 10019

          Transaction Systems Architects, Inc.          2,250,000             11.6%
          224 South 108th Avenue
          Omaha, Nebraska, 68154

                     Officers and Directors
                     ----------------------
          James A. Egide                                1,225,000              6.6%
          136 Heber Avenue, Suite 204
          Park City, Utah 84060

          Raymond J. Pittman                            1,930,127             10.5%
          187 Fremont Street
          San Francisco, California 94105

          Kenneth M. Woolley                              199,500              1.1%
          136 Heber Avenue., Suite 204
          Park City, Utah 84060

          Mitchell L. Edwards                             294,625              1.6%
          136 Heber Avenue., Suite 204
          Park City, Utah 84060

          Glen Hartman                                     66,667              0.4%
          136 Heber Avenue, Suite 204
          Park City, Utah 84060

          Donald Marshall                                       0              0.0%
          136 Heber Avenue, Suite 204
          Park City, Utah 84060

          Allan Grosh                                     186,667              1.0%
          136 Heber Avenue, Suite 204
          Park City, Utah 84060

          All Directors and Executive Officers          3,902,586             20.7%
          (7 persons)

* Assumes exercise of all exercisable options and warrants held by listed security holders which can be acquired within 60 days from August 17, 1999.

(1) Includes 520,000 shares which Brown Simpson Ltd. may acquire upon exercise of warrants. Does not include Series A Convertible Preferred Stock which is convertible into 444,444 shares of common stock which are not currently convertible.

(2) Includes 280,000 shares which Brown Simpson L.P. may acquire upon exercise of warrants. Does not include Series A Convertible Preferred Stock which is convertible into 355,556 shares of common stock which are not currently convertible.

(3) Includes 1,000,000 shares which Transactions Systems Architects, Inc. may acquire upon exercise of warrants.

(4) Includes 37,500 shares which Mr. Woolley may acquire on exercise of options. Does not include 75,000 shares which may be acquired on exercise of options which are not currently exercisable.

(5) Includes 175,625 shares which Mr. Edwards may acquire on exercise of options. Does not include 100,000 shares which may be acquired on exercise of options which are not currently exercisable.

(6) Includes 186,667 shares which Mr. Grosh may acquire on exercise of options. Does not include 373,333 shares which may be acquired on exercise of options which are not currently exercisable.

The stockholders listed have sole voting and investment power, except as otherwise noted.

                     SELECTED CONSOLIDATED FINANCIAL DATA OF
                       DIGITAL COURIER TECHNOLOGIES, INC.

         The following selected unaudited consolidated financial data should be read in conjunction with the Company's financial statements and notes thereto appearing elsewhere herein.

Quarterly Unaudited Results

         The unaudited financial information of the Company is for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999 and for each quarter for fiscal 1998. This information has been derived from the quarterly financial statements of the Company which are unaudited but which, in the opinion of management, have been prepared on the same basis as the audited financial statements included herein and include all adjustments (consisting only of normal recurring items) necessary for a fair presentation of the financial results for such periods.

                                                           For  the three months ended
                                                           ---------------------------

                                                  Sep. 30,          Dec. 31,          Mar. 31,
                                                    1998              1998              1999
                                                ------------      ------------      ------------
Net sales                                       $    319,352      $    434,582      $    464,300
Cost of sales                                        179,881           291,930           255,771
                                                ------------      ------------      ------------
     Gross margin                                    139,471           142,652           208,529
                                                ------------      ------------      ------------
Operating expenses:
     AOL interactive marketing contract costs           --           5,156,135            52,202
     Acquired in-process research and
       development                                 3,700,000              --                --
     Depreciation and amortization                   695,728         1,126,837         1,109,614
     General and administrative                      594,761           929,235         1,043,002
     Selling                                         531,576         1,509,018           463,289
     Research and development                         38,670           843,996           496,578
                                                ------------      ------------      ------------
                                                   5,560,735         9,565,221         3,164,685
                                                ------------      ------------      ------------
Other income (expense), net                          300,684          (180,079)         (166,689)
                                                ------------      ------------      ------------
Net loss                                        $ (5,120,580)     $ (9,602,648)     $ (3,122,845)
                                                ============      ============      ============

Net loss per common share:
   Basic and diluted                            $      (0.56)     $      (0.70)     $      (0.22)

Weighted average common shares outstanding:
 Basic and diluted                                 9,191,351        13,745,159        14,166,766


                                                                          For the three months ended
                                                                          --------------------------

                                                          Sep. 30,         Dec. 31,         Mar. 31,          Jun 30,
                                                            1997             1997            1998              1998
                                                        -----------      -----------      -----------      -----------
Net sales                                               $    17,545      $     1,942      $   385,671      $   397,853
Cost of sales                                                 5,459           59,598          258,144          422,670
                                                        -----------      -----------      -----------      -----------
     Gross margin                                            12,086          (57,656)         127,527          (24,817)
                                                        -----------      -----------      -----------      -----------
Operating expenses:
     General and administrative                             548,659          425,483          738,944        2,379,651
     Depreciation and amortization                          385,904          398,817          387,235          373,134
     Research and development                               473,350          373,717          454,218          130,721
     Selling                                                642,006          336,355          188,861          122,790
                                                        -----------      -----------      -----------      -----------
                                                          2,049,919        1,534,372        1,769,258        3,006,296
                                                        -----------      -----------      -----------      -----------
Other income (expense), net                                  61,063          (27,589)         (26,397)          13,661
                                                        -----------      -----------      -----------      -----------
Loss  from continuing operations before
  income taxes and discontinued operations               (1,976,770)      (1,619,617)      (1,668,128)      (3,017,452)
Benefit (provision) for income taxes                           --            (49,829)       2,733,829             --
                                                        -----------      -----------      -----------      -----------
Income (loss) from continuing operations                 (1,976,770)      (1,669,446)       1,065,701       (3,017,452)
                                                        -----------      -----------      -----------      -----------

Discontinued operations:
  Income from operations of discontinued direct
   mail advertising operations, net of income taxes         110,558           51,368          (50,548)            --
  Loss from operations of discontinued internet
   service provider subsidiary, net of income taxes        (121,431)        (123,546)         (20,698)            --
  Gain on sale of direct mail advertising
    operations,  net of income taxes                           --               --          4,394,717             --
  Gain  on sale of internet service provider
    subsidiary, net of income taxes                            --               --            232,911             --
                                                        -----------      -----------      -----------      -----------
Income (loss) from discontinued operations                  (10,873)         (72,178)       4,556,382             --
                                                        -----------      -----------      -----------      -----------
Net income (loss)                                       $(1,987,643)     $(1,741,624)     $ 5,622,083      $(3,017,452)
                                                        ===========      ===========      ===========      ===========

Net income (loss) per common share:

  Income (loss) from continuing operations:
    Basic                                               $     (0.23)     $     (0.19)     $      0.12      $     (0.39)
    Diluted                                                   (0.23)           (0.19)            0.12            (0.39)

  Net income (loss):
    Basic                                                     (0.23)           (0.20)            0.64            (0.39)
    Diluted                                                   (0.23)           (0.20)            0.64            (0.39)

Weighted average common shares outstanding:
  Basic                                                   8,560,932        8,605,767        8,763,505        7,723,563
  Diluted                                                 8,560,932        8,605,767        8,832,086        7,723,563

         The following audited selected financial data for the fiscal years indicated should be read in conjunction with the Company's financial statements appearing elsewhere herein.

                                                                                For the Year Ended June 30,
                                                                                ---------------------------

                                                            1998            1997            1996            1995            1994
                                                        -----------     -----------     -----------     -----------     -----------
Statement of Operations Data:
Net sales                                               $   803,011     $     8,812     $      --       $      --       $      --
Cost of sales                                               745,871             492            --              --              --
                                                        -----------     -----------     -----------     -----------     -----------
     Gross margin                                            57,140           8,320            --              --              --
                                                        -----------     -----------     -----------     -----------     -----------
Operating expenses:
     General and administrative                           4,092,737       1,400,916         685,528          56,199            --
     Depreciation and amortization                        1,545,090         398,066          86,828          25,413            --
     Research and development                             1,432,006       3,966,185       1,478,890         535,502            --
     Selling                                              1,290,012       1,897,665            --              --              --
     Compensation expense related to issuance
        of options by principal stockholder                    --              --         1,484,375            --              --
                                                        -----------     -----------     -----------     -----------     -----------
                                                          8,359,845       7,662,832       3,735,621         617,114            --
                                                        -----------     -----------     -----------     -----------     -----------
Other income (expense), net                                  20,738         495,661          57,209            (973)           --
                                                        -----------     -----------     -----------     -----------     -----------
Income (loss) from continuing operations before
  income taxes and discontinued operations               (8,281,967)     (7,158,851)     (3,678,412)       (618,087)
Income tax benefit                                        2,684,000            --            91,999         132,681            --
                                                        -----------     -----------     -----------     -----------     -----------
Loss from continuing operations                          (5,597,967)     (7,158,851)     (3,586,413)       (485,406)           --
                                                        -----------     -----------     -----------     -----------     -----------
Discontinued operations:
  Income from discontinued direct mail
    advertising operations, net of income taxes             111,377         300,438         153,332         221,136          62,998
  Gain on sale of direct mail advertising
    operations, net of income taxes                       4,394,717            --              --              --              --
  Loss from discontinued Internet
    service provider subsidiary, net of income taxes       (265,674)     (3,040,643)           --              --              --
  Gain on sale of Internet service provider
    subsidiary, net of income taxes                         232,911            --              --              --              --
                                                        -----------     -----------     -----------     -----------     -----------
Income (loss) from discontinued operations                4,473,331      (2,740,205)        153,332         221,136          62,998
                                                        -----------     -----------     -----------     -----------     -----------
Net income (loss)                                       $(1,124,636)    $(9,899,056)    $(3,433,081)    $  (264,270)    $    62,998
                                                        ===========     ===========     ===========     ===========     ===========

Net income (loss) per common share:
 Income (loss) from continuing operations:
    Basic                                               $     (0.66)    $     (0.86)    $     (0.61)    $     (0.10)             $-
    Diluted                                                   (0.66)          (0.86)          (0.61)          (0.10)           --

  Net income (loss):
    Basic                                                     (0.13)          (1.19)          (0.58)          (0.06)           0.01
    Diluted                                                   (0.13)          (1.19)          (0.58)          (0.06)           0.01

Weighted average common shares outstanding:
  Basic                                                   8,422,345       8,309,467       5,917,491       4,713,028       4,282,299
  Diluted                                                 8,422,345       8,309,467       5,917,491       4,713,028       4,432,881

                                                          As of June 30,
                                                          --------------
                                1998            1997            1996            1995            1994
                            -----------     -----------     -----------     -----------     -----------
  Balance Sheet Data:
  Working capital           $ 3,639,313     $ 3,624,308     $12,774,113     $   794,156     $   350,428
  Total assets               24,020,746      11,320,660      16,222,902       1,073,225         476,210
  Long-term obligations       1,384,132            --              --              --              --
  Stockholders' equity       18,995,696       9,826,083      15,541,624       1,073,225         476,210

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

Overview

         Digital Courier Technologies, Inc. (formerly Datamark Holding, Inc. and referred to herein as "DCTI" or the "Company") is developing and marketing proprietary electronic commerce software and technologies and online information services for a variety of computer platforms and hand-held computing devices connected to the Internet. The core technology is organized into three product groups which include: a suite of electronic commerce tools for building Internet storefronts designed for retailing a wide variety of consumer and business products; a distributed content publishing software suite that allows businesses to creatively deliver information services across the Internet as well as wireless networks; and a transaction software suite that incorporates a complete Internet payment processing system to streamline credit card transactions over the Internet. The Company utilizes its software suites to host and deliver information services and e-commerce tools to major businesses, Internet portals, and financial institutions on the Internet. The Company also licenses the software.

         The Company began operations in 1987 to provide highly targeted business to consumer advertising through direct mail. Since the Company's founding, the direct mail marketing business had provided substantially all of the Company's revenues. The direct mail marketing business was sold in March 1998 and its results of operations for the applicable periods in fiscal 1998 are classified as discontinued operations in the accompanying condensed consolidated financial statements.

         In fiscal 1994, the Company began developing its own proprietary websites. Since fiscal 1994, the Company has devoted significant resources towards the development and launch of these websites.

         The Company's two operating divisions include netClearing(TM), WeatherLabs(TM), Videos Now(TM), and Books Now(TM). The netClearing division utilizes both the e-commerce tools and the transaction software suite to provide a complete electronic commerce package for conducting business and facilitating credit card payment processing over the Internet. The WeatherLabs division supplies proprietary real-time weather information to online businesses throughout the world, and hosts its own web site for consumers and business customers. The Company sold its WorldNow Online Network television affiliate website and certain related assets in July 1998 and the assets of its Videos Now and Books Now operations in June 1999.

         The Company's content and commerce software is designed to be co-branded or private labeled by its customers. This approach enables the Company's customers and partners to brand their own sites and products and build additional value into their online presence with the use of the Company's technology. The Company believes that significant revenue opportunities exist for all of its divisions in the rapidly expanding e-commerce sector of the Internet industry.

         In January 1997, the Company acquired Sisna, Inc. ("Sisna"), an Internet service provider headquartered in Salt Lake City, Utah, for an acquisition price of $2,232,961.

         In December 1997, the Board of Directors reviewed the performance of Sisna in conjunction with a review of the strategic opportunities available to the Company. Among the conclusions of the Board were the following: (a) The Internet service provider business had become very competitive during the previous six months, with major corporations such as US West, America Online, MCI and others aggressively marketing their internet access offerings; (b) The margins in the Internet service provider business were declining, as fixed-price, unlimited time access had become prevalent, and (c) Sisna's losses on a monthly basis were increasing with no apparent near-term prospect of profitability. For these reasons, the Board concluded that it was in the best interests of the Company to sell Sisna. The Board solicited offers to buy Sisna over a period of three months, but due to Sisna's continuing losses of over $40,000 per month, no offers materialized.

         In February 1998, the Board considered terminating the operations of Sisna to cut the Company's losses, Mr. Henry Smith, a director of the Company and one of the former owners of Sisna, offered to assume the ongoing cost of running Sisna. After arms-length negotiations between the independent members of the Board and Mr. Smith, the Company agreed to sell the operations of Sisna to Mr. Smith.

         In March 1998, the Company sold the operations of Sisna to Mr. Smith and certain other buyers in exchange for 35,000 shares of the Company's common stock, valued at $141,904 based on the stock's quoted market price. Mr. Smith and the other buyers received tangible assets of $55,547 of accounts receivable, $35,083 of prepaid expenses, $47,533 of computer and office equipment, and $9,697 of other assets and assumed liabilities of $33,342 of accounts payable, $101,951 of notes payable, and $243,320 of other accrued liabilities, resulting in a pretax gain on the sale of $372,657. The sales price to Mr. Smith was determined by arms' length negotiations between Mr. Smith and the independent directors and was approved by the Board of Directors, with Mr. Smith abstaining. Sisna's results of operations are included in the accompanying consolidated statements of operations for the applicable periods in fiscal 1998 as discontinued operations.

         In January 1998, the Company acquired all of the outstanding stock of Books Now, Inc. ("Books Now") a book reseller, in exchange for a maximum of 362,500 shares of the Company's common stock. One hundred thousand common shares valued at $312,500 were issued at closing and 262,500 common shares were subject to a three-year earn-out contingency based upon achieving certain financial performance objectives. The fair market value of the common shares issued was determined to be the quoted market price on the date of acquisition. The acquisition was accounted for as a purchase. Books Now's results of operations are included in the accompanying consolidated statements of operations since the date of acquisition.

         In May 1998, the Company acquired all of the outstanding stock of WeatherLabs, Inc., ("WeatherLabs") a provider of weather and weather-related information and products on the Internet, in exchange for up to 777,220 shares of the Company's common stock. At closing 253,260 common shares were issued valued at $762,503, and an additional 523,960 common shares may be issued upon the attainment by WeatherLabs of certain financial performance targets. The fair market value of the common shares issued was determined to be the quoted market price on the date of acquisition. The acquisition was accounted for as a purchase. The results of operations of WeatherLabs are included in the accompanying consolidated financial statements from the date of acquisition.

         The Company entered into a Stock Exchange Agreement with Digital Courier International, Inc., a Nevada corporation ("DCII"), dated as of March 17, 1998 (the "Exchange Agreement"). The Exchange Agreement was approved by the shareholders of the Company in a special meeting held on September 16, 1998 during which the shareholders also approved a name change from DataMark Holding, Inc. to Digital Courier Technologies, Inc. Pursuant to the Exchange Agreement, the Company issued 4,659,080 shares of its common stock valued at $14,027,338, the fair market value of the common shares issued based on the quoted market price on the date of acquisition. This acquisition was accounted for as a purchase. The results of operations of DCII are included in the accompanying consolidated financial statements from September 16, 1998, the date of acquisition.

Results of Operations

Three months ended March 31, 1999 compared with three months ended March 31, 1998, and nine months ended March 31, 1999 compared with nine months ended March 31, 1998.

Net Sales

         Net sales for the three months ended March 31, 1999 were $464,300 as compared to $385,671 for the three months ended March 31, 1998. Books Now's operations, which were acquired in January 1998, and WeatherLabs' operations, which were acquired in May 1998, accounted for $230,426 and $143,731 of total net sales for the three months ended March 31, 1999, respectively. Net sales of videos from the Company's Videos Now site, which was launched in November 1998 accounted for $64,643 of total net sales for the three months ended March 31, 1999. Net sales for the three months ended March 31, 1999 also included $25,500 of technical support services revenue. Net sales for the three months ended March 31, 1998 were $385,671. During the three months ended March 31, 1998, Books Now accounted for $141,160 of the net sales and a one time sale of a turn-key Internet computer system accounted for $240,854. Net sales from WorldNow Online during the three months ended March 31, 1998 were $3,657.

         Net sales for the nine months ended March 31, 1999 were $1,218,234 as compared to $405,158 for the nine months ended March 31, 1998. Books Now's operations, which were acquired in January 1998, and WeatherLabs' operations, which were acquired in May 1998, accounted for $782,033 and $284,438 of total net sales for the nine months ended March 31, 1999, respectively. Net sales of videos from the Company's Videos Now site, which was launched in November 1998, accounted for $111,161 of total net sales for the nine months ended March 31, 1999. Net sales for the nine months ended March 31, 1999 also included $40,468 of technical support services revenue. WorldNow advertiser and subscriber sales accounted for $134 of net sales for the nine months ended March 31, 1999. During the nine months ended March 31, 1998, Books Now accounted for $141,160 of net sales and a one time sale of a turn-key Internet computer system accounted for $240,854. Net sales from WorldNow Online during the nine months ended March 31, 1998 were $23,144.

Cost of Sales

         Cost of sales for the three months ended March 31, 1999 were $255,771 or 55.1% of net sales. Cost of sales for the three months ended March 31, 1998 were $258,144 or 66.9% of net sales. The change in cost of sales as a percent of net sales is due to the change in products and services.

         Cost of sales for the nine months ended March 31, 1999 were $727,582 or 59.7% of net sales. Cost of sales for the nine months ended March 31, 1998 were $323,201 or 79.8% of net sales. The change in cost of sales as a percent of net sales is due to the change in products and services.

Operating Expenses

         During the three months ended March 31, 1999, the Company incurred $52,202 of advertising expense associated with the permanent placement on the AOL shopping channel. During the nine months ended March 31, 1999, the Company incurred total expenses of $5,208,337 associated with the AOL contract, $52,202 of advertising expense associated with the permanent placement on the AOL Shopping channel and $5,156,135 associated with terminating the interactive marketing agreement with AOL. Effective June 1, 1998, the Company entered into a marketing agreement with AOL which gave the Compamy "permanent anchor tenancy" and advertising for its Videos Now website on key channels of the America Online Network, AOL.com and Digital City. Due to low sales volume and unacceptable gross margins from the sale of videos on its Videos Now website on AOL, the Company entered into discussions with AOL beginning in November 1998 to restructure the terms of the marketing agreement with AOL. Effective January 1, 1999, the Company amended the Marketing Agreement to: (1) reduce the previously required January 1, 1999 payment of $4,000,000 to AOL to a payment of $315,000 on or prior to January 31, 1999, and (2) eliminate any additional cash payments to AOL in the future under the marketing agreement.

         On February 1, 1999, we entered into a second amendment with AOL, under which AOL will return to the Company (a) 636,942 warrants to purchase common shares and (b) 601,610 of the 955,414 shares of its common stock previously issued to AOL under the marketing agreement. All advertising ceased immediately, but the Company continues to have a permanent location or "button" on AOL's shopping channel until August 31, 1999. The Company has no further financial obligations to AOL.

         Under the original contract with AOL the Company was to be one of only two predominantly displayed online stores ("permanent anchor tenant") for the sale of videos on the AOL channels where subscribers would most likely go to purchase videos. In addition to the predominant display on the AOL channels, AOL was providing advertising on its other channels to send customers to the permanent anchor tenant sites. The permanent anchor tenancy included "above the fold placement" (no scrolling required to see the Company's video site) and an oversized logo (larger than a banner or a button). Under the amended contract with AOL the Company will only receive "button" placement on the AOL shopping channel. "Button" placement is not predominant on the AOL channels, is smaller, need not be "above the fold" and is not the beneficiary of AOL advertising designed to send customers to the site.

         As a result of the February 1, 1999 agreement with AOL, the Company determined that the remaining balance of the AOL anchor tenant placement costs of $12,364,123, less $139,206 representing the fair market value of the permanent location on the shopping channel for 8 months, should be written off as of December 31, 1998. A portion of the write-off has been offset by recording the return of the 601,610 shares of common stock, which had a quoted market price of $4,549,676 as of the termination date, and by recording the cancellation of the warrants which had a recorded value of $2,519,106 as of December 31, 1998. This resulted in the net write-off of $5,156,135 during the nine months ended March 31, 1999.

         The interactive marketing agreement with AOL was for an initial term of 39 months (the "Agreement"), which could be extended for successive one-year terms by AOL thereafter. Under the Agreement, the Company was to pay AOL $12,000,000 in cash and issue a seven-year warrant to purchase 318,471 shares of the Company's common stock at $12.57 per share (the "Performance Warrant") in exchange for AOL providing the Company with certain permanent anchor tenant placements for its Videos Now site on the AOL Network and promotion of the Videos Now site. The Performance Warrant was to vest over the term of the agreement as certain promotion criteria were achieved by AOL. The agreement included an option whereby AOL elected to provide additional permanent anchor tenant placements for Videos Now on AOL.com (a separate and distinct website) in exchange for 955,414 shares of the Company's common stock and a seven-year, fully vested warrant to purchase 318,471 shares of the Company's common stock at a price of $6.28 per share (the "Option Warrant").

         The write off of acquired in-process research and development during the nine months ended March 31, 1999 was $3,700,000, which was attributable to the acquisition of DCII (see Note 2 to the condensed consolidated financial statements).

         Depreciation and amortization expense increased 197.5% to $1,109,614 during the three months ended March 31, 1999 from $372,971 during the three months ended March 31, 1998. The increase in depreciation and amortization expense was due to: (1) the equipment acquired in connection with the WeatherLabs and Books Now acquisitions, (2) the acquisition of new equipment to support the Company's online operations and (3) the amortization of goodwill related to the acquired companies.

         Depreciation and amortization expense increased 153.3% to $2,932,179 during the nine months ended March 31, 1999 from $1,157,692 during the nine months ended March 31, 1998. The increase in depreciation and amortization expense was due to: (1) the equipment acquired in connection with the WeatherLabs and Books Now acquisitions, (2) the acquisition of new equipment to support the Company's online operations and (3) the amortization of goodwill related to the acquired companies.

         General and administrative expense increased 38.5% to $1,043,002 during the three months ended March 31, 1999 from $753,208 during the three months ended March 31, 1998. The increase in general and administrative expense was due to the addition of administrative and support staff and facilities costs associated with the DCII acquisition offset by the reduction of administrative and support staff associated with WorldNow Online.

         General and administrative expense increased 48.6% to $2,566,998 during the nine months ended March 31, 1999 from $1,727,350 during the nine months ended March 31, 1998. The increase in general and administrative expense was due to the addition of administrative and support staff and facilities costs associated with the DCII acquisition offset by the reduction of administrative and support staff associated with WorldNow Online.

         Selling expense increased 145.3% to $463,289 during the three months ended March 31, 1999 from $188,861 during the three months ended March 31, 1998. The increase in selling expense is attributable to selling expense related to Books Now, WeatherLabs, and Videos Now, and $114,693 of advertising expense associated with the @ Home contract, offset by the decreased emphasis on WorldNow Online activities.

         Selling expense increased 114.5% to $2,503,883 during the nine months ended March 31, 1999 from $1,167,222 during the nine months ended March 31, 1998. The increase in selling expense is attributable to selling expense related to Books Now, WeatherLabs, and Videos Now, $1,132,558 for the severance agreement payments made to the former owner of Books Now (see Note 2 to the condensed consolidated financial statements) and $229,385 of advertising expense associated with the @ Home contract, offset by the decreased emphasis on WorldNow Online activities.

         On July 10, 1998, the Company entered into a Content License and Distribution Agreement with @Home for an initial term of 36 months. Under this agreement, the Company has agreed to pay @Home $800,000 in non-refundable guaranteed cash payments, has issued 20,534 shares of the Company's common stock, has issued seven-year warrants to purchase 100,000 shares of the Company's common stock at $9.74 per share (the "Warrant Shares") and has issued warrants to purchase 100,000 shares of the Company's common stock at $19.48 per share (the "Performance Warrants") in exchange for @Home providing the Company with advertising, marketing and distribution for the Company's WeatherLabs services site on the @Home Network and promotion of the WeatherLabs Weather@Home site. The Company is to receive 40 percent of the net advertising revenue generated from Weather@Home on the @Home Network. The Company will retain all of the advertising revenue generated on the co-branded Weather@Home site. Included in selling expense for the three and nine months ended March 31, 1999 is $114,693 and $229,385, respectively, related to the @Home agreement.

         Research and development expense increased 9.3% to $496,578 during the three months ended March 31, 1999 from $454,218 during the three months ended March 31, 1998. Research and development expense increased because of the acquisition of DCII which is performing significant research and development activities in the areas of Videos Now, netClearing, and WeatherLabs. Research and development expense during the three months ended March 31, 1998 was principally for the WorldNow Online operations.

         Research and development expense increased 6.0% to $1,379,244 during the nine months ended March 31, 1999 from $1,301,285 during the nine months ended March 31, 1998. Research and development expense increased because of the acquisition DCII which is performing significant research and development activities in the areas of Videos Now, netClearing, and WeatherLabs. Research and development expense during the nine months ended March 31, 1998 was principally for the WorldNow Online operations.

Discontinued Operations

         During the fiscal year ended June 30, 1998, the Company sold its direct mail advertising and Internet service provider operations. The results from both of these operations are presented as discontinued operations. During the three months ended March 31, 1998, pretax loss from the direct mail advertising operations was $80,877. During the three months ended March 31, 1998, the Internet service provider operations incurred a pretax loss of $33,117. During the three months ended March 31, 1998, the Company sold its direct mail advertising operations and its Internet service provider operations for pretax gains of $7,031,548 and $372,657, respectively.

         During the nine months ended March 31, 1998, pretax income from the direct mail advertising operations was $178,204. During the nine months ended March 31, 1998, the Internet service provider operations incurred a pretax loss of $425,078. During the nine months ended March 31, 1998, the Company sold its direct mail advertising operations and its Internet service provider operations for pretax gains of $7,031,548 and $372,657, respectively.

Year ended June 30, 1998 compared with year ended June 30, 1997

Net Sales

         Net sales for the year ended June 30, 1998 were $803,011 as compared to $8,812 for the year ended June 30, 1997. The Books Now operations which were acquired in January 1998 accounted for $392,719 of the fiscal 1998 net sales and a one time sale of a turn-key Internet computer system accounted for the remainder of the fiscal 1998 net sales.

Cost of Sales

         Cost of sales for the year ended June 30, 1998 were $745,871 or 92.9% of net sales, $408,667 of the cost of sales were for the one time sale of a turn-key Internet computer system. For the year ended June 30, 1997 costs of sales were $492.

Operating Expenses

         General and administrative expense increased 192.1% to $4,092,737 during the year ended June 30, 1998 from $1,400,916 during the year ended June 30, 1997. The increase in general and administrative expense was due to the addition of administrative and support staff, as well as increased related facilities costs, associated with WorldNow Online. In addition, the Company accrued $544,014 for the cost of subleasing idle facilities and the future costs of idle facilities during the year ended June 30, 1998. General and administrative expense for the year ended June 30, 1998 also included a charge of $362,125 for compensation costs related to the issuance and exercise of stock options.

         Depreciation and amortization expense increased 288.1% to $1,545,090 during the year ended June 30, 1998 from $398,066 during the year ended June 30, 1997. The increase was due to having the Company's state of the art computer facility in service during the entire year ended June 30, 1998 as compared to only two months during the year ended June 30, 1997.

         Research and development expense decreased 63.9% to $1,432,006 during the year ended June 30, 1998 from $3,966,185 during the year ended June 30, 1997. Research and development expense decreased due to decreased levels of activity required for the development of WorldNow Online.

         Selling expense decreased 32% to $1,290,012 during the year ended June 30, 1998 from $1,897,665 during the year ended June 30, 1997. The decrease in selling expense was due to reductions in the sales and marketing staff of WorldNow Online.

Discontinued Operations

         During March 1998, the Company sold its direct mail marketing and Internet service operations, therefore, their results of operations are presented as discontinued operations. During the year ended June 30, 1998, pretax income from the direct mail marketing operations was $178,204 as compared to $480,701 for the year ended June 30, 1997. During the year ended June 30, 1998, the Internet service operations incurred a pretax loss of $425,078 as compared to a a pretax loss of $3,220,906 during the year ended June 30, 1997. The Company realized a pretax gain of $7,031,548 from the sale of its direct mail marketing operations and a $372,657 gain from the sale of its Internet service operations during the year ended June 30, 1998.

Year ended June 30, 1997 compared with year ended June 30, 1996

Net Sales

         Net sales for the year ended June 30, 1997 were $8,812. There were no net sales from continuing operations during the year ended June 30, 1996.

Cost of Sales

         Cost of sales for the computer online operations for the year ended June 30, 1997 were $492. There were no sales or related cost of sales for the year ended June 30, 1996.

Operating Expenses

         General and administrative expense increased 104.4% to $1,400,916 during the year ended June 30, 1997 from $685,528 during the year ended June 30, 1996. The increase in general and administrative expense was due to the addition of administrative and support staff, as well as increased related facilities costs, associated with WorldNow Online.

         Depreciation and amortization expense increased 358.5% to $398,066 during the year ended June 30, 1997 from $86,828 during the year ended June 30, 1996. The increase was due to acquiring the Company's state of the art computer facility during the year ended June 30, 1997 and placing it into service during the fourth quarter of the year ended June 30, 1997.

         Research and development expense increased 168.2% to $3,966,185 during the year ended June 30, 1997 from $1,478,890 during the year ended June 30, 1996. Research and development expense increased due to accelerated levels of activity required for the development of WorldNow Online.

         Selling expense for the year ended June 30, 1997 was $1,897,665. The Company did not incur any selling expense during the year ended June 30, 1996 related to continuing operations, because the WorldNow Online main web site was in its early development stages and was not at the point where net sales could be attained.

Discontinued Operations

         During March 1998, the Company sold its direct mail marketing and Internet service operations, therefore, their results of operations are presented as discontinued operations. During the year ended June 30, 1997, pretax income from the direct mail marketing operations was $480,701 as compared to $245,331 for the year ended June 30, 1996. During the year ended June 30, 1997, the Internet service operations incurred a pretax loss of $3,220,906. There were no Internet service operations during the year ended June 30, 1996.

Liquidity and Capital Resources

         In order to fund the costs of developing and launching WorldNow Online, in March 1996, the Company began a private placement to major institutions and other accredited investors (the "March 96 Placement"). The Company completed the March 96 Placement for net proceeds of $16,408,605 during fiscal year 1997, including the exercise of warrants.

         In October 1997, the Company entered into a sale and three-year capital leaseback agreement related to $3,000,000 of the Company's computer equipment.

The agreement provided that $250,000 of the proceeds be placed in escrow upon signing the agreement. The Company sold its equipment at book value resulting in no deferred gain or loss on the transaction.

         In March 1998, the Company sold the net assets of DataMark Systems, Inc., its direct mail marketing subsidiary. To date, the Company has received $6,857,300 from the sale of these net assets and is scheduled to receive an additional $700,000 in June 1999.

         In April 1998, the Company purchased 1,800,000 shares of its common stock held by a former officer of the Company for $1,500,000 in cash.

         On June 1, 1998, the Company entered into a 39 month Interactive Marketing Agreement with AOL, wherein the Company agreed to pay AOL $12,000,000 in cash. The Company made a cash payment to AOL of $1,200,000 in July 1998, failed to make the scheduled payment to AOL of $4,000,000 prior to January 1, 1999, and was scheduled to make payments to AOL of $4,000,000 prior to July 1, 1999 and $2,800,000 prior to January 1, 2000. On February 1, 1999, the Company entered into a Termination, Release and Transition Agreement with AOL, under which the future cash payments have been terminated and AOL will return to the Company (a) 636,942 warrants to purchase common shares and (b) 601,610 of the 955,414 shares of its common stock previously issued to AOL under the marketing agreement. The Company has no further financial obligations to AOL (see Note 6 to the condensed consolidated financial statements).

         On July 10, 1998, the Company entered into a 36 month content license and distribution agreement with @Home, wherein the Company has agreed to pay @Home $800,000 in cash. The Company made a cash payment to @Home of $266,000 in July 1998, and is scheduled to make payments to @Home of $267,000 in July 1999 and $267,000 in July 2000.

         On October 22, 1998, the Company borrowed $1,200,000 from a group of individual lenders (the "Loan"). The annual interest rate on the Loan is 24% and the loan is secured by certain receivables of the Company. The maturity date of the Loan is October 22, 1999. It may be prepaid without penalty any time after February 22, 1999. In connection with the Loan, the Company paid a finders fee of $27,750 and issued two-year warrrants to purchase 25,000 shares of the Company's common stock at a price of $2.875 per share.

         On November 24, 1998, the Company raised $1,800,000 by selling common stock and warrants to purchase common stock to The Brown Simpson Strategic Growth Funds (the "Purchasers") pursuant to a Securities Purchase Agreement between the Company and the Purchasers (the "Purchase Agreement"). On December 2, 1998, the Company sold an additional $1,800,000 of common stock to the Purchasers and amended the Purchase Agreement and related documents (the "Amended Agreements").

         Pursuant to the Purchase Agreement and Amended Agreements, the Purchasers acquired 800,000 shares of the Company's common stock and five-year warrants to purchase 800,000 additional shares ("Tranche A"). The exercise price for 400,000 of the warrants is $5.53 per share and the exercise price for the remaining 400,000 warrants is $9.49 per share. The exercise price of the warrants is subject to adjustment on the six month anniversary of each respective closing to the lesser of the initial exercise price or the average price of the Company's common stock during any five consecutive business days during the 22 business days ending on such anniversary of the closing. The warrants are callable by the Company if for 15 consecutive trading days, the closing bid price of the Company's common stock is at least two times the then-current exercise price.

         The Amended Agreements also required the Company to sell to the Purchasers, and the Purchasers to purchase from the Company, an additional tranche of 800,000 units, each unit consisting of one share of the Company's common stock and a warrant to purchase one share of common stock (the "Tranche B Units"), if certain conditions are met. A condition to the sale of the Tranche B Units, among others, is that the closing bid price of the Company's common stock be more than $7 per share for 15 consecutive trading days. The price for a Tranche B Unit is $7 and the exercise price of the warrants contained in the Tranche B Unit will be equal to'110% of the closing bid price of the Company's common stock on the day of the sale of the Tranche B Units. The commitment to purchase the Tranche B Units was subsequently terminated (see discussion below).

         On March 3, 1999, the Company raised an additional $3.6 million through the sale of Series A Convertible Preferred Stock (the "Preferred Stock") and warrants to purchase common stock to the Purchasers pursuant to a Securities Purchase Agreement"between the Company and "he Purchasers (the "March Purchase Agreement").

         Pursuant to the March Purchase Agreement, the Purchasers acquired 360 shares of the Series A Preferred Stock convertible into 800,000 shares of common stock and five-year warrants to purchase an additional 800,000 shares of common stock. The Preferred Stock is convertible into common stock at a price of $4.50 per share of common stock. The initial exercise price for the warrants is $5.23 per share, subject to adjustment on the six month anniversary of the closing, to the lesser of the initial exercise price or the average price of the Company's common stock during any five consecutive business days during the 22 business days ending on such anniversary of the closing. The warrants are callable by the Company if for 30 consecutive trading days, the closing bid price of the Company's common stock is at least two times the then-current exercise price.

         The March Purchase Agreement also requires the Company to sell to the Purchasers, and the Purchasers to purchase from the Company, an additional tranche of 1,600,000 units, each unit consisting of one share of Series B convertible preferred stock convertible into one share of the Company's common stock and a five-year warrant to purchase one share of common stock (the "Tranche D Units"), if certain conditions are met. A condition to the sale of the Tranche D Units, among others, is that the closing bid price of the Company's common stock be more than $7 per share for 30 consecutive trading days. The price for the Tranche D Units is $7 per Unit and the exercise price of the warrants contained in the Tranche D Unit will be $7.70. The March Purchase Agreement terminates the commitment for Tranche B Units previously discussed.

         The Company filed an S-3 registration statement on December 11, 1998, which was amended on February 12, 1999, May 5, 1999 and June 14, 1999, with the Securities and Exchange Commission covering all of the shares of common stock sold to the Purchasers as well as the shares of common stock underlying the related warrants and preferred stock. The registration statement has yet to become effective.

         On March 25, 1999 the Company entered into a 60 month software license agreement with ACI Worldwide, Inc. ("ACI") for ACI's BASE24(R) software which will be used to enhance the Company's existing Internet-based platforms that offer secure payments processing for business-to-consumer electronic commerce. Under the agreement the Company has agreed to pay ACI approximately $5,979,000 during the life of the contract. The Company made a payment of approximately $629,000 upon signing the contract and is scheduled to make equal payments at the beginning of each quarter totaling $1,000,000 for calendar year 2000, $1,200,000 for calendar year 2001, $1,400,000 for calendar year 2002, $1,400,000 for calendar year 2003 and a final payment of $350,000 on January 1, 2004.

         Operating activities used $7,575,502 during the nine months ended March 31, 1999 compared to $5,271,723 during the nine months ended March 31, 1998. The net cash used for operating activities during the nine months ended March 31, 1999 was principally attributable to the payments made to AOL of $1,200,000 and @Home of $266,000 and $6,109,502 for other operating expenses.

         Operating activities used $6,377,970 during the year ended June 30, 1998 compared to $6,334,660 during the year ended June 30, 1997.

         Cash used in investing activities was $1,231,750 and $1,531,476 during the nine months ended March 31, 1999 and 1998, respectively. During the nine months ended March 31, 1999, the Company's investing activities included cash advances for operating activities to DCII of $849,203 and the acquisition of equipment for $745,190 offset by the receipt of cash proceeds from the sale of WorldNow assets of $286,418 and the net proceeds from the sale of equipment of $76,225. During the nine months ended March 31, 1998, the Company's investing activities included the acquisition of equipment for $802,414, an investment in CommTouch, Ltd of $750,000, offset by proceeds of $20,938 from the sale of equipment.

         Cash provided by investing activities was $4,537,549 during the year ended June 30, 1998 and used in investing activities was $3,697,694 during the year ended June 30, 1997, respectively. During the year ended June 30, 1998, the Company's investing activities included $810,215 of cash advances for operating activities to Digital Courier International, Inc., the acquisition of equipment for $794,344, an investment in CommTouch, Ltd. of $750,000 and the receipt of proceeds from the sale of the direct mail advertising operations of $6,857,300 and from the sale of equipment of $20,938. During the year ended June 30, 1997, the Company's investing activities included the acquisition of equipment for $3,188,360 and investment in net long-term assets of discontinued operations of $509,334.

         Cash provided from financing activities was $7,734,867 during the nine months ended March 31, 1999 as compared to $8,797,560 during the nine months ended March 31, 1998. The cash provided during the nine months ended March 31, 1999 was attributable to the receipt of net proceeds from the issuance of common shares and convertible preferred shares of $6,524,000, borrowings of $1,000,000 and proceeds from the issuance of common stock upon the exercise of stock options of $943,750, offset by principal repayments on capital lease obligations of $579,836 and repayments against borrowings of $153,047. The cash received during the nine months ended March 31, 1998 was attributable to the net proceeds from the sale of the direct mail marketing and Internet services operations of $6,857,300, the receipt of $2,750,000 from the sale and lease back of equipment, borrowings of $86,000 and $22,418 from the issuance of common stock upon the exercise of options, offset by repayments on capital lease obligations of $429,346, principal repayments on borrowings of $288,812 and the acquisition of the Company's common stock for $200,000.

         Cash provided by financing activities was $113,741 during the year ended June 30, 1998 as compared to $1,811,354 during the year ended June 30, 1997. The cash provided was attributable to the net receipt of $2,650,000 from the sale and leaseback agreement entered into in October 1997, $32,417 from the proceeds received upon the exercise of stock options and $86,000 from loan proceeds, offset in part by the payment of $1,700,000 for the retirement of common stock owned by former officers of the Company and $690,183 and $264,493 of principal payments on capital leases and debt agreements. During the year ended June 30, 1997, the Company received $1,854,555 from the issuance of common stock and paid $43,201 of principal on debt obligations.

         Although the Company has recently completed several private placements of equity securities, the full amount committed will only become available to the Company upon the occurrence of certain conditions over which the Company may have little or'no control, such as the price of the Company's common stock. If the Company does not receive the full amount committed, it may not have sufficient cash flows from operating activities during the next 12 months to provide the necessary capital to fully implement its marketing strategy or to sustain operations at current levels. The Company is actively seeking additional debt or equity funding. If adequate funding is not available, it may be required to revise its plans and reduce future expenditures. As of March 31, 1999, the Company had $2,139,339 of cash. The Company has incurred losses from continuing operations of $5,597,967, $7,158,851 and $3,586,413 and the Company's operating activities have used $6,377,970, $6,334,660 and $1,385,567 of cash during the years ended June 30, 1998, 1997 and 1996, respectively. None of the Company's continuing operations are generating positive cash flows. Additional funding will be required before the Company's continuing operations will achieve and sustain profitability, if at all. There can be no assurance that additional funding will be available or, if available, that it will be available on acceptable terms or in required amounts.

Year 2000 Issue

         Computer systems, software applications, and microprocessor dependent equipment may cease to function properly or generate erroneous data when the year 2000 arrives. The problem affects those systems or products that are programmed to accept a two-digit code in date code fields. To correctly identify the year 2000, a four-digit date code field will be required to be "hat is commonly termed "year 2000 compliant."

         To date, the Company has invested approximately $60,000 in an effort to certify all aspects of its business are year 2000 compliant. The areas of its business which have been targeted for compliance testing are operations and software products and services. The Company conducted the certification process over a three-month period in which all software products and service components under direct control certified year 2000 compliant. For the operational components and remaining software and services that are under the control of third party organizations, the Company has sought their efforts to provide written confirmation and evidence of compliance. The Company may realize operational exposure and risk if the systems for which it is dependent upon to conduct day-to-day operations are not year 2000 compliant. The potential areas of software exposure include:

     o electronic data exchange systems operated by third parties with whom the Company transacts business,
     o server software which the Company uses to present content and advertising to its customers and partners, and
     o   computers,   software,  telephone  systems  and  other  equipment  used internally.

         In October 1997, the Company initiated the review and assessment of all of its computerized hardware and internal-use software systems to ensure that such systems will function properly in the year 2000 and beyond. During the last two years, its computerized information systems have been substantially upgraded to be year 2000 compliant.

         The Company has not yet developed a contingency plan in the event that any non-compliant critical systems are not remedied by the year 2000, nor has it formulated a timetable to create such a contingency plan. It is possible that costs associated with year 2000 compliance efforts may exceed current projections of an additional $40,000 to reach total compliance. In such a case, these costs could have a material impact on the Company's financial position and results of operations. It is also possible that if systems material to the Company's operations have not been made year 2000 compliant, or if third parties fail to make their systems compliant in a timely manner, the year 2000 issue could have a material adverse effect on its business, financial condition, and results of operations. This would result in an inability to provide functioning software and services to the Company's clients in a timely manner, and could then result in lost revenues from these clients, until such problems are resolved by the Company or the responsible third parties.

Forward-Looking Information

         Statements regarding the Company's expectations as to future revenue from its business strategy, and certain other statements presented herein, constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations. In addition to matters affecting the Company's industry generally, factors which could cause actual results to differ from expectations include, but are not limited to (1) the Company has only generated minimal revenue from its Internet businesses, and has not generated and may not generate the level of purchases, users or advertisers anticipated, and (2) the costs to market the Company's Internet services.

                      SELECTED UNAUDITED FINANCIAL DATA OF
                         DATABANK INTERNATIONAL LIMITED

         The following selected unaudited consolidated financial data should be read in conjunction with the financial statements and notes of DataBank International, Ltd. ("DataBank") included elsewhere herein.

Quarterly Results

         The unaudited financial information of DataBank is for the quarters ended March 31, 1998, June 30, 1998, September 30, 1998, December 31, 1998 and March 31, 1999. This information has been derived from unaudited quarterly financial statements of DataBank which are unaudited but which, in the opinion of management, have been prepared on the same basis as the audited financial statements included herein and include all adjustments (consisting only of normal recurring items) necessary for a fair presentation of the financial results for such periods.

                                               For the three months ended
                                               --------------------------
                                         Sep. 30,       Dec. 31,      Mar. 31,
                                           1998           1998          1999
                                        ----------     ----------    ----------
Statement of Operations Data:

Revenue                                 $  724,937     $2,934,783     $4,614,588
Commissions and contract fees              335,592      2,118,393      2,923,325
                                        ----------     ----------     ----------
     Gross profit                          389,345        816,390      1,691,263

General and administrative expenses         60,000         75,597        412,434
                                        ----------     ----------     ----------
Net income                              $  329,345     $  740,793     $1,278,829
                                        ==========     ==========     ==========


                                              For the three months ended
                                              --------------------------
                                              Mar 31,            Jun. 30,
                                               1998                1998
                                             ---------          ---------
Statement of Operations Data:

Revenue                                      $   --             $ 31,704
Commissions and contract fees                    --               14,676
                                             ---------          ---------
     Gross profit                                --               17,028


General and administrative expenses            35,000             50,000
                                             ---------          ---------
Net Loss                                     $(35,000)          $(32,972)
                                             =========          =========

Annual Results

         The following audited selected financial data as of and for the period from inception (April 2, 1998) through December 31, 1998 should be read in conjunction with DataBank's financial statements appearing elsewhere herein.


                                                           1998

Statement of Operations Data:
Revenues                                                $3,691,424
Commissions and contract fees                            2,468,661
                                                        ----------
   Gross profit                                          1,222,763
General and administrative expenses                        220,597
                                                        ----------
Net income                                              $1,002,166
                                                        ==========


                                                         December
                                                         31, 1998
                                                        ----------
 Balance Sheet Data:
   Working capital deficit                               $(269,879)
   Total assets                                          1,493,185
   Stockholders' equity                                   (197,833)

Market Price and Dividends of DCTI Stock

Market Price

         On February 6, 1997, the Company's Common Stock began trading on the NASDAQ National Market. Commencing in January 1995 and until the stock was listed on the NASDAQ National Market, the Company's Common Stock was quoted on the OTC Bulletin Board. As of March 9, 1999, the day immediately prior to the announcement of the transaction, the high and low bid quotations reported by the NASDAQ National Market for the Company's Common Stock were $6.469 and $5.875, respectively.

         The following table sets forth the high and low bid prices for the Company's Common Stock for each quarter for the period indicated.

           Fiscal Year Ended June 30, 1999
           -------------------------------
            April 1 to June 30, 1999               $  8.75        $  4.81
            January 1 to March 31, 1999            $  8.19        $  4.13
            October 1 to December 31, 1998         $ 13.94        $  1.81
            July 1 to September 30, 1998           $ 17.00        $  3.13


           Fiscal Year Ended June 30, 1998
           -------------------------------
            April 1 to June 30, 1998               $ 10.50        $  3.25
            January 1 to March 31, 1998            $  5.13        $  1.88
            October 1 to December 31, 1997         $  5.25        $  1.69
            July 1 to September 30, 1997           $  5.75        $  2.75

         On August 9, 1999, the Common Stock was quoted on the NASDAQ National Market at a closing price of $5.50.

         As of August 5, 1999, there were approximately 686 holders of record of the Company's Common Stock.

Dividend Policy

         The Company has not paid any cash dividends since its inception. The Company currently intends to retain future earnings in the operation and expansion of its business and does not expect to pay any cash dividends in the foreseeable future.

Changes in Securities

         Since June 30, 1998, the Company sold the following securities without registration under the Securities Act of 1933 (the "Act"):

         In July 1998,  the Company  issued  20,534 shares of Common Stock to At
Home   Corporation  in  connection  with  a  Content  License  and  Distribution
Agreement.

         In September 1998, the Company issued 4,659,080 shares of its Common Stock, in a private placement, in exchange for all the issued and outstanding shares of Digital Courier International, Inc.

         In November 1998, the Company issued 205,182 shares to the former president of its Books Now, Inc subsidiary as part of a severance agreement.

         In November 1998, the Company sold 400,000 shares of Common Stock and warrants to purchase an additional 400,000 shares of Common Stock to two institutional investors in a private placement.

         In December 1998, the Company sold 400,000 shares of Common Stock and warrants to purchase an additional 400,000 shares of Common Stock to the same institutional investors in a private placement.

         In March 1999, the Company sold 360 shares of its Series A Convertible Preferred Stock and warrants to purchase 800,000 shares of the Company's Common Stock to the same institutional investors in a private placement.

         In April 1999, the Company issued 300,000 shares of its Common Stock, in a private placement, in exchange for all the issued and outstanding shares of Access Services, Inc.

         In June 1999, the Company issued 2,840,000 shares of its Common Stock, in a private placement, in exchange for all the issued and outstanding shares of SB.com.

         In June 1999, the Company sold 1,250,000 shares of its Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock to an institutional investor in a private placement.

         During the twelve-month period ending June 30, 1999, the Company issued 747,696 shares of Common Stock pursuant to exercises of stock options issued under the Company's Amended and Restated Incentive Plan.

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
                                   RELATING TO

      PROPOSAL - AUTHORIZATION OF ISSUANCE OF 29,660,000 SHARES OF COMMON
             STOCK IN CONNECTION WITH THE MERGER OF THE COMPANY WITH
                          DATABANK INTERNATIONAL, LTD.

         The following unaudited pro forma condensed consolidated financial data is based upon the historical consolidated financial statements of Digital Courier Technologies, Inc. and subsidiaries ("DCTI") as adjusted to give effect to the issuance of common stock in connection with the merger of the Company with Databank International, Ltd. ("DataBank") as if the transaction had occurred on March 31, 1999, for purposes of the unaudited pro forma condensed consolidated balance sheet and July 1, 1997 for purposes of the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1998 and for the nine months ended March 31, 1999.

         The pro forma adjustments are based upon information set out in this document and its attachments and information from the Company's books and records that management of the Company believes are reasonable and accurate. The unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 and the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1998 and the nine months ended March 31, 1999, are not necessarily indicative of the results of operations of DCTI, or its financial position, had the sale actually occurred on March 31, 1999 or July 1, 1997. The unaudited pro forma results of operations of DCTI for the nine months ended March 31, 1999 are not necessarily indicative of the results of operations that may be generated for the entire fiscal 1999 year. The unaudited pro forma adjustments are described in the accompanying notes to unaudited pro forma condensed consolidated financial data.

         This unaudited pro forma condensed consolidated financial data should be read in conjunction with the consolidated financial statements of DCTI and the related notes thereto, and the financial statements of DataBank and the related notes thereto, included herein.

                                              DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                              UNAUDITED PRO FORMA
                                                      CONDENSED CONSOLIDATED BALANCE SHEET
                                                              As Of March 31, 1999

                                                      Historical         Historical         Pro Forma
                                                    Digital Courier       DataBank          Adjustments         Pro Forma
                                                     -------------      -------------      -------------      -------------
CURRENT ASSETS:
  Cash                                               $   2,139,339      $     914,333               --        $   3,053,672
  Trade accounts receivable, net                           142,175            231,017               --              373,192
  Receivable from Focus Direct, Inc.                       700,000               --                 --              700,000
  Receivable from Gannaway, Inc.                           200,000               --                 --              200,000
  Prepaid advertising                                    1,146,922               --                 --            1,146,922
  Prepaid software lease                                   628,861               --                 --              628,861
  Current portion of AOL anchor tenant placement
    costs                                                   87,004               --                 --               87,004
  Other current assets                                     506,801               --                 --              506,801
                                                     -------------      -------------      -------------      -------------
       Total current assets                              5,551,102          1,145,350               --            6,696,452
                                                     -------------      -------------      -------------      -------------

PROPERTY AND EQUIPMENT:
  Computer and office equipment                          6,196,136            108,289               --            6,304,425
  Furniture, fixtures and leasehold                           --                 --                 --            1,041,205
    improvements                                           989,972             51,233               --                 --
                                                     -------------      -------------      -------------      -------------
                                                                            7,186,108            159,522          7,345,630
  Less accumulated depreciation
    and amortization                                    (3,225,223)           (15,182)              --           (3,240,405)
                                                     -------------      -------------      -------------      -------------
       Net property and equipment                        3,960,885            144,340               --            4,105,225
                                                     -------------      -------------      -------------      -------------

GOODWILL, net                                           11,746,382               --           91,105,457  (b)   102,851,839

OTHER ASSETS                                               784,900               --                 --              784,900
                                                     -------------      -------------      -------------      -------------
          Total assets                               $  22,043,269      $   1,289,690      $  91,105,457      $ 114,438,416
                                                     =============      =============      =============      =============

CURRENT LIABILITIES:
  Current portion of capital lease obligations       $   1,090,487      $        --        $        --        $   1,090,487
  Notes payable                                          1,121,828               --                 --            1,121,828
  Accounts payable                                         256,950          1,095,147               --            1,352,097
  Accrued rental payments for vacated facilities           267,483               --                 --              267,483
  Other accrued liabilities                                508,912               --                 --              508,912
                                                     -------------      -------------      -------------      -------------
       Total current liabilities                         3,245,660          1,095,147               --            4,340,807
                                                     -------------      -------------      -------------      -------------

CAPITAL LEASE OBLIGATIONS, net of current
  Portion                                                  720,715               --                 --              720,715
                                                     -------------      -------------      -------------      -------------

STOCKHOLDERS' EQUITY:
  Preferred stock                                        3,600,000               --                 --            3,600,000
  Common stock                                               1,399                  1                 (1) (a)          --
                                                              --                 --                1,660  (b)         3,059
  Additional paid in capital                            45,982,483               --           91,298,340  (b)   137,280,823
  Warrants outstanding                                     923,100               --                 --              923,000
  Stock subscription receivable                            (12,000)              --                 --              (12,000)
  Accumulated earnings (deficit)                       (32,418,088)           194,542           (194,542) (a)   (32,418,088)
                                                     -------------      -------------      -------------      -------------
    Total stockholders' equity                          18,076,894            194,543         91,105,457        109,376,894
                                                     -------------      -------------      -------------      -------------
      Total liabilities and stockholders' equity     $  22,043,269      $   1,289,690      $  91,105,457      $ 114,438,416
                                                     =============      =============      =============      =============

                              DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
                                              UNAUDITED PRO FORMA
                                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                       For the Year Ended June 30, 1998

                                             Historical
                                               Digital         Historical        Pro Forma
                                               Courier          DataBank         Adjustments        Pro Forma
                                            ------------      ------------      ------------      ------------
NET SALES                                   $    803,011      $     31,704      $       --        $    834,715
COST OF SALES                                    745,871            14,676              --             760,547
                                            ------------      ------------      ------------      ------------
  Gross margin                                    57,140            17,028              --              74,168
                                            ------------      ------------      ------------      ------------
OPERATING EXPENSES:
  General and administrative                   4,092,737            85,000              --           4,177,737
  Depreciation and amortization                1,545,090              --          18,221,091  (c)   19,766,181
  Research and development                     1,432,006              --                --           1,432,006
  Selling                                      1,290,012              --                --           1,290,012
                                            ------------      ------------      ------------      ------------
       Total operating expenses                8,359,845            85,000        18,221,091        26,665,936
                                            ------------      ------------      ------------      ------------
LOSS FROM OPERATIONS                          (8,302,705)          (67,973)      (18,221,091)      (26,591,768)
                                            ------------      ------------      ------------      ------------
OTHER INCOME (EXPENSE):
  Interest and other income                      178,354              --                --             178,354
  Interest expense                              (157,616)             --                --            (157,616)
                                            ------------      ------------      ------------      ------------
       Other income, net                          20,738              --                --              20,738
                                            ------------      ------------      ------------      ------------
LOSS FROM CONTINUING OPERATIONS             $ (8,281,967)     $    (67,972)     $(18,221,091)     $(26,571,030)
                                            ============      ============      ============      ============
LOSS FROM CONTINUING OPERATIONS
  PER COMMON SHARE (Basic and Diluted):     $      (0.98)             --                --        $      (1.06)
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING Basic and diluted)        8,422,345              --          16,600,000  (d)   25,022,345

                                  DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                  UNAUDITED PRO FORMA
                                    CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                       For the Nine Months Ended March 31, 1999

                                                       Historical     HistoricalDataBaPro Forma
                                                    Digital Courier                  Adjustments            Pro Forma
                                                   ------------      ------------     ------------      ------------
NET SALES                                          $  1,218,234      $  8,274,308             --        $  9,492,542
COST OF SALES                                           727,582         5,377,310             --           6,104,892
                                                   ------------      ------------     ------------      ------------
  Gross margin                                          490,652         2,896,998             --           3,387,650
                                                   ------------      ------------     ------------      ------------
OPERATING EXPENSES:
  AOL interactive marketing contract costs            5,208,337              --               --           5,208,337
  Acquired in-process research and development        3,700,000              --               --           3,700,000
  Depreciation and amortization                       2,932,179              --       $ 13,665,819  (e)   16,597,998
  General and administrative                          2,566,998              --               --           3,115,029
  Selling                                             2,503,883              --               --           2,503,883
  Research and development                            1,379,244              --               --           1,379,244
                                                   ------------      ------------     ------------      ------------
       Total operating expenses                      18,290,641           548,031       13,665,819        32,504,491
                                                   ------------      ------------     ------------      ------------
LOSS FROM OPERATIONS                                (17,799,989)        2,348,967      (13,665,819)      (29,116,841)
                                                   ------------      ------------     ------------      ------------
OTHER INCOME (EXPENSE):
  Interest and other income                              45,979              --               --              45,979
  Gain on sale of WorldNow assets                       308,245              --               --             308,245
  Loss on dispositions of equipment                    (136,660)             --               --            (136,660)
  Interest expense                                     (263,648)             --               --            (263,648)
                                                   ------------      ------------     ------------      ------------
       Other income, net                                (46,084)             --               --             (46,084)
                                                   ------------      ------------     ------------      ------------
LOSS FROM CONTINUING OPERATIONS                    $(17,846,073)     $  2,348,967     $(13,665,819)     $(29,162,925)
                                                   ============      ============     ============      ============

LOSS FROM CONTINUING OPERATIONS
  PER COMMON SHARE (Basic and Diluted):            $      (1.44)             --               --        $      (0.97)
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING Basic and diluted)              12,354,627              --         16,600,000  (d)   28,954,627

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

DESCRIPTION OF THE TRANSACTION
------------------------------

         These financial statements assume that DCTI acquired 100% of DataBank's common stock as described in proposal number 1.

(1)      BASIS OF PRESENTATION

         The accompanying unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the acquisition of DataBank (proposal no.
1) occurred on March 31, 1999. The unaudited pro forma condensed consolidated statements of operations have been prepared assuming that the acquisition had occurred on July 1, 1997, the first day of the Company's most recent fiscal year.

(2)      PRO FORMA ADJUSTMENTS

         (a)   Adjustment to eliminate equity of DataBank International, Ltd.

         (b) Adjustment to record the initial issuance of 16,600,000 shares of common stock to acquire DataBank at March 31, 1999, pro forma date of acquisition and resultant goodwill as follows:

                     Total shares issued              16,600,000
                     Average price for common stock        $5.50
                     Total purchase price            $91,300,000
                     Less:  Assets acquired          (1,289,690)
                     Add:  Liabilities assumed         1,095,147
                     Goodwill                        $91,105,457

         (c) Adjustment to record goodwill amortization on $91,105,457 over a five year life for 1 year. ($91,105,457 x 20% = $18,221,091).

         (d) Adjustment to record increase in common stock outstanding for loss per share calculations as follows:

                  Shares issued to acquire DataBank 16,600,000

         (e) Adjustment to record goodwill amortization on $91,105,457 over a five year life for 9 months. ($91,105,457 x 20% x 9/12 = $13,665,819).

                              CERTAIN TRANSACTIONS

         During the year ended June 30, 1994, the Company made cash loans to two officers totaling $46,000, which were settled during the year ended June 30, 1995, except for $1,000 which was settled during the year ended June 30, 1997.

         Prior to July 1, 1994, the Company had borrowed money from certain officers. Additional borrowings of $50,000 and $129,500 were made during the years ended June 30, 1996 and 1995, respectively. Principal payments on these notes were $1,666, $199,500, and $2,152 during the years ended June 30, 1997, 1996 and 1995, respectively. The amounts due on these loans at June 30, 1997 and 1996 were $0 and $1,666, respectively.

         During the year ended June 30, 1996, the Company borrowed $500,000 from a bank to fund computer equipment purchases. Certain officers and stockholders guaranteed the loan. In exchange for the guarantee, such persons received a one-year option to purchase 25,000 shares of common stock at $5.00 per share.

         During the year ended June 30, 1997, the Company negotiated services and equipment purchase agreements with CasinoWorld Holdings, Ltd., Cybergames, Inc., Online Investments, Inc. and Barrons Online, Inc., companies in which Mr. Egide, one of the Company's officers and directors has an ownership interest. Under the agreements, the Company provided software development services, and configured hardware and other computer equipment.

         During the year ended June 30, 1999, the Company made a cash loan to an officer in the amount of $56,000, which was settled in full during the same fiscal year.

         In connection with the acquisition of SB.com in June 1999, the Company made cash loans of $500,000 to each of four officers of SB.com. in exchange for promissory notes. The notes accrue interest at a rate of ten percent per annum and are due in full June 30, 2001or sooner if the makers receive proceeds from the sale of Company stock.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders must be received at the Company's executive offices at 136 Heber Avenue, Suite 204, P.O. Box 8000, Park City, Utah 84060, addressed to the attention of the Secretary, by June 5, 2000 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business which will be presented for consideration at the Special Meeting other than as stated in the accompanying Notice of Special Meeting of Stockholders. If, however, other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.

                             ADDITIONAL INFORMATION

         DCTI files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, Mail Stop 1-2, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

                           incorporation by reference

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement and information that we file later with the SEC will automatically update and supersede this information. Our SEC file number is 000-20771. We incorporate by reference the documents listed below, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended or under
Section 5 of the Securities Act of 1933, as amended:

     1. Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended through the date hereof;

     2. Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as amended through the date hereof;

     3. Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, as amended through the date hereof;

     4. Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended through the date hereof;

     5. Proxy Statement for the Special Meeting of Shareholders held September 16, 1998;

     6. Proxy Statement for the Annual Meeting of Shareholders to be held December 15, 1998;

     7.  Current Report on Form 8-K filed October 1, 1998;

     8.  Current Report on Form 8-K filed December 11, 1998;

     9.  Current Report on Form 8-K filed February 12, 1999;

    10.  Current Report on Form 8-K filed March 10, 1999;

    11. Current Report on Form 8-K filed June 21, 1999, as amended through the date hereof; and

    12.  Description  of  our  capital  stock  contained  in  our   registration
         statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning DCTI at P.O. Box 8000, 136 Heber Avenue, Suite 204, Park City, Utah 84060, telephone (435) 655-3617, attention: Investor Relations.

          INDEX TO digital courier technologies, inc. and subsidiaries
                              FINANCIAL STATEMENTS

Title of Documents                                                                                       Page No.
------------------                                                                                       --------

UNAUDITED FINANCIAL STATEMENTS
------------------------------

Condensed Consolidated Balance Sheets as of March 31, 1999 and June 30, 1998                                   75

Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 1999 and 1998             77

Condensed Consolidated Statements of Operations for the Nine Months Ended March 31, 1999 and 1998              79

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 1999 and 1998              81

Notes to Condensed Consolidated Financial Statements                                                           83

AUDITED FINANCIAL STATEMENTS
----------------------------

Report of Independent Public Accountants                                                                       94

Consolidated Balance Sheets as of June 30, 1998, and 1997                                                      95

Consolidated Statements of Operations for the Years Ended June 30, 1998,1997 and 1996                          97

Consolidated Statements of Stockholders' Equity for the Years Ended June 30, 1998, 1997 and 1996               99

Consolidated Statements of Cash Flows for the Years Ended June 30, 1998, 1997 and 1996                        101

Notes to Consolidated Financial Statements                                                                    104

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                     ASSETS

                                                                           March 31,         June 30,
                                                                             1999              1998
                                                                         ------------      ------------
CURRENT ASSETS:
   Cash                                                                  $  2,139,339      $  3,211,724
   Trade accounts receivable                                                  142,175            16,459
   Receivable from Focus Direct, Inc.                                         700,000              --
   Receivable from Gannaway, Inc.                                             200,000              --
   Prepaid advertising                                                      1,146,922           675,000
   Prepaid software lease                                                     628,861              --
   Inventory                                                                     --              21,046
   Current portion of AOL anchor tenant placement costs                        87,004         3,237,281
   Other current assets                                                       506,801           118,721
                                                                         ------------      ------------
                Total current assets                                        5,551,102         7,280,231
                                                                         ------------      ------------

PROPERTY AND EQUIPMENT:
   Computer and office equipment                                            6,196,136         6,225,817
   Furniture, fixtures and leasehold improvements                             989,972           777,419
                                                                         ------------      ------------
                                                                            7,186,108         7,003,236
                                                                         ------------      ------------
   Less accumulated depreciation and amortization                          (3,225,223)       (2,109,736)
                                                                         ------------      ------------
Net property and equipment                                                  3,960,885         4,893,500
                                                                         ------------      ------------
GOODWILL, net of accumulated amortization of $1,686,824 and $76,699,       11,746,382         1,441,459
   respectively
                                                                         ------------      ------------

AOL ANCHOR TENANT PLACEMENT COSTS, net of current portion
                                                                                 --           8,136,841
                                                                         ------------      ------------
RECEIVABLE FROM DIGITAL COURIER INTERNATIONAL                                    --             810,215
                                                                         ------------      ------------
OTHER ASSETS                                                                  784,900         1,458,500
                                                                         ------------      ------------
                                                                         $ 22,043,269      $ 24,020,746
                                                                         ============      ============


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
                                   (Unaudited)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                  March 31,         June 30,
                                                                                    1999              1998
                                                                                ------------      ------------
CURRENT LIABILITIES:
   Current portion of capital lease obligations                                 $  1,090,487      $  1,006,906
   Notes payable                                                                   1,121,828           100,000
   Accounts payable                                                                  256,950         1,458,598
   Accrued rental payments for vacated facilities                                    267,483           544,014
   Other accrued liabilities                                                         508,912           531,400
                                                                                ------------      ------------
                Total current liabilities                                          3,245,660         3,640,918
                                                                                ------------      ------------
CAPITAL LEASE OBLIGATIONS, net of current portion                                    720,715         1,384,132
                                                                                ------------      ------------
STOCKHOLDERS' EQUITY:
   Preferred stock, 2,500,000 shares authorized; 360 shares of Series A
     convertible issued and outstanding                                            3,600,000              --
   Common stock, $.0001 par value; 50,000,000 shares authorized, 13,989,211
     and 8,268,489 shares outstanding, respectively                                    1,399               827
   Additional paid-in capital                                                     45,982,483        31,196,354
   Warrants outstanding                                                              923,100         2,519,106
   Receivable to be settled through the repurchase of
     common shares by the Company                                                       --            (148,576)
   Stock subscription receivable                                                     (12,000)             --
   Accumulated deficit                                                           (32,418,088)      (14,572,015)
                                                                                ------------      ------------

                Total stockholders' equity                                        18,076,894        18,995,696
                                                                                ============      ============

                                                                                $ 22,043,269      $ 24,020,746
                                                                                ============      ============


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)

                                                      1999             1998
                                                  -----------      -----------
NET SALES                                         $   464,300      $   385,671

COST OF SALES                                         255,771          258,144
                                                  -----------      -----------
         Gross margin                                 208,529          127,527
                                                  -----------      -----------

OPERATING EXPENSES:
     Depreciation and amortization                  1,109,614          372,971
     General and administrative                     1,043,002          753,208
     Research and development                         496,578          454,218
     Selling                                          463,289          188,861
     AOL interactive marketing contract costs          52,202             --
                                                  -----------      -----------
         Total operating expenses                   3,164,685        1,769,258
                                                  -----------      -----------
OPERATING LOSS                                     (2,956,156)      (1,641,731)
                                                  -----------      -----------

OTHER INCOME (EXPENSE):
     Interest and other income                         19,583           27,140
     Loss on dispositions of equipment                (58,109)            --
     Interest expense                                (128,163)         (53,537)
                                                  -----------      -----------
         Other expense, net                          (166,689)         (26,397)
                                                  -----------      -----------

LOSS BEFORE INCOME TAXES                           (3,122,845)      (1,668,128)
INCOME TAX BENEFIT                                       --          2,733,829
                                                  -----------      -----------
INCOME (LOSS)  FROM CONTINUING OPERATIONS          (3,122,845)       1,065,701
                                                  -----------      -----------


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)

                                                                                      1999             1998
                                                                                  ------------     -----------
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued direct mail advertising operations,
     net of income tax benefit of $30,329                                         $       --       $   (50,548)

   Gain on sale of direct mail advertising operations, net of income tax
     provision of $2,636,831                                                              --         4,394,717

   Loss from operations of discontinued Internet service provider subsidiary,
     net of income tax benefit of $12,419                                                 --           (20,698)

   Gain on sale of Internet service provider subsidiary, net of income tax
     provision of $139,746                                                                --           232,911
                                                                                  ------------     -----------
INCOME FROM DISCONTINUED OPERATIONS                                                       --         4,556,382
                                                                                  ------------     -----------
NET INCOME (LOSS)                                                                 $ (3,122,845)    $ 5,622,083
                                                                                  ============     ===========

NET INCOME (LOSS)  PER COMMON SHARE:
   Income (loss)  from continuing operations:
     Basic                                                                        $      (0.22)    $      0.12
     Diluted                                                                      $      (0.22)    $      0.12
                                                                                  ============     ===========

   Income from discontinued operations:
     Basic                                                                        $       --       $      0.52
     Diluted                                                                      $       --       $      0.52
                                                                                  ============     ===========

   Net income (loss):
     Basic                                                                        $      (0.22)    $      0.64
     Diluted                                                                      $      (0.22)    $      0.64
                                                                                  ============     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic                                                                          14,166,766       8,763,505
     Diluted                                                                        14,166,766       8,832,086
                                                                                  ============     ===========


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)

                                                          1999               1998
                                                      ------------      ------------
NET SALES                                             $  1,218,234      $    405,158

COST OF SALES                                              727,582           323,201
                                                      ------------      ------------

                                                      ------------      ------------
         Gross margin                                       81,957
                                                                             490,652
                                                      ------------      ------------

OPERATING EXPENSES:
     AOL interactive marketing contract costs                 --
                                                                           5,208,337
     Acquired in-process research and development        3,700,000              --
     Depreciation and amortization                       1,157,692
                                                                           2,932,179
     General and administrative                          1,727,350
                                                                           2,566,998
     Selling                                             2,503,883         1,167,222
     Research and development                            1,379,244         1,301,285
                                                      ------------      ------------
         Total operating expenses                        5,353,549
                                                                          18,290,641
                                                      ------------      ------------

OPERATING LOSS                                         (17,799,989)       (5,271,592)
                                                      ------------      ------------

OTHER INCOME (EXPENSE):
     Interest and other income                              45,979           115,823
     Gain on sale of WorldNow assets                       308,245              --
     Loss on dispositions of equipment                    (136,660)             --
     Interest expense                                     (263,648)         (108,746)
                                                      ------------      ------------
         Other income (expense), net                       (46,084)            7,077
                                                      ------------      ------------

LOSS BEFORE INCOME TAXES                               (17,846,073)       (5,264,515)
INCOME TAX BENEFIT                                            --           2,684,000

                                                      ------------      ------------
LOSS  FROM CONTINUING OPERATIONS                       (17,846,073)       (2,580,515)
                                                      ------------      ------------


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
                FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)

                                                                                         1999                1998
                                                                                  ------------------     -----------
DISCONTINUED OPERATIONS:
   Income from operations of discontinued direct mail advertising operations,
     net of income tax provision of $66,827                                       $             --       $   111,377
   Gain on sale of direct mail advertising operations, net of income tax
     provision of $2,636,831                                                                    --         4,394,717
   Loss from operations of discontinued Internet service provider subsidiary,
     net of income tax benefit of $159,404                                                      --          (265,674)
   Gain on sale of Internet service provider subsidiary, net of income tax provision of $139,746
                                                                                                --           232,911
                                                                                  ------------------     -----------

INCOME FROM DISCONTINUED OPERATIONS                                                             --         4,473,331
                                                                                  ==================     ===========

NET INCOME (LOSS)                                                                 $      (17,846,073)    $ 1,892,816
                                                                                  ==================     ===========

NET INCOME (LOSS)  PER COMMON SHARE:
   Loss  from continuing operations:
     Basic                                                                        $            (1.44)    $     (0.30)
     Diluted                                                                      $            (1.44)    $     (0.29)
                                                                                  ==================     ===========

   Income from discontinued operations:
     Basic                                                                        $             --       $      0.52
     Diluted                                                                      $             --       $      0.50
                                                                                  ==================     ===========

   Net income (loss):
     Basic                                                                        $            (1.44)    $      0.22
     Diluted                                                                      $            (1.44)    $      0.21
                                                                                  ==================     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic                                                                                12,354,627       8,660,717
     Diluted                                                                              12,354,627       8,862,132
                                                                                  ==================     ===========


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)

                           Increase (Decrease) in Cash

                                                                                     1999              1998
                                                                                 ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                             $(17,846,073)     $  1,892,816
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
       Amortization and write-off of AOL anchor tenant placement costs              5,208,337              --
       Gain on sale of direct mail marketing and Internet service operations             --          (7,404,205)
       Acquired in-process research and development                                 3,700,000              --
       Depreciation and amortization                                                2,932,179         1,157,692
       Issuance of common stock and warrants in connection with
         @Home agreement                                                            1,110,307              --
       Issuance of common stock for settlement with former
         Shareholders of Books Now, Inc.                                            1,051,558              --
       Gain on sale of WorldNow assets                                               (308,245)             --
       Loss on dispositions of equipment                                              136,660            11,196
       Stock issued in lieu of compensation                                              --              61,250
       Changes in operating assets and liabilities, net of effect of acquisitions and dispositions-
            Trade accounts receivable                                                (125,716)           98,563
            Receivable from Gannaway, Inc.                                           (178,172)             --
            Inventory                                                                  21,046           193,886
            Prepaid advertising                                                      (471,922)             --
            Prepaid software leases                                                  (628,861)             --
            Other assets                                                             (456,438)         (307,023)
            Accounts payable                                                       (1,370,143)         (805,328)
            Accrued liabilities                                                       (73,488)         (170,570)
            Accrued rental payments for vacated facilities                           (276,531)             --
                                                                                 ------------      ------------

                Net cash used in operating activities                              (7,575,502)       (5,271,723)
                                                                                 ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Advances to Digital Courier International, Inc.                                   (849,203)             --
   Purchase of property and equipment                                                (745,190)         (802,414)
   Net cash proceeds from sale of WorldNow assets                                     286,418              --
   Increase in investments                                                               --            (750,000)
   Proceeds from sale of equipment                                                     76,225            20,938
                                                                                 ------------      ------------
                        Net cash used in investing activities                      (1,231,750)       (1,531,476)
                                                                                 ------------      ------------


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)

                           Increase (Decrease) in Cash

                                                                                     1999             1998
                                                                                 -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from the issuance of common and convertible
     preferred stock                                                             $ 6,524,000      $      --
   Net proceeds from sale of direct mail marketing and Internet services
     operations                                                                         --          6,857,300
   Net proceeds from borrowings                                                    1,000,000           86,000
   Net proceeds from issuance of common stock upon exercise of stock options         943,750           22,418
   Net proceeds from sale and lease back of equipment                                   --          2,750,000
   Principal payments on capital lease obligations                                  (579,836)        (429,346)
   Principal payments on borrowings                                                 (153,047)        (288,812)
   Acquisition of common stock                                                          --           (200,000)
                                                                                 -----------      -----------

                Net cash provided by financing activities                          7,734,867        8,797,560
                                                                                 -----------      -----------

NET INCREASE (DECREASE) IN CASH                                                   (1,072,385)       1,994,361
CASH AT BEGINNING OF PERIOD                                                        3,211,724        4,952,274
                                                                                 ===========      ===========

CASH AT END OF PERIOD                                                            $ 2,139,339      $ 6,946,635
                                                                                 ===========      ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                        $   259,969      $   108,746


     See accompanying notes to condensed consolidated financial statements.

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - INTERIM CONDENSED FINANCIAL STATEMENTS

         The accompanying interim condensed financial statements as of March 31, 1999 and for the three and nine months ended March 31, 1999 and 1998 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation have been included. The financial statements are condensed and, therefore, do not include all disclosures normally required by generally accepted accounting principles. These financial statements should be read in conjunction with the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998. The results of operations for the three and nine months ended March 31, 1999 are not necessarily indicative of the results to be expected for the entire fiscal year ending June 30, 1999. Certain previously reported amounts have been reclassified to conform to the current period presentation. These reclassifications had no affect on the previously reported net income (loss).

NOTE 2 - ACQUISITIONS AND DISPOSITIONS

Books Now, Inc.

         In January 1998, the Company acquired all of the outstanding stock of Books Now, Inc. ("Books Now"), a seller of books through advertisements in magazines and over the Internet. The shareholders of Books Now received 100,000 shares of the Company's common stock valued at $312,500 and an earn-out of up to 262,500 additional common shares. The issuance of the common shares was recorded at the quoted market price on the date of acquisition.

         The acquisition was accounted for as a purchase and the results of operations of Books Now are included in the accompanying condensed consolidated financial statements since the date of acquisition. The tangible assets acquired included $261 of cash, $21,882 of inventory and $50,000 of equipment. Liabilities assumed included $112,335 of notes payable, $24,404 of capital lease obligations and $239,668 of accounts payable and accrued liabilities. The excess of the purchase price over the estimated fair market value of the acquired assets of $616,764 was recorded as goodwill and is being amortized over a period of five years.

         In November 1998, the Company and the former owner reached a severance agreement, wherein, the former owner and President of Books Now is to receive severance payments equal to one year's salary ($81,000). Additionally, the Company agreed to issue 205,182 shares of the Company's common stock valued at $1,051,558, based on the quoted market price of the shares on the date of the severance agreement, to the former shareholders of Books Now. Because the operations of Books Now were not achieving the performance criteria, both the $81,000 of cash and the $1,051,558 of common stock was expensed as of the date of the severance agreement.

WeatherLabs, Inc.

         On March 17, 1998, the Company entered into a Stock Exchange Agreement to acquire all of the outstanding stock of WeatherLabs, Inc. ("WeatherLabs"), one of the leading providers of weather and weather-related information on the Internet. The acquisition was closed in May 1998. At closing, the shareholders of WeatherLabs were issued 253,260 shares of the Company's common stock valued at $762,503. The issuance of the common shares was recorded at the quoted market price on the date of acquisition. These shareholders are entitled to receive a total of 523,940 additional shares over the next three years subject to changes in the stock price of the Company's common stock, as defined, at the end of each of the Company's next three fiscal years.

         The acquisition was accounted for as a purchase and the results of operations of WeatherLabs are included in the accompanying condensed consolidated financial statements since the date of acquisition. The tangible assets acquired included $3,716 of cash, $19,694 of accounts receivable, $115,745 of equipment and $13,300 of deposits. Liabilities assumed included $100,000 of notes payable, $56,902 of capital lease obligations and $134,444 of accounts payable and accrued liabilities. The excess of the purchase price over the estimated fair market value of the acquired assets of $901,394 was recorded as goodwill and is being amortized over a period of five years.

Digital Courier International, Inc.

         Effective March 17, 1998, the Company entered into a Stock Exchange Agreement (the "Exchange Agreement") with Digital Courier International, Inc., a Nevada corporation ("DCII"). Pursuant to the Exchange Agreement, the Company agreed to issue 4,659,080 shares of its common stock valued at $14,027,338 to the shareholders of DCII. The issuance of the common shares was recorded at the quoted market price on the date of acquisition. The acquisition was approved by the shareholders of the Company on September 16, 1998.

         The acquisition of DCII has been accounted for as a purchase and the results of operations of DCII are included in the accompanying condensed consolidated financial statements since the date of acquisition. The tangible assets and contra-equity acquired included $250,000 of equipment, $20,500 of deposits and $12,000 of stock subscriptions receivable. Liabilities assumed consisted of $219,495 of accounts payable and accrued liabilities. After entering into the Exchange Agreement, the Company made advances to DCII to fund its operations. The amount loaned to DCII totaled $1,659,418 as of the date of acquisition. The excess of the purchase price over the estimated fair market value of the acquired assets was $15,623,750. Of this amount, $11,923,750 was recorded as goodwill and other intangibles and is being amortized over a period of five years and $3,700,000 was expensed as acquired in-process research and development. Upon consummation of the DCII acquisition, the Company immediately expensed $3,700,000 representing purchased in-process technology that had not yet reached technological feasibility and has no alternative future use. The in-process projects were focused on the continued development and evolution of internet e-commerce solutions including: netClearing and two virtual store projects (videos and books). The nature of these projects is to provide full service credit card clearing and merchant banking services over the Internet for businesses and financial institutions and to market software to help customers develop virtual stores on the Internet. When completed, the projects will enable the creation of any "virtual store" through a simplified interface.

         As of the date of acquisition, DCII had invested $1,300,000 in the in-process projects identified above. The developmental projects at the time of the acquisition were not technologically feasible and had no alternative future use. This conclusion was attributable to the fact that DCII had not completed a working model that had been tested and proven to work at performance levels which were expected to be commercially viable, and that the technologies constituting the projects had no alternative use other than their intended use.

         Development of the acquired in-process technology into commercially viable products and services required efforts principally related to the completion of all planning, designing, coding, prototyping, scalability verification, and testing activities necessary to establish that the proposed technologies would meet their design specifications, including functional, technical, and economic performance requirements. Management estimated that approximately $4,000,000 would be required during the 12 to 18 months following the acquisition to develop the aforementioned products to commercial viability.

         Management estimates that the projects were approximately 50% complete at the date of the acquisition given the nature of the achievements to date. These estimates are subject to change, given the uncertainties of the development process, and no assurance can be given that deviations from these estimates will not occur.

         The net cash flows resulting from the projects underway at DCII, which were used to value the purchased research and development, are based on management's estimates of revenues, cost of revenues, research and development costs, selling, general, and administrative costs, and income taxes from such projects. These estimates assume that the revenue projections are based on the potential market size that the projects are addressing, the Company's ability to gain market share in these segments, and the life cycle of in-process technology.

         Estimated total revenues from the purchased in-process projects peak in the fiscal years 2001 and 2002 and then decline rapidly in the fiscal years 2003 and 2004 as other new products are expected to enter the market. There can be no assurances that these assumptions will prove accurate, or that the Company will realize the anticipated benefit of the acquisition. The net cash flows generated from the in-process technology are expected to reflect earnings before interest and taxes, of approximately 35% to 48% for the sales generated from in-process technology.

         The discount of the net cash flows to their present value is based on the weighted average cost of capital ("WACC"). The WACC calculation produces the average required rate of return of an investment in an operating enterprise, based on various required rates of return from investments in various areas of the enterprise. The discount rate used to discount the net cash flows from the purchased in-process technology was 45% for DCII. This discount rate reflects the uncertainty surrounding the successful development of the purchased in-process technology, the useful life of such technology, the profitability levels of such technology, if any, and the uncertainty of technological advances, all of which were unknown at the time of the acquisition.

         As evidenced by its continued support for these projects, management believes the Company is well positioned to successfully complete the research and development projects. However, there is risk associated with the completion of the projects, and there is no steadfast assurance that each will meet with either technological or commercial success. The substantial delay or outright failure of these e-commerce solutions would negatively impact the Company's financial condition. If these projects are not successfully developed, the Company's business, operating results, and financial condition may be negatively affected in future periods. In addition, the value of other intangible assets acquired may become impaired.

         To date, DCII results have not differed significantly from the forecast assumptions. The Company's research and development expenditures since the DCII acquisition have not differed materially from expectations. Revenue contribution from the acquired technology falls within an acceptable range of plans in its role in the Company's suite of internet and e-commerce solutions.

Unaudited Pro Forma Data for Acquisitions of Continuing Operations

         The unaudited pro forma results of operations of the Company for the nine months ended March 31, 1999 and the three and nine months ended March 31, 1998 (assuming the acquisitions of Books Now, WeatherLabs and DCII had occurred as of July 1, 1997 and excluding the write off of acquired in-process research and development of $3,700,000 in connection with the DCII acquisition) are as follows:

                                     1999               1998               1998
                                     ----               ----               ----
                               Nine MonthsEnded   ThreeMonthsEnded   Nine Months Ended
                               ----------------    --------------     --------------
   Net sales                     $  1,218,234        $  452,271        $  818,346
   Loss from continuing
      operations                  (15,023,988)       (2,589,878)       (6,683,895)
   Loss per share from
      continuing operations             (1.10)            (0.19)            (0.49)

Access Services, Inc.

         On April 1, 1999, the Company entered into an Agreement to acquire all of the outstanding stock of Access Services, Inc. ("Access Services"), a credit card processing company. The acquisition was closed in April 1999. At closing, the shareholders of Access Services were issued 300,000 shares of the Company's common stock valued at $1,631,400, $75,000 in cash and warrants to purchase 100,000 shares of the Company's common stock at $5.50 per share. The acquisition will be accounted for as a purchase.

Sisna, Inc.

         On January 8, 1997,  the Company  completed the  acquisition  of Sisna,
Inc. ("Sisna") pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Agreement"). Pursuant to the Agreement, the Company issued 325,000 shares of its common stock valued at $2,232,961 in exchange for all of the issued and outstanding shares of Sisna. The issuance of the common shares was recorded at the quoted market price on the date of the acquisition. The excess of the purchase price over the estimated fair market value of the acquired assets less liabilities assumed was $2,232,961, which was allocated to acquired in-process research and development and expensed at the date of the acquisition. Sisna had not been profitable since its inception. The tangible assets acquired consisted of $32,212 of trade accounts receivable, $124,151 of inventory and $500,000 of computer and office equipment. The liabilities assumed consisted of $10,550 of bank overdrafts, $278,227 of accounts payable, $233,142 of notes payable and $134,444 of other accrued liabilities.

         In connection with the acquisition, the Company entered into three-year employment agreements with four of Sisna's key employees and shareholders. The four employment agreements provided for aggregate base annual compensation of $280,000. The employment agreements also provided for aggregate bonuses of $500,000, which were paid as of the date of the acquisition. These bonuses were earned and expensed as the employees completed certain computer installations. The employment agreements also included noncompetition provisions for periods extending three years after the termination of employment with the Company.

         In March 1998, the Company sold the operations of Sisna to Henry Smith, Sisna's former owner (and a director of the Company at the time of the sale) and certain other buyers in exchange for 35,000 shares of the Company's common stock at a value of $141,904. Mr. Smith and the other buyers received tangible assets of $55,547 of accounts receivable, $35,083 of prepaid expenses, $47,533 of computer and office equipment, and $9,697 of other assets and assumed liabilities of $33,342 of accounts payable, $101,951 of notes payable, and $243,320 of other accrued liabilities. The sale resulted in a pretax gain on the sale of $372,657. The sales price to Mr. Smith was determined by arms' length negotiations between Mr. Smith and the independent Directors and was approved by the Board of Directors with Mr. Smith abstaining.

         The operations of Sisna have been reflected in the accompanying condensed consolidated financial statements for the period July 1, 1997 through March 31, 1998 as discontinued operations. The Sisna revenues were $143,982 and $555,685 and the loss from operations was $33,117 and $425,078 during the three and nine months ended March 31, 1998, respectively.

Sale of Direct Mail Advertising Operations

         In March 1998, the Company sold its direct mail advertising operations to Focus Direct, an unrelated Texas corporation. Pursuant to the asset purchase agreement, Focus Direct purchased all assets, properties, rights, claims and goodwill, of every kind, character and description, tangible and intangible, real and personal wherever located of the Company used in the Company's direct mail operations. Focus Direct also agreed to assume certain liabilities of the Company related to the direct mail advertising operations. Pursuant to the agreement, Focus Direct agreed to pay the Company $7,700,000 for the above described net assets. Focus Direct paid the Company $6,900,000 at closing and will pay an additional $700,000 by June 30, 1999. The total purchase price was adjusted for the difference between the assets acquired and liabilities assumed at November 30, 1997 and those as of the date of closing. This sale resulted in a pretax gain of $7,031,548. The purchaser acquired tangible assets consisting of approximately $495,000 of accounts receivable, $180,000 of inventory, $575,000 of furniture and equipment, and $10,000 of other assets, and assumed liabilities of approximately $590,000 of accounts payable and $320,000 of other accrued liabilities.

         The direct mail advertising operations have been reflected as discontinued operations in the accompanying condensed consolidated financial statements for the three and nine month periods ended March 31, 1998. The direct mail advertising revenues were $2,028,430 and $7,508,212 and the pretax income
(loss) from operations was $(80,877) and $178,204 during the three and nine months ended March 31, 1998, respectively.

Sale of Certain Assets Related to WorldNow

         On July 15, 1998, the Company signed an agreement to sell a portion of its assets related to the Company's Internet-related business branded under the "WorldNow" and "WorldNow Online Network" marks to Gannaway Web Holdings, LLC ("Gannaway"). The assets primarily related to the national Internet-based network of local television stations. Pursuant to the asset purchase agreement, Gannaway agreed to pay $487,172 (less certain amounts as defined) in installments over a one-year period from the date of closing and agreed to pay earn-out amounts of up to $500,000. The earn-out amounts are calculated as ten percent of monthly revenues actually received by Gannaway in excess of $100,000 and are to be paid quarterly. Gannaway acquired tangible assets of approximately $100,000 consisting primarily of computer and office equipment and assumed no liabilities. The operations of WorldNow through the date of the sale of the assets are reflected in the accompanying condensed consolidated financial statements in loss from continuing operations.
The Company realized a pretax gain of $308,245 on the sale.

NOTE 3 - NET LOSS PER COMMON SHARE

         Basic net loss per common share ("Basic EPS") excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share ("Diluted EPS") reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an antidilutive effect on net loss per common share.

         Options to purchase 679,793 and 1,340,000 shares of common stock at weighted average exercise prices of $4.36 and $5.70 per share as of March 31, 1999 and 1998, respectively, warrants to purchase 1,935,000 shares of common stock at a weighted average exercise price of $7.21 per share as of March 31, 1999 and 360 shares of Series A preferred stock convertible to 800,000 shares of common stock at $4.50 per share at March 31, 1999 were not included in the computation of Diluted EPS. The inclusion of the options, warrants and preferred stock would have been antidilutive, thereby decreasing net loss per common share. As of March 31, 1999, the Company has agreed to issue up to an additional 523,940 shares of common stock in connection with the acquisition of WeatherLabs (see Note 2), contingent on the future price of the Company's common stock. These contingent shares have also been excluded from the computation of diluted EPS.

NOTE 4 - CONTENT LICENSE AND DISTRIBUTION AGREEMENT WITH AT HOME CORPORATION

         On July 10, 1998, the Company entered into a Content License and Distribution Agreement with At Home Corporation ("@Home") for an initial term of 36 months. Under this agreement, the Company has agreed to: (1) pay @Home $800,000 in non-refundable guaranteed cash payments, (2) issue 20,534 shares of the Company's common stock, (3) issue seven-year warrants to purchase 100,000 shares of the Company's common stock at $9.74 per share (the "Warrant Shares"), and (4) issue warrants to purchase 100,000 shares of the Company's common stock at $19.48 per share (the "Performance Warrants"); in exchange for @Home providing the Company with advertising, marketing and distribution for the Company's WeatherLabs services site on the @Home Network and promotion of the Weather@Home site. The Company is to receive 40 percent of the net advertising revenue generated from Weather@Home on the @Home Network. The Company will retain all of the advertising revenue generated from the co-branded Weather@Home site which is located within WeatherLabs.

         The Company made a cash payment to @Home of $266,000 upon execution of the agreement in July 1998, and is scheduled to make additional payments of $267,000 on July 10, 1999 and $267,000 on July 10, 2000. The Company issued 20,534 shares of its common stock on the effective date of the agreement. The Warrant Shares vested on the effective date of the agreement. The Performance Warrants vest over the term of the agreement as certain promotion criteria are achieved by @Home. The costs related to the agreement are advertising costs and will be expensed as the advertising services are received. Of the initial cash payment to @Home of $266,000, the fair market value of the 20,534 shares of common stock of $223,307 and the estimated fair market value of the Warrant Shares of $887,000, $1,146,922 has been recorded as prepaid advertising expense as of March 31, 1999 and will be expensed as advertising services are provided.

NOTE 5 - EQUITY AND DEBT FINANCING

         On October 22, 1998, the Company borrowed $1,200,000 from a group of individual lenders (the "Loan"). The annual interest rate on the Loan is 24% and the Loan is secured by receivables owed to the Company. The maturity date of the Loan is October 22, 1999. It may be prepaid without penalty any time after February 22, 1999. In connection with the Loan, the Company paid a finders fee of $27,750 and issued two-year warrants to purchase 25,000 shares of the Company's common stock at a price of $2.875 per share. The finders fee and the fair market value of the two-year warrants have been capitalized and are being amortized over the life of the loan.

         On November 24, 1998, the Company raised $1.8 million by selling its common stock and warrants to purchase common stock to The Brown Simpson Strategic Growth Funds (the "Purchasers") pursuant to a Securities Purchase Agreement between the Company and the Purchasers (the "Purchase Agreement"). On December 2, 1998, the Company sold an additional $1.8 million of common stock to the Purchasers and amended the Purchase Agreement and related documents (the "Amended Agreements").

         Pursuant to the Purchase Agreement and Amended Agreements, the Purchasers acquired 800,000 shares of the Company's common stock and five-year warrants to purchase 800,000 additional shares ("Tranche A"). The exercise price for 400,000 of the warrants is $5.53 per share and the exercise price of the remaining 400,000 warrants is $9.49 per share. The exercise price of the warrants is subject to adjustment on the six month anniversary of each respective closing to the lesser of the initial exercise price and the average price of the Company's common stock during any five consecutive business days during the 22 business days ending on such anniversary of the closing. The warrants are callable by the Company if for 15 consecutive trading days, the closing bid price of the Company's stock is at least two times the then-current exercise price. Because the shares acquired by the purchasers were priced at a 10% discount from the quoted market price no value has been allocated to the warrants.

         The Amended Agreements also required the Company to sell to the Purchasers, and the Purchasers to purchase from the Company, an additional tranche of 800,000 units, each unit consisting of one share of the Company's common stock and a warrant to purchase one share of common stock (the "Tranche B Units"), if certain conditions are met. A condition to the sale of the Tranche B Units, among others, is that the closing bid price of the Company's common stock be more than $7 per share for fifteen consecutive trading days. The price for the Tranche B Units is $7 per Unit and the exercise price of the warrants contained in the Tranche B Unit will be equal to 110% of the closing bid price of the Company's stock on the day of the sale of the Tranche B Units. The commitment to purchase the Tranche B Units was subsequently terminated (see discussion below).

On March 3, 1999, the Company raised an additional $3.6 million through the sale of Series A Convertible Preferred Stock (the "Preferred Stock") and warrants to purchase common stock to the Purchasers pursuant to a Securities Purchase Agreement between the Company and the Purchasers (the "March Purchase Agreement").

         Pursuant to the March Purchase Agreement, the Purchasers acquired 360 shares of Series A Preferred Stock convertible into 800,000 shares of common stock and five-year warrants to purchase an additional 800,000 shares of common stock. The Preferred Stock is convertible into common stock at a price of $4.50 per share of common stock. The initial exercise price for the warrants is $5.23 per share, subject to adjustment on the six month anniversary of the closing, to the lesser of the initial exercise price and the average price of the Company's common stock during any five consecutive business days during the 22 business days ending on such anniversary of the closing. The warrants are callable by the Company if for 30 consecutive trading days, the closing bid price of the Company's common stock is at least two times the then-current exercise price.

         The March Purchase Agreement also requires the Company to sell to the Purchasers, and the Purchasers to purchase from the Company, an additional tranche of 1,600,000 units, each unit consisting of Series B Convertible Preferred Stock convertible into one share of the Company's common stock and a five-year warrant to purchase one share of common stock (the "Tranche D Units"), if certain conditions are met. A condition to the sale of the Tranche D Units, among others, is that the closing bid price of the Company's common stock be more than $7 per share for 30 consecutive trading days. The price for the

Tranche D Units is $7 per Unit and the exercise price of the warrants contained in the Tranche D Unit will be $7.70. The March Purchase Agreement terminates the commitment for Tranche B Units previously disclosed.

         The Company filed an S-3 registration statement on December 11, 1998, which was amended on February 12, 1999 and May 5, 1999, with the Securities and Exchange Commission covering all of the shares of common stock sold to the Purchasers as well as the shares of common stock underlying the related warrants and preferred stock. The registration statement became effective on June 17, 1999.

NOTE 6 - MODIFICATION TO AMERICA ONLINE CONTRACT

         Effective June 1, 1998, the Company entered into a marketing agreement with America Online ("AOL"), which gave the Company "permanent anchor tenancy" and advertising for its Videos Now website on key channels of the America Online Network, AOL.com and Digital City. Due to low sales volume and unacceptable gross margins from the sale of videos on the Videos Now website on AOL, the Company entered into discussions with AOL beginning in November, 1998 to restructure the terms of the marketing agreement with AOL. Effective January 1, 1999, the Company amended the Marketing Agreement to: (1) reduce the previously required January 1, 1999 payment of $4,000,000 to AOL to a payment of $315,000 on or prior to January 31, 1999, and (2) eliminate any additional cash payments to AOL in the future under the Marketing Agreement.

         On February 1, 1999, the Company entered into a second amendment with AOL, under which AOL will return to the Company (a) 636,942 warrants to purchase common stock and (b) 601,610 of the 955,414 shares of its common stock previously issued to AOL under the marketing agreement. All advertising will cease immediately, but the Company will continue to have a permanent location or "button" on AOL's shopping channel until August 31, 1999. The Company has no further financial obligations to AOL.

         Under the original contract with AOL the Company was to be one of only two predominantly displayed online stores ("permanent anchor tenant") for the sale of videos on the AOL channels where subscribers would most likely go to purchase videos. In addition to the predominant display on the AOL channels, AOL was providing advertising on its other channels to send customers to the permanent anchor tenant sites. The permanent anchor tenancy included "above the fold placement" (no scrolling required to see the Company's video site) and an oversized logo (larger than a banner or a button). Under the amended contract with AOL the Company will only receive "button" placement on the AOL shopping channel. "Button" placement is not predominant on the AOL channels, is smaller, need not be "above the fold" and is not the beneficiary of AOL advertising designed to send customers to the site.

         As a result of the February 1, 1999 agreement with AOL, the Company determined that the remaining balance of the AOL anchor tenant placement costs of $12,364,123, less $139,206 representing the fair market value of the permanent location of the shopping channel for 8 months, was written off as of December 31, 1998. A portion of the write-off was offset by recording the return of the 601,610 shares of common stock, which had a fair market value of $4,549,676 as of the date the agreement was terminated, and by recording the cancellation of the warrants which had a recorded value of $2,519,106 as of

December 31, 1998. This resulted in a net write-off of $52,202 during the three months ended March 31, 1999 and $5,208,337 during the nine months ended March 31, 1999.

NOTE 7 - SOFTWARE LICENSE AGREEMENT

         On March 25, 1999, the Company entered into a 60 month software license agreement with ACI Worldwide, Inc. ("ACI") for ACI's BASE24(R) software which will be used to enhance the Company's existing Internet-based platforms that offer secure payments processing for business-to-consumer electronic commerce. Under the agreement the Company has agreed to pay ACI approximately $5,979,000 during the life of the contract. The Company made a payment of approximately $629,000 upon signing the contract and is scheduled to make equal payments at the beginning of each quarter totaling $1,000,000 for calendar year 2000, $1,200,000 for calendar year 2001, $1,400,000 for calendar year 2002, $1,400,000 for calendar year 2003 and a final payment of $350,000 on January 1, 2004. The payments made under the agreement will be expensed ratably over the term of the agreement. The initial payment of approximately $629,000 was recorded as prepaid software lease in the accompanying March 31, 1999 balance sheet.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                        (formerly DataMark Holding, Inc.)
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF JUNE 30, 1998 AND 1997 AND FOR
                         EACH OF THE THREE YEARS IN THE
                           PERIOD ENDED JUNE 30, 1998

                             TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Digital Courier Technologies, Inc.:

         We have audited the accompanying consolidated balance sheets of Digital Courier Technologies, Inc. (formerly DataMark Holding, Inc.) and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1998 (as restated, see Note 1). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Courier Technologies, Inc. and subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from continuing operations of $5,597,967, $7,158,851 and $3,586,413 during the years ended June 30, 1998, 1997 and 1996, respectively. The Company had a tangible working capital deficit of $272,968 as of June 30, 1998. None of the Company's continuing operations are generating positive cash flows. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


ARTHUR ANDERSEN LLP

Salt Lake City, Utah
May 3, 1999

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEETS (AS RESTATED)
                          AS OF JUNE 30, 1998 AND 1997

                                     ASSETS


                                                                 1998            1997
                                                            ------------    ------------
CURRENT ASSETS:
   Cash                                                     $  3,211,724    $  4,938,404
   Trade accounts receivable                                      16,459            --
   Inventory                                                      21,046            --
   Current portion of AOL anchor tenant placement costs        3,237,281            --
   Prepaid expenses and other current assets                     793,721          74,742
   Net current assets of discontinued operations                    --           105,739
                                                            ------------    ------------

                Total current assets                           7,280,231       5,118,885
                                                            ------------    ------------

PROPERTY AND EQUIPMENT:
   Computer and office equipment                               6,225,817       5,210,607
   Furniture, fixtures and leasehold improvements                777,419         724,717
   Vehicles                                                         --            29,059
                                                            ------------    ------------

                                                               7,003,236       5,964,383
   Less accumulated depreciation and amortization             (2,109,736)       (510,307)
                                                            ------------    ------------

                Net property and equipment                     4,893,500       5,454,076
                                                            ------------    ------------

AOL ANCHOR TENANT PLACEMENT COSTS, net of current portion
                                                               8,136,841            --
                                                            ------------    ------------

GOODWILL, net of accumulated amortization of $76,699           1,441,459            --
                                                            ------------    ------------
RECEIVABLE FROM DIGITAL COURIER INTERNATIONAL, INC
                                                                 810,215            --
                                                            ------------    ------------

NET LONG-TERM ASSETS OF DISCONTINUED OPERATIONS
                                                                    --           709,063
                                                            ------------    ------------

OTHER ASSETS                                                   1,458,500          38,636
                                                            ------------    ------------

                                                            $ 24,020,746    $ 11,320,660
                                                            ============    ============

          See accompanying notes to consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

              CONSOLIDATED BALANCE SHEETS (AS RESTATED) (Continued)
                          AS OF JUNE 30, 1998 AND 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                    1998           1997
                                                                               ------------    ------------

CURRENT LIABILITIES:
   Current portion of capital lease obligations                                $  1,006,906    $       --
   Note payable                                                                     100,000            --
   Accounts payable                                                               1,458,598       1,086,474
   Accrued rental payments for vacated facilities                                   544,014            --
   Other accrued liabilities                                                        531,400         408,103
                                                                               ------------    ------------
          Total current liabilities                                               3,640,918       1,494,577
                                                                               ------------    ------------

CAPITAL LEASE OBLIGATIONS, net of current portion                                 1,384,132            --
                                                                               ------------    ------------

COMMITMENTS AND CONTINGENCIES (Notes 1, 4, 7 and 12)

STOCKHOLDERS' EQUITY:
   Preferred stock, $.0001 par value; 2,500,000 shares authorized, no shares
     issued                                                                            --              --
   Common stock, $.0001 par value; 20,000,000 shares authorized, 8,268,489
     and 8,560,932 shares outstanding, respectively                                     827             856
   Additional paid-in capital                                                    31,196,354      23,272,606
   Warrants outstanding                                                           2,519,106            --
   Receivable to be settled through the repurchase of common shares by the
     Company                                                                       (148,576)           --
   Accumulated deficit                                                          (14,572,015)    (13,447,379)
                                                                               ------------    ------------
          Total stockholders' equity                                             18,995,696       9,826,083
                                                                               ------------    ------------

                                                                               $ 24,020,746    $ 11,320,660
                                                                               ============    ============

          See accompanying notes to consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS (AS RESTATED)
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996


                                                            1998            1997                 1996
                                                         -----------    -----------    -----------
NET SALES                                                $   803,011    $     8,812    $      --
COST OF SALES                                                745,871            492           --
                                                         -----------    -----------    -----------
                Gross margin                                  57,140          8,320           --
                                                         -----------    -----------    -----------
OPERATING EXPENSES:
   General and administrative                              4,092,737      1,400,916        685,528
   Depreciation and amortization                           1,545,090        398,066         86,828
   Research and development                                1,432,006      3,966,185      1,478,890
   Selling                                                 1,290,012      1,897,665           --
   Compensation expense related to issuance of options
   by principal stockholder                                     --             --        1,484,375
                                                         -----------    -----------    -----------
                Total operating expenses                   8,359,845      7,662,832      3,735,621
                                                         -----------    -----------    -----------
OPERATING LOSS                                            (8,302,705)    (7,654,512)    (3,735,621)
                                                         -----------    -----------    -----------
OTHER INCOME (EXPENSE):
   Interest and other income                                 178,354        496,365         95,408
   Interest expense                                         (157,616)          (704)       (38,199)
                                                         -----------    -----------    -----------
                Net other income                              20,738        495,661         57,209
                                                         -----------    -----------    -----------
LOSS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS
                                                          (8,281,967)    (7,158,851)    (3,678,412)

INCOME TAX BENEFIT                                         2,684,000           --           91,999
                                                         -----------    -----------    -----------
LOSS FROM CONTINUING OPERATIONS                           (5,597,967)    (7,158,851)    (3,586,413)
                                                         -----------    -----------    -----------

          See accompanying notes to consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF OPERATIONS (AS RESTATED) (Continued)
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996


                                                                   1998           1997          1996
                                                               -----------    -----------   -----------
DISCONTINUED OPERATIONS:
   Income from operations of discontinued direct mail
     advertising operations, net of income tax provision of
     $66,827, $180,263 and $91,999, respectively               $   111,377    $   300,438   $   153,332
   Gain on sale of direct mail advertising operations, net
     of income tax provision of $2,636,831                       4,394,717           --            --
   Loss from operations of discontinued Internet service
     provider subsidiary, net of income tax benefit of
     $159,404 and $180,263, respectively                          (265,674)    (3,040,643)         --
   Gain on sale of Internet service provider subsidiary, net
     of income tax provision of $139,746                           232,911           --            --
                                                               -----------    -----------   -----------

INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS                                                     4,473,331     (2,740,205)      153,332
                                                               -----------    -----------   -----------
NET LOSS                                                       $(1,124,636)   $(9,899,056)  $(3,433,081)
                                                               ===========    ===========   ===========
NET LOSS PER COMMON SHARE:
   Loss from continuing operations:
     Basic and diluted                                         $     (0.66)   $     (0.86)  $     (0.61)
                                                               ===========    ===========   ===========
   Income (loss) from discontinued operations:
     Basic and diluted                                         $      0.53    $     (0.33)  $      0.03
                                                               ===========    ===========   ===========
   Net Loss:
     Basic and diluted                                         $     (0.13)   $     (1.19)  $     (0.58)
                                                               ===========    ===========   ===========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING:
     Basic and diluted                                           8,422,345      8,309,467     5,917,491
                                                               ===========    ===========   ===========

          See accompanying notes to consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (AS RESTATED)
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                                                      Additional
                                                              Common Stock             Paid-in      Warrants
                                                         Shares         Amount         Capital     Outstanding
                                                      ------------   ------------   ------------   ------------
BALANCE, June 30, 1995                                $  5,539,953   $        554   $  1,187,913   $       --
Issuance of common stock for cash, net of offering
   costs of $1,524,538                                   1,992,179            199     13,914,650           --
Stock subscriptions, net of commissions of $166,238        214,500             21      1,496,116           --
Exercise of stock warrants                                 321,775             32      2,493,724           --
Issuance of options by principal stockholder                  --             --        1,484,375           --
Exercise of stock options                                   17,000              2          8,498           --
Net loss                                                      --             --             --             --
                                                      ------------   ------------   ------------   ------------
BALANCE, June 30, 1996                                   8,085,407            808     20,585,276           --
Exercise of stock options                                  102,400             10         78,405           --
Collection of stock subscriptions receivable                  --             --             --             --
Exercise of stock warrants                                  36,125              4        279,965           --
Issuance of common stock to purchase computer
   software                                                 12,000              1         95,999           --
Issuance of common stock to acquire Sisna                  325,000             33      2,232,961           --
Net loss                                                      --             --             --             --
                                                      ------------   ------------   ------------   ------------
BALANCE, June 30, 1997                                   8,560,932            856     23,272,606           --
                                                      ------------   ------------   ------------   ------------

                                                                          Stock
                                                   Receivable To Be   Subscriptions      Accumulated
                                                     Settled In         Receivable        Deficit
                                                   -------------       ------------     ------------

BALANCE, June 30, 1995                                $        --       $             $   (115,242)
Issuance of common stock for cash, net of offering
   costs of $1,524,538                                         --             --              --
Stock subscriptions, net of commissions of $166,238            --       (1,496,137)           --
Exercise of stock warrants                                     --             --              --
Issuance of options by principal stockholder                   --             --              --
Exercise of stock options                                      --             --              --
Net loss                                                       --             --        (3,433,081)
                                                      -------------   ------------    ------------
BALANCE, June 30, 1996                                         --       (1,496,137)     (3,548,323)
Exercise of stock options                                      --             --              --
Collection of stock subscriptions receivable                   --        1,496,137            --
Exercise of stock warrants                                     --             --              --
Issuance of common stock to purchase computer
   software                                                    --             --              --
Issuance of common stock to acquire Sisna                      --             --              --
Net loss                                                       --             --        (9,899,056)
                                                      -------------   ------------    ------------
BALANCE, June 30, 1997                                         --             --       (13,447,379)
                                                      -------------   ------------    ------------


          See accompanying notes to consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (AS RESTATED) (Continued)
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996
                                                                                          Additional
                                                                Common Stock               Paid-in          Warrants
                                                            Shares         Amount          Capital        Outstanding
                                                        ------------    ------------    ------------      ------------
BALANCE, June 30, 1997                                     8,560,932    $        856    $ 23,272,606      $     --
Exercise of stock options                                    424,815              42         539,093            --
Acquisition of shares in cashless exercise of stock
   options                                                  (132,822)            (13)       (488,329)           --
Issuance of common stock for compensation                     20,000               2          61,248            --
Compensation expense recorded in connection with
   grant of stock options                                       --              --           343,750            --
Issuance of common stock to acquire Books Now, Inc.
                                                             100,000              10         312,490            --
Issuance of common stock to acquire WeatherLabs, Inc.
                                                             253,260              26         762,478            --
Issuance of common stock and warrants in connection
   with AOL agreement                                        955,414              96       8,329,920       2,519,106
Purchase of common stock from officers for cash           (1,866,110)           (187)     (1,699,813)           --
Reacquisition and retirement of common stock in
   connection with sale of Sisna                             (35,000)             (4)       (141,090)           --

Reacquisition of common stock issued to purchase             (12,000)             (1)        (95,999)           --
Receivable to be settled through the repurchase of
   common shares by the Company                                 --              --              --              --
Net loss                                                        --              --              --              --
                                                        ------------    ------------    ------------   ------------
BALANCE, June 30, 1998                                  $  8,268,489    $        827    $ 31,196,354   $  2,519,106
                                                        ============    ============    ============   ============
                                                                                    Stock
                                                        Receivable To Be        Subscriptions    Accumulated
                                                          Settled In             Receivable        Deficit
                                                         ------------          ------------     ------------
BALANCE, June 30, 1997                                   $       --            $       --       $ (13,447,37
Exercise of stock options                                        --                    --              --
Acquisition of shares in cashless exercise of stock
   options                                                       --                    --              --
Issuance of common stock for compensation                        --                    --              --
Compensation expense recorded in connection with
   grant of stock options                                        --                    --              --
Issuance of common stock to acquire Books Now, Inc.
                                                                 --                    --              --
Issuance of common stock to acquire WeatherLabs, Inc
                                                                 --                    --              --
Issuance of common stock and warrants in connection
   with AOL agreement                                            --                    --              --
Purchase of common stock from officers for cash                  --                    --              --
Reacquisition and retirement of common stock in
   connection with sale of Sisna                                 --                    --              --

Reacquisition of common stock issued to purchase                 --                    --              --
Receivable to be settled through the repurchase of
   common shares by the Company                              (148,576)                 --              --
Net loss                                                         --                    --        (1,124,636)
                                                         ------------          ------------    ------------
BALANCE, June 30, 1998                                   $   (148,576)         $       --      $(14,572,015)
                                                         ============          ============    ============

          See accompanying notes to consolidated financial statements.

`

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (AS RESTATED)
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                           Increase (Decrease) in Cash

                                                                                    1998            1997           1996
                                                                                -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                     $(1,124,636)   $(9,899,056)   $(3,433,081)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Gains on sales of direct mail and Internet service operations             (7,404,205)          --             --
       Depreciation and amortization                                              1,545,090        398,066         86,828
       Provision for reserve against CommTouch Ltd. Investment                      375,000           --             --
       Compensation expense related to issuance of stock options                    343,750           --        1,484,375
       Issuance of common stock as compensation                                      61,250           --             --
       Compensation expense related to cashless exercise of stock options            18,375           --             --
       Loss on disposition of equipment                                              11,196           --             --
       Expense purchased research and development                                      --        2,232,961           --
       Changes in operating assets and liabilities, net of effect of acquisitions and dispositions-
            Trade accounts receivable                                               101,653          8,206         (8,206)
            Inventory                                                                   836           --             --
            AOL anchor tenant placement costs                                      (525,000)          --             --
            Prepaid expenses and other current assets                              (520,737)       (74,742)         2,042
            Net current assets of discontinued operations                              --          182,041       (178,964)
            Other assets                                                            (13,360)       (38,636)        84,570
            Accounts payable                                                        446,168        588,899        443,813
            Accrued liabilities                                                     306,650        267,601        133,056
                                                                                -----------    -----------    -----------
                Net cash used in operating activities                            (6,377,970)    (6,334,660)    (1,385,567)
                                                                                -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                              (794,344)    (3,188,360)    (2,589,212)
   Net proceeds from the sale of direct mail advertising operations               6,857,300           --             --
   Proceeds from sale of equipment                                                   20,938           --             --
   Increase in receivable from Digital Courier International, Inc.                 (810,215)          --             --
   Increase in net long-term assets of discontinued operations                         --         (509,334)       (70,628)
   Cash of discontinued operations                                                   13,870           --             --
   Investment in CommTouch, Ltd.                                                   (750,000)          --             --
                                                                                -----------    -----------    -----------
                Net cash provided by (used in) investing activities               4,537,549     (3,697,694)    (2,659,840)
                                                                                -----------    -----------    -----------
           See accompanying notes to consolidated financial statements

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF CASH FLOWS (AS RESTATED) (Continued)
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                           Increase (Decrease) in Cash

                                                                                  1998            1997            1996
                                                                              ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from sale and lease back of equipment                         $  2,650,000    $       --      $       --
   Net proceeds from issuance of common stock and other contributed capital
                                                                                    32,417         358,418      16,417,105
   Collection of receivables from sale of common stock                                --         1,496,137         719,000
   Proceeds from borrowings                                                         86,000            --            29,701
   Purchase of common stock from officers                                       (1,700,000)           --              --
   Principal payments on capital lease obligation                                 (690,183)           --              --
   Principal payments on borrowings                                               (264,493)        (43,201)           --
                                                                              ------------    ------------    ------------
                Net cash provided by financing activities                          113,741       1,811,354      17,165,806
                                                                              ------------    ------------    ------------
NET INCREASE (DECREASE) IN CASH                                                 (1,726,680)     (8,221,000)     13,120,399
CASH AT BEGINNING OF YEAR                                                        4,938,404      13,159,404          39,005
                                                                              ------------    ------------    ------------
CASH AT END OF YEAR                                                           $  3,211,724    $  4,938,404    $ 13,159,404
                                                                              ============    ============    ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                     $    157,616    $      9,495    $     56,942

          See accompanying notes to consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      DESCRIPTION OF THE COMPANY

Organization and Principles of Consolidation

         DataMark Systems, Inc. ("Systems") was incorporated under the laws of the State of Nevada on April 29, 1987. DataMark Printing, Inc. ("Printing") was incorporated under the laws of the State of Utah on March 23, 1992. WorldNow Online Network, Inc. ("WorldNow"), formerly DataMark Media, Inc., was incorporated as a wholly owned subsidiary of Systems on October 3, 1994. Systems negotiated a plan of reorganization and subscription agreement with the shareholders of Printing (who were also greater than 80 percent shareholders of Systems) whereby those shareholders transferred all of the outstanding shares of common stock of Printing to Systems as an additional contribution to capital in December 1994. No additional shares of common stock of Systems were issued in the transaction.

         Exchequer I, Inc. ("Exchequer"), a publicly held Delaware corporation, was incorporated May 16, 1985. On January 11, 1995, Systems consummated a merger agreement with Exchequer whereby Systems became a wholly owned subsidiary of Exchequer, which changed its name to DataMark Holding, Inc. ("Holding" or the "Company"). The shareholders of Systems received 2121.013 shares of Holding's common stock for each share of Systems' common stock outstanding at the date of the merger. Accordingly, the 2,132 shares of Systems' common stock were converted into 4,522,000 shares of Holding's common stock. The accompanying financial statements have been restated to reflect the stock conversion for all periods presented. The merger was accounted for as a reverse acquisition with Systems being considered the acquiring company for accounting purposes. Prior to the merger, Holding had no assets, $26,215 of liabilities and 471,952 shares of common stock issued and outstanding. The reverse acquisition was accounted for by recording the liabilities of Holding at the date of merger at their historical cost, which approximated fair value.

         Effective March 17, 1998, Holding entered into a Stock Exchange Agreement (the "Exchange Agreement") with Digital Courier International, Inc., a Nevada corporation ("DCII"). Pursuant to the Exchange Agreement, Holding agreed to issue 4,659,080 shares of its common stock to the shareholders of DCII. The acquisition and the changing of Holding's name to Digital Courier Technologies, Inc. ("DCTI") were approved by the shareholders of Holding on September 16, 1998. The acquisition of DCII will be accounted for as a purchase. Approximately $3,700,000 of the total purchase price of approximately $14,000,000 will be allocated to in process research and development and will be expensed in the first quarter of fiscal year 1999. After entering into the Exchange Agreement, the Company made advances to DCII to fund its operations. The amount loaned to DCII totaled $810,215 as of June 30, 1998 and is reflected as a noncurrent receivable in the accompanying June 30, 1998 consolidated balance sheet.

         DCII is a Java-based Internet and wireless communications software development company originally incorporated on July 23, 1996. For the year ended December 31, 1997, DCII had no revenues.

         On January 8, 1997, the Company acquired all of the outstanding shares of common stock of Sisna, Inc. ("Sisna"). In January 1998, the Company acquired all of the outstanding shares of common stock of Books Now, Inc. ("Books Now") and in May 1998 acquired all of the outstanding common stock of WeatherLabs Technologies, Inc. ("WeatherLabs"). The acquisitions of Sisna, Books Now and WeatherLabs have been accounted for as purchases with the results of operations of the acquired entities being included in the accompanying consolidated financial statements from the dates of the acquisitions. Additionally, in March 1998, the Company sold its direct mail advertising operations to Focus Direct, Inc. ("Focus Direct") and sold the shares of common stock of Sisna acquired in January 1997 back to Sisna's former major shareholder (see Note 3 for pro forma information). The accompanying consolidated financial statements have been retroactively restated to present the direct mail advertising operations and Sisna's Internet service operations as discontinued operations.

         On July 15, 1998, the Company signed an agreement to sell a portion of the assets related to the Company's Internet-related business branded under the "WorldNow" and "WorldNow Online Network" marks to Gannaway Web Holdings, LLC ("Gannaway"). The assets relate primarily to the national Internet-based network of local television stations (see Note 12).

         DCTI,  WeatherLabs,   Books  Now,  WorldNow,  Printing  and  Sisna  are
collectively referred to herein as the "Company". All significant intercompany accounts and transactions have been eliminated in consolidation.

Subsequent Restatement of Amounts Previously Reported

         Subsequent to the Company filing its Annual Report on Form 10-K for the year ended June 30, 1998 with the Securities and Exchange Commission ("SEC"), the Company restated certain amounts previously reported for fiscal years 1998 and 1997. Changes have been made in the method used for valuing the shares of common stock issued in connection with the acquisitions of Sisna, Books Now and WeatherLabs (see Note 2). Previously the Company had applied discounts to the quoted market prices on the dates of the acquisitions due to the shares being restricted and the Company's stock thinly traded. The restated amounts in the accompanying financial statements reflect the shares of common stock valued at the quoted market price on the dates of the acquisitions, which increased the Sisna purchase price by $558,240, increased the Books Now purchase price by $78,125 and increased the WeatherLabs purchase price by $53,375. In addition, the Company had previously expensed $675,000 of direct response advertising related to the AOL Agreement (see Note 4) as paid because the amount paid was nonrefundable and the Company had no experience on which to evaluate the effectiveness of the direct response advertising. The restated amount of direct expense advertising will be expensed as the advertising services are received. The impacts of the restatement on loss from continuing operations and net loss are as follows:

                                                         Previously                        Previously
                                                          Reported         Restated         Reported         Restated
                                                       ------------------------------------------------------------------
                 Year Ended June 30,                                1998                              1997
-------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                         $(6,264,265)     $(5,597,967)    $(7,158,851)     $(7,158,851)
Net loss                                                $(1,790,934)     $(1,124,636)    $(9,340,816)     $(9,899,056)
Diluted loss per share:
  Loss from continuing operations                            $(0.74)          $(0.66)         $(0.86)          $(0.86)
  Net loss                                                   $(0.21)          $(0.13)         $(1.12)          $(1.19)

Nature of Operations and Related Risks

         The Company's historical operations have primarily consisted of providing highly targeted business to consumer advertising for its clients. During fiscal years 1998, 1997 and 1996, the medium for such targeted advertising was direct mail and was being expanded to include an online network (see discussion below). The direct mail advertising operations were sold in March 1998.

         In January 1997, the Company acquired Sisna, which operates as an Internet service provider allowing its customers access to the Internet. Through a network of franchisees, Sisna offers Internet access in 12 states. Sisna was sold back to Sisna's former major shareholder in March 1998.

         In fiscal 1994, the Company began developing an advertiser funded national Internet service ("WorldNow Online") which was launched in the last quarter of fiscal year 1997. The Company's strategy for WorldNow Online included the creation of a national Internet-based network of local television stations. WorldNow would provide free web hosting, web maintenance and other Internet features, including national content and advertising, to the television stations. In return, the stations would provide local content, ranging from news, weather and sports, to entertainment, recreational and cultural events, as well as free television advertising and promotions in order to drive local users of the Internet to the WorldNow site. Both WorldNow and the stations' revenues would be derived from local and national advertising as well as related commerce conducted via the Internet. WorldNow went online in June 1997, and began generating minimal advertising revenues in August 1997. In July 1998, the Company agreed to sell certain assets related to the national Internet-based network of local television stations (see Note 12).

         As discussed above, the Company has recently acquired Books Now, WeatherLabs and DCII. The Company's strategy is to be an Internet services company and engage in e-commerce and provide Internet content development, packaging and distribution for Internet portals and websites. In addition to e-commerce and web hosting from its data center, the Company is creating virtual content and commerce products that can be branded and used by existing Internet portals, websites and Internet communities. Its main product offerings are Videos Now(TM), WeatherLabs(TM) and Books Now(TM).

         The Company has a limited operating history upon which an evaluation of the Company can be based, and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. Specifically, such risks include, without limitation, the dependence on continued growth in use of the Internet, the ability of the Company to effectively integrate the technology and operations of acquired businesses or technologies with its operations, the ability to maintain and expand the channels of distribution, the ability to maintain continuing expertise in proprietary and third-party technologies, the timing of introductions of new services, the pricing policies of the Company's competitors and suppliers and the ability to identify, attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks or that the Company will achieve or sustain profitability. The limited operating history of the Company and the uncertain nature of the markets addressed by the Company make the prediction of future results of operations difficult or impossible.

         As reflected in the accompanying consolidated financial statements, the Company has incurred losses from continuing operations of $5,597,967, $7,158,851 and $3,586,413 and the Company's operating activities have used $6,377,970, $6,334,660 and $1,385,567 of cash during the years ended June 30, 1998, 1997 and 1996, respectively. As of June 30, 1998, the Company has a tangible working capital deficit of $272,968. None of the Company's continuing operations are generating positive cash flows. Additional funding will be required before the Company's continuing operations will achieve and sustain profitability, if at all. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Management's plans in regard to these matters include pursuing various potential funding sources. In October 1998, the Company borrowed $1,200,000 from a group of individual lenders. The loan bears interest at 24 percent, is secured by certain receivables due to the Company, and is due October 22, 1999. In November 1998, the Company raised $1,800,000 through the sale of 400,000 shares of common stock and warrants to purchase 400,000 shares of common stock at an initial price $5.53 per share to The Brown Simpson Strategic Growth Funds (the "Purchasers"). On December 2, 1998, the Company raised an additional $1,800,000 by selling 400,000 shares of common stock and warrants to purchase 400,000 shares of common stock at an initial price of $9.49 per share to the Purchasers. In March 1999, the Company raised an additional $3,600,000 through the sale of Series A Convertible Preferred Stock and warrants to purchase common stock to the Purchasers. The Purchasers acquired 360 shares of the preferred stock convertible into 800,000 shares of common stock and warrants to purchase an additional 800,000 shares of common stock at an initial price of $5.23 per share. Additionally, in connection with the above transactions, the Purchasers have agreed to purchase 1,600,000 additional units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, if certain conditions are met. A condition to the sale of the additional units is that the closing bid price of the Company's common stock be more than $7 per share for 30 consecutive days. Management is actively pursuing other alternatives until such time as market conditions are more favorable to obtaining additional equity financing. There can be no assurance that additional funding will be available or, if available, that it will be available on acceptable terms or in required amounts.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Inventory

         Inventory is valued at the lower of cost or market, with cost being determined using the first-in, first-out method. As of June 30, 1998, inventory consists primarily of purchased books to be sold and distributed by Books Now.

Property and Equipment

         Property and equipment are stated at cost. Major additions and improvements are capitalized, while minor repairs and maintenance costs are expensed when incurred. Depreciation and amortization of property and equipment are computed using primarily an accelerated method over the estimated useful lives of the related assets, which are as follows:


     Vehicles                                     5 years
     Printing equipment                           5 years
     Computer and office equipment                5 - 7 years
     Furniture, fixtures and leasehold
       improvements                               5 - 10 years

         When property and equipment are retired or otherwise disposed of, the book value is removed from the asset and related accumulated depreciation and amortization accounts, and the net gain or loss is included in the determination of net loss.

Other Assets

         As of June 30, 1998 and 1997, other assets consist of the following:

                                                                    1998        1997
                                                                ----------   ----------
Noncurrent receivable from Focus Direct (see Note 3)            $  700,000   $     --
Investment in CommTouch preferred stock (see below)                375,000         --
Security deposit under capital lease arrangement (see Note 7)
                                                                   250,000         --
Deposits and other                                                 133,500       38,636
                                                                ----------   ----------

                                                                $1,458,500   $   38,636
                                                                ==========   ==========

         During fiscal year 1998, the Company entered into a Series C Preferred Share Purchase Agreement with CommTouch Software Ltd. ("CommTouch"), an Israeli company, whereby the Company agreed to invest $750,000 in CommTouch's Series C Preferred Stock. One half of the investment was made on July 2, 1997 and the other half was made on September 17, 1997. The Company also has an option to make an additional $1,000,000 investment in CommTouch's Series C Preferred Stock. CommTouch is engaged in the development, manufacture and marketing of PC-based Internetworking software. As of June 30, 1998, management of the Company determined that the investment in CommTouch was partially impaired and recorded a reserve of $375,000 against the investment.

Accounting for Impairment of Long-Lived Assets

         The Company accounts for its property and equipment, AOL anchor tenant placement costs and other long lived assets in accordance with Statement of

Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If the sum of the expected future net cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the book value of the asset, an impairment loss must be recognized in the amount of the difference between the book value and fair value. As discussed above, as of June 30, 1998 the Company determined that its investment in CommTouch was partially impaired.

Fair Value of Financial Instruments

         The carrying amounts reported in the accompanying consolidated balance sheets for cash, accounts receivable, and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's note payable and capital lease obligations also approximate fair value based on current rates for similar debt. The $700,000 noncurrent receivable related to the sale of the direct mail advertising business is noninterest bearing and is not due until June 30, 1999. The estimated fair value of the receivable as of June 30, 1998 is approximately $640,500.

Revenue Recognition

         Revenue is recognized upon shipment of product and as services are provided or pro rata over the service period. The Company defers revenue paid in advance relating to future services and products not yet shipped.

Research and Development

         Research and development costs are expensed as incurred.

Income Taxes

         The Company recognizes a liability or asset for the deferred tax consequences of all temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

Net Loss Per Common Share

         Basic net loss per common share ("Basic EPS") excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the fiscal year. Diluted net loss per common share ("Diluted EPS") reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an antidilutive effect on net loss per common share.

         Options to  purchase  1,445,000,  1,424,815,  and  1,072,215  shares of common stock at weighted average exercise prices of $3.82, $5.36, and $4.63 per share as of June 30, 1998, 1997, and 1996, respectively, and warrants to purchase 656,942, 20,000, and 56,125 shares of common stock at weighted average exercise prices of $9.37, $7.75 and $7.75 per share as of June 30, 1998, 1997 and 1996, respectively, were not included in the computation of Diluted EPS. The inclusion of the options and warrants would have been antidilutive, thereby decreasing net loss per common share. As of June 30, 1998, the Company has agreed to issue up to an additional 1,048,940 shares of common stock in connection with the acquisitions of Books Now and WeatherLabs (see Note 3). The issuance of the shares is contingent on the achievement of certain performance criteria and/or the future stock price of the Company's common stock.
These contingent shares have also been excluded from the computation of Diluted EPS.

Supplemental Cash Flow Information

         Noncash investing and financing activities consist of the following:

         During the year ended June 30, 1998, the Company issued 955,414 shares of common stock and warrants to purchase 318,471 shares of common stock to America OnLine, Inc. ("AOL") in connection with an Interactive Marketing Agreement. The common shares issued were recorded at their fair value of $8,330,016 and the warrants were recorded at their fair value of $2,519,106 with the offset being recorded as AOL anchor tenant placement costs (see Note 4). In addition, the Company acquired the common stock of Books Now and WeatherLabs in exchange for 100,000 and 253,260 shares of common stock, respectively (see Note
3).

         During the year ended June 30, 1997, the Company acquired $96,000 of computer software in exchange for 12,000 shares of common stock. During the year ended June 30, 1998, the software was returned by the Company and the Company received back the 12,000 shares of common stock. During fiscal year 1997, the Company acquired the common stock of Sisna in exchange for 325,000 shares of the Company's common stock. During fiscal year 1998, the Company sold the common stock of Sisna back to the former major shareholder of Sisna for the return of 35,000 shares of the Company's common stock.

         During the year ended June 30, 1996, the Company received subscription agreements for the purchase of 214,500 shares of common stock at $7.75 per share amounting to $1,496,137, net of commissions of $166,238. Payment was received subsequent to June 30, 1996 (see Note 8).

Recent Accounting Pronouncements

         In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components and SFAS No. 131 establishes new standards for public companies to report information about their operating segments, products and services, geographic areas and major customers. Both statements are effective for financial statements issued for periods beginning after December 15, 1997, accordingly, the Company will adopt SFAS No. 130 and SFAS No. 131 in its fiscal year 1999 consolidated financial statements. Management believes the adoption of SFAS Nos. 130 and 131 will not have a material impact on the consolidated financial statements.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at fair value and that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999; accordingly, the Company will adopt SFAS No. 133 in its fiscal year 2000 consolidated financial statements. Management believes the adoption of SFAS No. 133 will not have a material impact on the consolidated financial statements.

Reclassifications

         Certain reclassifications have been made to the previous years' consolidated financial statements to be consistent with the fiscal year 1998 presentation.

(3)      ACQUISITIONs AND DISPOSITIONS

Books Now

         In January 1998, the Company acquired all of the outstanding stock of Books Now, a seller of books through advertisements in magazines and over the Internet. The shareholders of Books Now received 100,000 shares of the Company's common stock upon signing the agreement and can receive 87,500 additional shares per year for the next three years based on performance goals established in the agreement. The annual number of shares could increase up to a maximum of 175,000 shares if the Company's average stock price, as defined, does not exceed $8.50 per share at the end of the three-year period. The Company granted certain piggyback registration rights and a one time demand registration right with regard to the shares received under the agreement. The Company also entered into a three-year employment agreement with the president of Books Now that provides for base annual compensation of $81,000 and a bonus on pretax income ranging from 5% to 8% based on the level of earnings.

         The acquisition has been accounted for as a purchase and the operations of Books Now are included in the accompanying consolidated financial statements since the date of acquisition. The purchase price (as restated, see Note 1) has been determined based on the quoted market price of the Company's common stock on the date of acquisition. The tangible assets acquired included $261 of cash, $21,882 of inventory and $50,000 of equipment. Liabilities assumed included $112,335 of notes payable, $24,404 of capital lease obligations and $239,668 of accounts payable and accrued liabilities. The excess of the purchase price over the estimated fair value of the acquired assets of $616,764 has been recorded as goodwill and is being amortized over a period of five years.

WeatherLabs

         On March 17, 1998, the Company entered into a Stock Exchange Agreement to acquire all of the outstanding stock of WeatherLabs, one of the leading providers of weather and weather-related information on the Internet. The acquisition was closed in May 1998. At closing the shareholders of WeatherLabs were issued 253,260 shares of the Company's common stock. These shareholders are entitled to receive a total of 523,940 additional shares over the next three years based on the stock price of the Company's common stock, as defined, at the end of the Company's next three fiscal years.

         The acquisition has been accounted for as a purchase and the operations of WeatherLabs are included in the accompanying consolidated financial statements since the date of acquisition. The purchase price (as restated, see
Note 1) has been determined based on the quoted market price of the Company's common stock on the date of acquisition. The tangible assets acquired included $3,716 of cash, $19,694 of accounts receivable, $115,745 of equipment and $13,300 of deposits. Liabilities assumed included $100,000 of notes payable, $56,902 of capital lease obligations and $134,444 of accounts payable and accrued liabilities. The excess of the purchase price over the estimated fair value of the acquired assets of $901,394 has been recorded as goodwill and is being amortized over a period of five years.

Unaudited Pro Forma Data for Acquisitions of Continuing Operations

         The unaudited pro forma results of operations of the Company for the years ended June 30, 1998 and 1997 (assuming the acquisitions of Books Now and WeatherLabs had occurred as of July 1, 1996) are as follows:



                                                       1998             1997
                                                   -----------      -----------

Revenues                                           $ 1,171,200      $   368,802
Loss from continuing operations                     (6,344,701)      (7,600,932)
Loss from continuing operations per share                (0.73)           (0.88)


Sisna, Inc.

         On January 8, 1997, the Company completed the acquisition of Sisna pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Agreement"). Pursuant to the Agreement, Holding issued 325,000 shares of restricted common stock in exchange for all of the issued and outstanding shares of Sisna. The acquisition was accounted for as a purchase. The purchase price (as restated, see Note 1) has been determined based on the quoted market price of the Company's common stock on the date of acquisition. The excess of the purchase price over the estimated fair value of the acquired assets less liabilities assumed was $2,232,961, which was allocated to purchased research and development and expensed at the date of the acquisition. Sisna has not been profitable since its inception. The tangible assets acquired consisted of $32,212 of trade accounts receivable, $124,151 of inventory and $500,000 of computer and office equipment. The liabilities assumed consisted of $10,550 of bank overdrafts, $278,227 of accounts payable, $233,142 of notes payable and $134,444 of other accrued liabilities.

         In connection with the acquisition, the Company entered into three-year employment agreements with four of Sisna's key employees and shareholders. The employment agreements provided for automatic renewals for one or more successive one-year terms (unless notice of non-renewal was given by either party), could be terminated by the Company for cause (as defined), or could be terminated by the Company without cause. If terminated without cause, the employees were entitled to their regular base salary up to the end of the then current term and any bonus owed pursuant to the employment agreements. The four employment agreements provided for aggregate base annual compensation of $280,000. The employment agreements also provided for aggregate bonuses of $500,000, which were paid as of the date of the acquisition. These bonuses were earned and expensed as the employees completed certain computer installations. The employment agreements also included noncompetition provisions for periods extending three years after the termination of employment with the Company.

         In March 1998, the Company sold the operations of Sisna back to Sisna's former major shareholder, who was a director of the Company, in exchange for 35,000 shares of the Company's common stock with a quoted market value of approximately $141,000. The purchaser of Sisna received tangible assets with carrying values of approximately $55,000 of accounts receivable, $35,000 of prepaid expenses, $48,000 of computer and office equipment, and $10,000 of other assets and assumed liabilities with carrying values of approximately $33,000 of accounts payable, $102,000 of notes payable, and $244,000 of other accrued liabilities resulting in a pretax gain on the sale of $372,657.

         The  operations  of  Sisna  have  been  reflected  in the  accompanying consolidated financial statements from the acquisition date in January 1997 through the sale date in March 1998 as discontinued operations. The Sisna revenues were $555,686 and $341,842, respectively, and the losses from operations were $(425,078) and $(2,662,666) during fiscal years 1998 and 1997, respectively.

Sale of Direct Mail Advertising Operations

         In March 1998, the Company sold its direct mail advertising operations to Focus Direct, a Texas corporation. Pursuant to the asset purchase agreement, Focus Direct purchased all assets, properties, rights, claims and goodwill, of every kind, character and description, tangible and intangible, real and personal wherever located of the Company used in the Company's direct mail operations. Focus Direct also agreed to assume certain liabilities of the Company related to the direct mail advertising operations. Focus Direct is not affiliated with the Company.

         Pursuant  to the  agreement,  Focus  Direct  agreed to pay the  Company
$7,700,000 for the above described assets. Focus Direct paid the Company $6,900,000 at closing and will pay the additional $800,000 by June 30, 1999. The total purchase price was adjusted for the difference between the assets acquired and liabilities assumed at November 30, 1997 and those as of the date of closing. This sale resulted in a pretax gain of $7,031,548. The purchaser acquired tangible assets consisting of approximately $495,000 of accounts receivable, $180,000 of inventory, $575,000 of furniture and equipment, and $10,000 of other assets, and assumed liabilities of approximately $590,000 of accounts payable and $320,000 of other accrued liabilities.

         The direct mail advertising operations have been reflected as discontinued operations in the accompanying consolidated financial statements. The direct mail advertising revenues for the years ended June 30, 1998, 1997 and 1996 amounted to $7,493,061, $6,448,156 and $4,256,887, respectively.

(4)  INTERACTIVE MARKETING AGREEMENT WITH AMERICA ONLINE, INC.

         On June 1, 1998, the Company entered into an interactive marketing agreement with AOL for an initial term of 39 months (the "Agreement"). Under the Agreement, the Company agreed to pay AOL $12,000,000 in cash and issue a seven-year warrant to purchase 318,471 shares of the Company's common stock at $12.57 per share (the "Performance Warrant") in exchange for AOL providing the Company with certain permanent anchor tenant placements for its Videos Now site on the AOL Network and promotion of the Videos Now site. The Company agreed to make cash payments to AOL of $1,200,000 upon execution of the agreement in June 1998, $4,000,000 prior to January 1, 1999, $4,000,000 prior to July 1, 1999 and
$2,800,000 prior to January 1, 2000. The initial $1,200,000 payment was not actually made until July 6, 1998. During the term of the Agreement, AOL agreed to deliver 500 million impressions to the Company's Videos Now site. The Performance Warrant vests quarterly over the term of the agreement as the specified quarterly impressions are delivered by AOL. During the second through fifth quarters of the Agreement AOL agreed to deliver at least 25 million impressions each quarter and during the sixth through thirteenth quarters AOL agreed to deliver at least 50 million impressions each quarter.

         The agreement included an option whereby AOL elected to provide additional permanent anchor tenant placements for Videos Now on AOL.com (a separate and distinct website) in exchange for 955,414 shares of the Company's common stock and a seven-year, fully vested warrant to purchase 318,471 shares of the Company's common stock at a price of $6.28 per share (the "Option Warrant").

         The original $12,000,000 of cash payments and the estimated fair market value of the Performance Warrant, to be determined as the warrant vests, will be accounted for as follows: (i) the estimated fair market value of the permanent anchor tenant placements on the AOL Network of $1,750,000 per year, or approximately $5,250,000 in total, will be charged to expense ratably over the period from the launch of the Company's interactive site, which occurred in November 1998, through the term of the agreement; and (ii) the remaining amount will be treated as advertising costs and will be expensed as the advertising services are received (as restated, see Note 1). The estimated fair market value of the permanent anchor tenant placements on the AOL Network was determined based on information obtained from AOL as to the amounts paid by other companies to AOL for comparable placements.

         The fair market value of the common shares issued of $8,330,016 and the estimated fair market value of the Option Warrant of $2,519,106 represent the value of the permanent anchor tenant placements on AOL.com (a separate and distinct website from the AOL Network) and will be charged to expense ratably over the period from the launch of the Company's interactive site on AOL.com, which occurred in November 1998, through the term of the agreement. As of June 30, 1998, the initial $1,200,000 payment obligation was allocated $525,000 to AOL anchor tenant placement costs and $675,000 to prepaid advertising expense. The fair market value of the common stock issued and the Option Warrant was recorded as AOL anchor tenant placement costs in the accompanying consolidated financial statements.

         Effective January 1, 1999, the Company and AOL amended the Agreement to: (1) reduce the previously required January 1, 1999 payment of $4,000,000 to AOL to a payment of $315,000 on or before January 31, 1999, and (2) eliminate any additional cash payments to AOL in the future under the Agreement. On February 1, 1999, the Company and AOL entered into a second amendment, under which AOL agreed to return to the Company the warrants to purchase 636,942 shares of common stock and 601,610 of the 955,414 shares of common stock previously issued to AOL under the Agreement. All advertising was ceased immediately; however, the Company continues to have a permanent location or "button" on AOL's shopping channel until August 31, 1999.

         Under the original contract with AOL the Company was to be one of only two predominantly displayed online stores ("permanent anchor tenant") for the sale of videos on the AOL channels where subscribers would most likely go to purchase videos. In addition to the predominant display on the AOL channels, AOL was providing advertising on its other channels to send customers to the permanent anchor tenant sites. The permanent anchor tenancy included "above the fold placement" (no scrolling required to see the Company's video site) and an oversized logo (larger than a banner or a button). Under the amended contract with AOL the Company will only receive "button" placement on the AOL shopping channel. "Button" placement is not predominant on the AOL channels, is smaller, need not be "above the fold" and is not the beneficiary of AOL advertising designed to send customers to the site.

         As a result of the amendments to the Agreement, the Company determined that the AOL anchor tenant placement costs, less the fair market value of the permanent location on the AOL shopping channel of $139,206, should be written off as of December 31, 1998. A portion of the write-off was offset by recording the return of the 601,610 shares of common stock, which had a fair market value of $4,549,676 as of the date the Agreement was terminated, and by recording the cancellation of the warrants which had a recorded value of $2,519,106 as of December 31, 1998. This resulted in a net write-off of $5,156,135 as of December 31, 1998 related to the AOL Agreement.


(5)      NOTE PAYABLE

                   As of June 30, 1998, the Company has a note payable to an unrelated individual in the amount of $100,000. The note was assumed in the acquisition of WeatherLabs. The note is unsecured, bears interest at eight percent and is due on demand.

(6)      INCOME TAXES

         The components of the net deferred income tax assets as of June 30, 1998 and 1997 are as follows:

                                                        1998          1997
                                                   -----------    -----------

Net operating loss carryforwards                   $ 3,341,000    $ 3,464,800
Accrued liabilities                                    271,400         83,400
Receivable reserves and other                          162,000         22,000
                                                   -----------    -----------
                Total deferred income tax assets     3,777,400      3,570,200
Valuation allowance                                 (3,777,400)    (3,570,200)
                                                   -----------    -----------
                Net deferred income tax asset      $      --      $      --
                                                   ===========    ===========

         As of June 30, 1998, the Company had net operating loss carryforwards for federal income tax reporting purposes of approximately $10,030,000. For federal income tax purposes, utilization of these carryforwards is limited if the Company has had more than a 50 percent change in ownership (as defined by the Internal Revenue Code) or, under certain conditions, if such a change occurs in the future. The tax net operating losses will expire beginning in 2009.

         No benefit for income taxes was recorded during the year ended June 30, 1997. The income tax benefits recorded for the years ended June 30, 1998 and

1996 of $2,684,000 and $91,999, respectively, were limited to the income tax provision recorded on income from discontinued operations. As discussed in Note 1, certain risks exist with respect to the Company's future profitability, and accordingly, a valuation allowance was recorded against the entire net deferred income tax asset.

COMMITMENTS AND CONTINGENCIES

Leases

         In October 1997, the Company entered into a sale and three-year capital leaseback agreement related to $3,000,000 of the Company's computer equipment. The agreement provided that $250,000 of the proceeds be placed in escrow upon signing the agreement. The equipment was sold at book value resulting in no deferred gain or loss on the transaction.

         The Company assumed certain minor capital lease obligations related to equipment as a result of the acquisitions of Books Now and WeatherLabs. The Company leases certain facilities and equipment used in its operations under operating lease arrangements. Commitments for minimum rentals under noncancelable leases as of June 30, 1998 are as follows, net of sublease rentals:

                                                                                          Operating Leases
                                                  Minimum           --------------------------------------------------------------
                                                  Capital                Minimum              Deduct               Net
                                                   Lease                  Lease              Sublease            Rental
       Year ending June 30,                       Payments               Rentals              Rentals           Commitments
---------------------------------------------------------------------------------------------------------------------------

                    1999                        $ 1,155,481            $  537,293            $188,617           $348,676
                    2000                          1,150,872               475,109             267,166            207,943
                    2001                            301,321               293,791             198,044             95,747
                    2002                             13,763               120,478              99,122             21,356
                    2003                              5,220                  --                  --                 --
                                                 ----------            ----------            --------           --------


Total minimum lease payments                      2,626,657            $1,426,671            $752,949           $673,722
                                                 ==========            ==========            ========           ========
Less amount representing interest                  (235,619)
                                                 ----------
Present value of net minimum lease
   payments, including current
   maturities of $1,006,906                     $ 2,391,038
                                                 ----------

         The Company incurred rent expense of $552,264, $472,572 and $118,923 in connection with its operating leases for the years ended June 30, 1998, 1997 and 1996, respectively. Due to the sale of the Company's direct mail advertising operations and the Sisna Internet service operations during fiscal 1998, the Company vacated certain leased facilities. The Company accrued a liability for an estimated $544,014 of future rental payments for vacated facilities that will not be covered by subleases.

Purchase Commitment

         On November 28, 1996, the Company entered into an agreement with Sprint Communications Company L.P. ("Sprint") to establish special prices and minimum purchase commitments in connection with the use of communication products and services. This agreement was terminated and superceded by an agreement effective July 15, 1997. The Company has committed to minimum annual usage of at least $500,000 over a three-year period.

Legal Matters

         As discussed in Note 3, during fiscal year 1998 DCTI acquired the common stock of Books Now in exchange for 100,000 shares of DCTI's common stock with additional shares to be earned based on Books Now achieving certain performance goals during the three years following the acquisition date. In June 1998, the Company received a letter from the prior owner of Books Now, who is also the current president of Books Now, alleging that his duties had been changed without his consent and Books Now had been prevented by DCTI from reaching its financial goals for the first year. The former owner contends that DCTI breached its agreements with him, breached the implied covenant of good faith and fair dealing in connection with the agreements and defrauded him in connection with DCTI's purchase of Books Now's common stock.

         In November 1998, the Company and the former owner reached a severance agreement, wherein, the former owner will receive severance payments equal to one year's salary of $81,000 and the Company will issue 205,182 shares of common stock to the former shareholders of Books Now. The additional shares had a value of $1,051,558 based on the quoted market price on the date of the severance agreement. Because the operations of Books Now were not achieving the performance goals pursuant to the purchase agreement, the severance payments and the value of the common shares were expensed at the date of the severance agreement.

         The Company is the subject of certain other legal matters which it considers incidental to its business activities. It is the opinion of management, after consultation with legal counsel, that the ultimate disposition of these legal matters will not have a material impact on the consolidated financial position, liquidity or results of operations of the Company

(7)      CAPITAL TRANSACTIONS

Preferred Stock

         The Company is authorized to issue up to 2,500,000 shares of its $.0001 par value preferred stock. As of June 30, 1998, no preferred stock has been issued. The Company's Board of Directors is authorized, without shareholder approval, to fix the rights, preferences, privileges and restrictions of one or more series of the authorized shares of preferred stock.

Common Stock Issuances and Other Transactions

         During the year ended June 30, 1996, the Company raised equity capital through private placements of its restricted common stock at $7.75 per share. The Company engaged finders to introduce potential investors to the Company. The finders received a ten percent commission and warrants to purchase 250,000 shares of the Company's common stock at a price of $7.75 per share. During fiscal year 1997 these warrants were cancelled and replaced with 125,000 options to purchase common stock at $9.00 per share. The Company sold 1,992,179 shares of common stock for $13,914,849 in proceeds, net of offering costs of $1,524,538, and received subscriptions for an additional 214,500 shares of common stock. The proceeds from the subscriptions of $1,496,137, net of offering costs of $166,238, were received in fiscal year 1997. The Company issued warrants to purchase up to 377,900 shares of the Company's common stock at $7.75 per share to certain of the investors. During the years ended June 30, 1997 and 1996, 36,125 and 321,775 of these warrants to purchase shares of the Company's common stock were exercised, respectively.

         The Company agreed with certain of the investors to use its best efforts to register the issued shares and warrants under the Securities Act of 1933. The Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission during fiscal year 1996 and it became effective in fiscal year 1997.

         As discussed in Note 3, during the year ended June 30, 1997, the Company issued 325,000 shares of its common stock to purchase Sisna. During the year ended June 30, 1998, the Company sold the operations of Sisna back to Sisna's former major shareholder for 35,000 shares of the Company's common stock. In fiscal year 1997, the Company acquired certain computer software in exchange for 12,000 shares of common stock. In fiscal year 1998, the Company returned the computer software for the return of the 12,000 shares of common stock.

         During the year ended June 30, 1998, the Company issued 100,000 and 253,260 shares of its common stock to purchase Books Now and WeatherLabs, respectively (see Note 3). The Company issued 955,414 shares of common stock and warrants to purchase common stock to AOL in connection with the Interactive Marketing Agreement described in Note 4.

         On April 28, 1998, the Company entered into an Amended Stock Repurchase Agreement (the "Repurchase Agreement") with Mr. Chad L. Evans, the former CEO and Chairman of the Board of the Company. Pursuant to the Repurchase Agreement, the Company agreed to repurchase 1,800,000 shares of the Company's common stock held by Mr. Evans for $1,500,000. Additionally, the Company entered into a Confidentiality and Noncompetition Agreement with Mr. Evans, pursuant to which Mr. Evans, for consideration consisting of $25,000, has agreed, among other things, not to compete with the Company, solicit employees from the Company, or use proprietary information of the Company for a period of three years. In addition, the Company acquired 66,110 shares of common for $199,813 from the president of the direct mail advertising operations that were sold during the year.

         As discussed in Note 1, subsequent to June 30, 1998 the Company has issued 800,000 shares of common stock in exchange for $3,600,000 and has issued 360 shares of Series A Convertible Preferred Stock in exchange for $3,600,000. The 360 Series A preferred shares are convertible into 800,000 shares of common stock. In connection with the above transactions, the Company also issued warrants to purchase up to 1,600,000 shares of common stock at various prices per share.

(9) STOCK OPTIONS

         The Company has established the Omnibus Stock Option Plan (the "Option Plan") for employees and consultants. The Company's Board of Directors has from time to time authorized the grant of stock options outside of the Option Plan to directors, officers and key employees as compensation and in connection with obtaining financing and guarantees of loans. The following table summarizes the option activity for the years ended June 30, 1998, 1997 and 1996.

                                                   Options Outstanding
                                               Number of       Option Price
                                                Shares          Per Share
                                               -------------------------
Balance at June 30, 1995                       150,592        $     0.25
  Granted                                      470,000         5.00-9.00
                                              --------        -----------
Balance at June 30, 1996                       620,592         0.25-9.00
  Granted                                       65,000              3.25
  Expired or cancelled                        (100,000)             5.00
                                              --------        -----------
Balance at June 30, 1997                       585,592         0.25-9.00
  Granted                                      365,000         2.75-5.00
  Expired or cancelled                        (305,000)        3.25-7.75
  Exercised                                   (150,592)             0.25
                                              --------        -----------
Balance at June 30, 1998                       495,000        $2.75-9.00
                                              ========        ===========

         All of the above options have been granted with exercise prices equal to or greater than the intrinsic fair value of the Company's common stock on the dates of grant. During the year ended June 30, 1998, the Company decreased the option price to $2.75 per share for 315,000 of the options that had been previously granted at prices ranging from $3.25 to $7.75 per share and extended the exercise periods for certain of the options. As of June 30, 1998, 430,000 of the above options are exercisable and the above options expire, if not exercised, from December 31, 1998 through June 30, 2002.

         The Option Plan provides for the issuance of a maximum of 2,500,000 shares of common stock. The Option Plan is administered by the Board of Directors who designate option grants as either incentive stock options or non-statutory stock options. Incentive stock options are granted at not less than 100 percent of the market value of the underlying common stock on the date of grant. Non-statutory stock options are granted at prices determined by the Board of Directors. Both types of options are exercisable for the period as defined by the Board of Directors on the date granted; however, no incentive stock option is exercisable after ten years from the date of grant. The following table summarizes the stock option activity for the years ended June 30, 1998, 1997 and 1996 under the Option Plan.

                                                          Options Outstanding
                                                     Number of      Option Price
                                                      Shares          Per Share
                                                    ----------------------------
Balance at June 30, 1995                            634,946          $ 0.50-1.00
  Granted                                           175,000                 7.75
  Expired or canceled                              (341,323)         0.50-1.00
  Exercised                                         (17,000)                0.50
                                                   --------          -----------
Balance at June 30, 1996                            451,623          0.50-7.75
  Granted                                           510,000          3.25-9.00
  Expired or canceled                               (20,000)         0.50-5.00
  Exercised                                        (102,400)         0.50-1.00
                                                   --------          -----------
Balance at June 30, 1997                            839,223          0.50-9.00
  Granted                                           635,000          2.75-7.75
  Expired or canceled                              (250,000)         0.50-7.25
  Exercised                                        (274,223)         0.50-3.38
Balance at June 30, 1996                            950,000          2.75-9.00
                                                   ========          ===========

         In June 1996, in connection with an employment agreement with an officer of WorldNow, a principal stockholder granted an option to the officer to purchase 237,500 shares of restricted common stock from the principal stockholder at $1.50 per share. As discussed in Note 8, during the year ended June 30, 1996 the Company sold shares of restricted common stock in a private placement at $7.75 per share; accordingly, the Company recognized $1,484,375 of compensation expense related to this transaction during the year ended June 30, 1996.

Stock-Based Compensation

         The Company has elected to continue to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans as they relate to employees and directors. SFAS No. 123, "Accounting for Stock-Based Compensation," requires pro forma information regarding net income (loss) as if the Company had accounted for its stock options granted to employees and directors subsequent to June 30, 1995 under the fair value method of SFAS No. 123. The fair value of these stock options was estimated at the grant date using the Black-Scholes option pricing model with the following assumptions: average risk-free interest rates of 5.50,
6.47 and 5.86 percent in fiscal years 1998, 1997 and 1996, respectively, a dividend yield of 0 percent, volatility factors of the expected common stock price of 88.91, 77.80 and 77.80 percent, respectively, and weighted average expected lives ranging from one to nine years for the stock options. For purposes of the pro forma disclosures, the estimated fair value of the stock options is amortized over the vesting periods of the respective stock options. Following are the pro forma disclosures and the related impact on net loss for the years ended June 30, 1998, 1997 and 1996:

                                               1998               1997             1996
                                          -------------------------------------------------
         Net loss:
  As reported                             $  (1,124,636)   $   (9,899,056)   $  (3,433,081)
  Pro forma                                  (4,229,002)      (10,936,543)      (3,926,658)
Net loss per share (basic and diluted):
  As reported                                     (0.13)            (1.19)           (0.58)
  Pro forma                                       (0.50)            (1.32)           (0.66)

         Because the SFAS No. 123 method of accounting has not been applied to options granted prior to June 30, 1995, and due to the nature and timing of option grants, the resulting pro forma compensation cost may not be indicative of future years.

(10)     EMPLOYEE BENEFIT PLAN

         The Company sponsors a 401(k) profit sharing plan for the benefit of its employees. All employees are eligible to participate and may elect to contribute to the plan annually. The Company has no obligation to contribute and did not contribute additional matching amounts to the Plan during any year presented.

(11)     RELATED-PARTY TRANSACTIONS

         During the year ended June 30, 1994, the Company made cash loans to two officers totaling $46,000, which were settled during the year ended June 30, 1995, except for $1,000 which was settled during the year ended June 30, 1997.

         Prior to July 1, 1995, the Company had borrowed money from certain officers. Additional borrowings of $50,000 were made during the year ended June 30, 1996. Principal payments on these notes were $1,666, and $199,500 during the years ended June 30, 1997 and 1996, respectively. The amounts due on these loans at June 30, 1997 and 1996 were $0 and $1,666, respectively.

         During the year ended June 30, 1996, the Company borrowed $500,000 from a bank to fund computer equipment purchases. Certain officers and shareholders guaranteed the loan. In exchange for the guarantee, such persons received a one-year option to purchase 25,000 shares of common stock at $5.00 per share (see Note 9).

         During the year ended June 30, 1997, the Company negotiated services and equipment purchase agreements with CasinoWorld Holdings, Ltd. and Barrons Online, Inc., companies in which one of the Company's directors and shareholders has an ownership interest. Under the agreements, the Company provided software development services, configured hardware and other computer equipment and related facilities amounting to $410,292. As of June 30, 1998, the Company had a receivable from these companies in the amount of $148,576. The Company had agreed to repurchase shares of its common stock as settlement for the receivable. Accordingly, the receivable is reflected as contra equity in the accompanying June 30, 1998 consolidated balance sheet.

(12)     SUBSEQUENT EVENT

Agreement to Sell Certain Assets Related to WorldNow

         On July 15, 1998, the Company signed an agreement to sell a portion of the assets related to the Company's Internet-related business branded under the "WorldNow" and "WorldNow Online Network" marks to Gannaway Web Holdings, LLC ("Gannaway"). The assets related primarily to the national Internet-based network of local television stations. Pursuant to the asset purchase agreement, Gannaway agreed to pay $487,172 (less certain amounts as defined) in installments over a one-year period from the date of closing and agreed to pay earn-out payments of up to $500,000. The earn-out payments are based upon ten percent of monthly revenues actually received by the buyer in excess of $100,000 and are to be paid quarterly. The purchaser acquired tangible assets of approximately $100,000 and assumed no liabilities. The operations of WorldNow have been reflected in the accompanying consolidated financial statements in loss from continuing operations.

           INDEX TO dATABANK INTERNATIONAL, LTD. FINANCIAL STATEMENTS

Title of Documents                                                                                           Page No.
------------------                                                                                           --------
UNAUDITED FINANCIAL STATEMENTS
------------------------------
Condensed Balance Sheets as of March 31, 1999 and June 30, 1998                                                   123
Condensed Statements of Operations for the Three Months Ended March 31, 1999.and 1998                             124
Condensed Statements of Operations for the Nine Months Ended March 31, 1999.and 1998                              125
Condensed Statements of Cash Flows for the Nine Months Ended March 31, 1999                                       126
Notes to Condensed Financial Statements                                                                           127
AUDITED FINANCIAL STATEMENTS
----------------------------
Report of Chartered Accountants                                                                                   129
Balance Sheets as at December 31, 1998                                                                            130
Statement of Income and Retained Earnings for the Period April 2, 1998 through December 31, 1998                  131
Statement of Cash Flows for the Period April 2, 1998 through December 31, 1998                                    132
Notes to Financial Statements                                                                                     133

                          DATABANK INTERNATIONAL, LTD.
                            CONDENSED BALANCE SHEETS
                                   (Unaudited)

                                     ASSETS

                                                                 March 31,     June 30,
                                                                   1999          1998
                                                             --------------------------
CURRENT ASSETS:
   Cash                                                      $   914,333    $ 1,189,122
   Trade accounts receivable                                     231,017        231,017
   Other current assets                                             --            1,000
                                                             -----------    -----------

                Total current assets                           1,145,350      1,421,139
                                                             -----------    -----------

PROPERTY AND EQUIPMENT:
   Computer and office equipment                                 108,289         63,672
   Furniture, fixtures and leasehold improvements                 51,233         14,591
                                                             -----------    -----------
                                                                 159,522         78,263
   Less accumulated depreciation and amortization                (15,182)        (6,217)
                                                             -----------    -----------
                Net property and equipment                       144,340         72,046
                                                             -----------    -----------
                                                             $ 1,289,690    $ 1,493,185
                                                             ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                            1,095,147      1,628,578
   Dividends payable                                                --           62,440
                                                             -----------    -----------
                Total current liabilities                      1,095,147      1,691,018
                                                             -----------    -----------
STOCKHOLDERS' EQUITY:
   Common stock                                                        1              1
   Retained earnings (deficit)                                   194,542       (197,834)
                                                             -----------    -----------
                Total stockholders' equity                       194,543       (197,833)
                                                             -----------    -----------
                                                             $ 1,289,690      $1493,185
                                                             ===========    ===========

                          DATABANK INTERNATIONAL, LTD.

                       CONDENSED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)
                                                         1999            1998
                                                    ----------------------------

NET SALES                                           $1,301,651       $     --
COST OF SALES                                          697,513             --
                                                    ----------       ----------
                Gross margin                           604,138             --
                                                       211,228           35,000
GENERAL AND ADMINISTRATIVE EXPENSES
                                                    ----------       ----------
NET INCOME (LOSS)                                   $  392,910       $  (35,000)
                                                    ----------       ----------

                          DATABANK INTERNATIONAL, LTD.

                       CONDENSED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)

                                                        1999             1998
                                                    ----------------------------
NET SALES                                           $4,614,588       $     --
COST OF SALES                                        2,923,325             --
                                                    ----------       ----------
                Gross margin                         1,691,263             --
                                                       412,434           35,000
GENERAL AND ADMINISTRATIVE EXPENSES
                                                    ----------       ----------
NET INCOME (LOSS)                                   $1,278,829       $  (35,000)
                                                    ----------       ----------

                          DATABANK INTERNATIONAL, LTD.

                        CONDENSED STATEMENT OF CASH FLOWS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1999
                                   (Unaudited)

                           Increase (Decrease) in Cash
                                                                               1999
                                                                           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $ 1,278,829
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                             8,965
       Changes in operating assets and liabilities
            Decrease in other assets                                             1,000
            Decrease in accounts payable                                      (533,431)
                  Decrease in dividends payable                                (62,440)
                                                                           -----------

                Net cash provided by operating activities                      692,923
                                                                           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                          (81,259)
                                                                           -----------

                Net cash used in investing activities                          (81,259)
                                                                           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Dividends paid                                                             (886,453)
                                                                           -----------

                Net cash provided by financing activities                     (886,453)
                                                                           -----------

NET DECREASE IN CASH                                                          (274,789)
CASH AT BEGINNING OF PERIOD                                                  1,189,122
                                                                           -----------

CASH AT END OF PERIOD                                                         $914,333
                                                                           -----------

                         DATABANK INTERNATIONAL, LIMITED
                     NOTE TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - INTERIM CONDENSED FINANCIAL STATEMENTS

         The accompanying interim condensed financial statements as of March 31, 1999 and for the three months ended March 31, 1999 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation have been included. The financial statements are condensed and, therefore, do not include all disclosures normally required by generally accepted accounting principles. These financial statements should be read in conjunction with the Company's annual financial statements for the period April 2, 1998 through December 31, 1998, included herein. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 1999

                         DATABANK INTERNATIONAL LIMITED
                              Financial Statements
        For the Period from April 2, 1998 the date of incorporation, to
                                December 31,1998

PRICEWATERHOUSECOOPERS

AUDITOR'S REPORT

To the Shareholders of Databank International Limited




We have audited the accompanying balance sheet of Databank International Limited as at December 31, 1998 and the related statements of income and retained earnings and cash flows for the period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing. Those standards require that we plan and perform an audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1998 and the results of its operations and its cash flows for the period then ended, in accordance with International Accounting Standards.


PricewaterhouseCoopers
Chartered Accountants
St Johns, Antigua
January 25, 1999

DATABANK  INTERNATIONAL LIMITED Balance Sheet
As At December 31, 1998
(expressed in United States dollars)

------------------------------------------------------------------------------
                                                                     1998
                                                Notes                  $
------------------------------------------------------------------------------
ASSETS
Current Assets
Cash                                                              1,189,122
Accounts receivable                                                 231,017
Prepaid expenses                                                      1,000
                                                          --------------------
                                                                  1,421,139
                                                          --------------------
Current Liabilities

Accounts payable and accrued liabilities                          1,628,578
Dividends payable                                                    62,440
                                                          --------------------
                                                                  1,691,018
                                                          --------------------
Working Capital Deficiency                                         (269,879)

Fixed Assets                                    4                    72,046
                                                          --------------------

Net Assets                                                         (197,833)
                                                          ====================

Represented by:-
Shareholder's Equity
Share capital                                   5                         1
Accumulated Deficit                                                (197,834)
                                                          --------------------
                                                                   (197,833)
                                                          ====================

  The accompanying notes form an integral part of these financial statements.



  /s/ Don Marshall                     Director
------------------
      Don Marshall

DATABANK INTERNATIONAL LIMITED
Statement of Income and Retained Earnings
For the Period from April 2, 1998 the date of incorporation, to December 31 1998 (expressed in United States dollars)

-----------------------------------------------------------------------
                                                             1998
                                                               $
-----------------------------------------------------------------------

Revenue                                                  3,691,424

Commissions and Contract Fees                            (2,468,661)
                                                    -------------------

Gross Profit                                             1,222,763

General and Administrative Expenses                        (220,597)
                                                    -------------------

Net Income for the Period                                1,002,166

Dividends Declared                                       (1,200,000)
                                                    -------------------
Loss for the Period and Accumulated Deficit                (197,834)
                                                    ===================

  The accompanying notes form an integral part of these financial statements.

DATABANK INTERNATIONAL LIMITED
Statement of Cash Flows
For the Period from April 2, 1998 the date of incorporation, to December 31, 1998 (expressed in United States dollars)

-------------------------------------------------------------------------------
                                                                    1998
                                                                      $
-------------------------------------------------------------------------------
Cash Flows From Operating Activities
Net loss for the period                                             (197,834)
Adjustment for:
Depreciation                                                          6,217
Dividends declared                                                1,200,000
                                                             -------------------
Operating income before working capital
  changes                                                         1,008,383

Net changes in non-cash working capital items relating to
operations                                                        1,396,561
                                                             -------------------

Net cash generated by operating activities                        2,404,944
                                                             -------------------

Cash Flows From Investing Activities
Purchase of fixed assets                                             (78,263)
                                                             -------------------

Cash Flows From Financing Activities
Proceeds from share issuance                                              1
Dividends paid                                                    (1,137,560)
                                                             -------------------

Net cash used in financing activities                             (1,137,559)
                                                             -------------------

Net Increase in Cash                                                 1,189,122

Cash - Beginning of Period                                                   0
                                                             -------------------
Cash - End of Period                                                 1,189,122
                                                             ===================

  The accompanying notes form an integral part of these financial statements.

DATABANK INTERNATIONAL LIMITED
Notes to Financial Statements
For the Period from April 2, 1998 the date of incorporation, to December 31, 1998 (expressed in United States dollars)

1.       Incorporation

         The company was incorporated as an exempt company under the Laws of St. Christopher and Nevis (Companies Act of 1996, #22 of 1996) on April 2, 1998.

2.       Principal Activities

         The company provides data processing services to clients in the financial institution sector.

3.       Significant Accounting Policies

        These financial statements are prepared in accordance with International Accounting Standards. Significant accounting policies are as follows:-

         (a)      Basis of accounting
                  These financial statements are prepared in accordance with the historical cost convention.

         (b)      Depreciation
                  Depreciation is calculated on a straight-line basis, so as to write off the cost of fixed assets over their estimated useful lives as follows:-

                  Leasehold improvements    -         3 yrs
                  Computers                 -        18 months
                  Furniture and fixtures    -        10 years
                  Office equipment          -         5 years

         (c)      Foreign currencies
                  Transactions denominated in foreign currencies are translated into United States dollars at the exchange rates prevailing at the time of the transactions. Amounts receivable and payable in foreign currencies are translated into United States dollars at exchange rates ruling at the balance sheet date and the resulting gain or loss is included in the results of operations for the period.

         (d)      Income tax
                  The act under which the company is incorporated exempts the company from the payment of income tax. Accordingly no provision for income taxes has been made in these accounts.

DATABANK INTERNATIONAL LIMITED
Notes to Financial Statements
For the Period from April 2, 1998 the date of incorporation, to December 31, 1998 (expressed in United States dollars)

4.  Fixed Assets
                                Leasehold                        Furniture and       Office
                              Improvements        Computers        Fixtures        Equipment       Total
                                    $                 $                $               $             $
                            ---------------------------------------------------- --------------- ----------
    Cost
    Balance - Beginning                     0                0                0               0          0
    of period
    Additions                           1,395           63,672           11,797           1,399     78,263
                            ------------------ ---------------- ---------------- --------------- ----------
    Balance - End of                    1,395           63,672           11,797           1,399     78,263
    period
                            ================== ================ ================ =============== ==========

    Accumulated
    Depreciation

    Balance - Beginning                     0                0                0               0          0
    of period
    Depreciation                          194            5,483              482              58      6,217
                            ------------------ ---------------- ---------------- --------------- ----------
    Balance - End of                      194            5,483              482              58      6,217
    period
                            ================== ================ ================ =============== ==========

    Net Book Value                      1,201           58,189           11,315           1,341     72,046
                            ================== ================ ================ =============== ==========

DATABANK INTERNATIONAL LIMITED
Notes to Financial Statements
For the Period from April 2, 1998 the date of incorporation, to December 31, 1998 (expressed in United States dollars)


5.            Share Capital
                                                                    1998
                                                                      $
                                                            -----------------
        Authorised
        10,000,000 shares of US$1.00 each                         10,000,000
                                                            =================

        Issued
        1 share ofUS$1.00                                                  1
                                                            =================


6.       Financial Instruments

                  In accordance with provision of International Accounting Standard No.32, disclosure is required regarding credit risk and fair value of financial assets and liabilities. All of the company's assets and liabilities are financial instruments, with the exception of fixed assets.

         Credit risk

                  Credit risk arises from the possibility that counterparties may default on their obligations to the company. The company has made adequate provision for any potential credit losses and the amount of the company's maximum exposure to credit risk is indicated by the carrying amount of its financial assets.

         Fair value

                  Fair value amounts represents estimates of the consideration that would currently be agreed upon between knowledgeable, willing parties who are under no compulsion to act and is best evidenced by a quoted market value, if one exists. With the exception of cash, none of the Company's financial instruments are traded in a formal market. Estimated fair values are assumed to approximate their carrying values due to their short-term nature.

                         DATABANK INTERNATIONAL LIMITED
                 Additional Information to Financial Statements
         For the Period from April 2, 1998 the date of incorporation, to
                               December 31, 1998

PRICEWATERHOUSECOOPERS




ADDITIONAL COMMENTS OF AUDITORS

The Board of Directors of Databank International Limited



The accompanying page two is presented as additional information only. In this respect, it does not form part of the financial statements of Databank International Limited for the period ended December 31, 1998 and hence is excluded from the opinion expressed in our report dated January 25, 1999 to the shareholders on such financial statements. The information on this page has been subject to audit procedures only to the extent necessary to express an opinion on the financial statements of the company and, in our opinion, is fairly presented in all respects material to those financial statements.



PricewaterhouseCoopers
Chartered Accountants
January 25, 1999

DATABANK INTERNATIONAL LIMITED
Schedule of General and Administrative Expenses
For the Period from April 2, 1998 the date of incorporation, to December 31, 1998 (expressed in United States dollars)

---------------------------------------------------------------------
                                                                1998
                                                                  $
---------------------------------------------------------------------
Depreciation                                                   6,217
Consulting fees                                               40,995
Salaries and related costs                                    22,410
Accounting and professional fees                              47,332
Office expenses and stationery                                 5,599
Advertising                                                    1,850
Utilities                                                        494
Motor Vehicles                                                 5,842
Miscellaneous                                                  5,960
Bank Charges                                                     901
Rent                                                           9,464
Telephone                                                     24,357
Travel and entertainment                                      46,494
Repairs and maintenance                                        2,682
                                                  -------------------
                                                             220,597
                                                  ===================

                                                                         ANNEX I


                      STOCK PURCHASE AND EXCHANGE AGREEMENT
                      -------------------------------------



         THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of August 13, 1999, by and among Digital Courier Technologies, Inc., a Delaware corporation ("DCTI") and DataBank International, Ltd, a company incorporated under the laws of St. Christopher and Nevis (the "Company"), and the stockholders of the Company listed on Schedule A hereto (the "Stockholders").


                                    RECITALS

         WHEREAS, the Company is engaged in the business of credit card transaction processing (the "Business").

         WHEREAS, the Stockholders own all of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, the Stockholders desire to sell to DCTI, and DCTI desires to purchase from the Stockholders, all of such issued and outstanding shares of capital stock of the Company on the terms and conditions set forth herein (the "Acquisition").

         NOW, THEREFORE, in consideration of the premises, representations and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, agree as follows:

Article I.

                         PURCHASE AND SALE OF THE SHARES
                         -------------------------------

           1.1 Purchase and Sale of the Shares. The Stockholders hereby agree to exchange, sell, transfer and deliver to DCTI, and DCTI hereby agrees to purchase and acquire from the Stockholders, on the Closing Date (as hereinafter defined) all of the outstanding capital stock (the "Shares") of the Company free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

           1.2 Consideration for Shares. DCTI shall deliver at the Closing (as hereinafter defined) to the Stockholders, in addition to the items set forth in Section 9.3, in exchange and as consideration for the Shares, stock certificates representing in the aggregate 16,600,000 shares of DCTI's Common Stock (the "DCTI Shares"), par value $.0001 per share.

           1.3 Delivery of Shares. At the Closing, the Stockholders shall deliver to DCTI, in addition to those items set forth in Section 9.2, in exchange for the DCTI Shares, stock certificates representing all of the Shares, duly endorsed in favor of DCTI or accompanied by stock powers duly executed in favor of and in a form reasonably acceptable to DCTI, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever, together with the minute books and stock ledger of the Company.

           1.4 Milestone Shares. DCTI shall deliver additional shares of its Common Stock as specified in this Section 1.4, if the Company meets the following Milestones.

           (a) During the twelve month period beginning July 1, 1999 and ending June 30, 2000, (i) if the Business has a reported net income of $6,000,000 for such twelve month period, DCTI shall deliver to the Stockholders 3,250,000 shares of DCTI Common Stock; (ii) if the Business has a reported net income of more than $6,000,000 but less than $8,000,000 for such twelve month period, DCTI shall deliver to the Stockholders the number of shares determined by the following formula:

        [(Net income - 6,000,000) x 3,280,000 / 2,000,000] plus 3,250,000 and (iii) if the Business has a reported net income of $8,000,000 or more for such twelve month period, DCTI shall deliver to the Stockholders 6,530,000 shares of DCTI Common Stock (the "First Milestone Shares"). DCTI shall deliver the First Milestone Shares on the First Milestone Closing Date (as defined in Section 10.1).

           (b) During the twenty-four month period beginning July 1, 1999 and ending June 30, 2001, (i) if the Business has a reported net income of $14,000,000 for such twenty-four month period, DCTI shall deliver to the Stockholders 6,500,000 shares of DCTI Common Stock minus the number of shares delivered on the First Milestone Closing Date; (ii) if the Business has a reported net income of more than $14,000,000 but less than $20,500,000 for such twenty-four month period, DCTI shall deliver to the Stockholders the number of shares determined by the following formula:

       [(Net income - 14,000,000) x 6,560,000 / 6,500,000] plus 6,500,000 minus the number of shares delivered on the First Milestone Closing Date and (iii) if the Business has a reported net income of more than $20,500,000 for such twenty-four month period, DCTI shall deliver to the Stockholders 13,060,000 shares of DCTI Common Stock minus the number of shares delivered on the First Milestone Closing Date (the "Second Milestone Shares"). DCTI shall deliver the Second Milestone Shares on the Second Milestone Closing Date (as defined in Section 10.2).

           (c) For purposes of this Section 1.4, "net income" shall mean profits from the Company's operations before any royalties paid or corporate allocations from DCTI and net of any tax effects or goodwill due to the Acquisition and taking into account processing or other fees paid to third parties prior to the Acquisition which are provided by affiliates after the Acquisition.

            1.5 Legends. The certificates evidencing the DCTI Shares and the Milestone Shares, if issued, shall bear the following legend and any legends required by any state securities laws:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY."

                                  Article II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company and each of the Stockholders jointly and severally agree with, and represent and warrant to DCTI as follows:

           2.1 Corporate Existence, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it. The Company is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects of the Company (a "Material Adverse Effect"), or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. The Company has all requisite corporate power and corporate authority to enter into this Agreement all other agreements and documents contemplated hereby (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements, when executed, will be, duly executed and delivered by the Company and each of the Stockholders, has been authorized by all necessary corporate action of the Company and constitutes a legal, valid and binding obligation of the Company and each of the Stockholders, enforceable against the Company and each of the Stockholders in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

           2.2 Capitalization. The authorized capital stock of the Company consists of 10 million shares of common stock, of which 10 million shares are issued and outstanding (the "Shares"). All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or other commitments providing for the purchase, issuance or sale of any shares of the Company's capital stock or any securities convertible into or exchangeable for any shares of the Company's capital stock.

         2.3 Good and Marketable Title To Shares. All of the Shares are owned, beneficially and of record, only by the Stockholders and are free from any charge, lien, encumbrance or adverse claim of any kind whatsoever. The Stockholders have the absolute and unrestricted right, power, authority and capacity to transfer the Shares to DCTI and upon the Closing, without exception, DCTI will acquire from the Stockholders legal and beneficial ownership of, good and valid title to, and all rights to vote, the Shares, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

         2.4 Subsidiaries. Except as set forth on Schedule 2.4, the Company does not presently own, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity.

         2.5 Financial Statements. The audited balance sheet and related statements of income and cash flows of the Company at and for its fiscal year ended December 31, 1998 and the unaudited balance sheet and related statements of income and cash flows at and for the quarter ended March 31, 1999 (the "DataBank Financial Statements") have been provided to DCTI. The internal books and records of the Company from which the December 31, 1998 were prepared do not contain any information which is false or misleading. The DataBank Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with the Company's accounting policies and principles, and are in accordance with international accounting standards ("IAS"), applied on a consistent basis; and (iii) present fairly the Company's financial position and results of operations at the dates and for the periods reflected therein.

         2.6 Properties. The Company does not own or hold title to any real property. The Company has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to no mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. With respect to property and assets it leases, the Company is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by the Company in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

         2.7 Litigation. No litigation, arbitration or proceeding is pending or, to the best knowledge of the Company, threatened by or against the Company, its properties or assets, the Shares or its officers, directors or the Stockholders before any court or any government agency, and, to the knowledge of the Company, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the knowledge of the Company, the Company is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its businesses by any governmental authority or any other person. There is no judgment, writ, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company, its properties or assets or the Shares.

         2.8 Non-Contravention. The execution and delivery of this Agreement by the Company and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the

Company, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Company is a party or by which the Company or its assets are bound; (ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the Company;
(iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the Company; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to the Company or its assets.

         2.9     Absence of Certain  Changes.   Except as set forth in  Schedule
2.9, since March 31, 1999, there has not been:

         (a)      Any Material Adverse Effect;

         (b) Any increase in the compensation paid or payable by the Company, other than in the ordinary course of business, to any of its officers, directors, employees, agents or stockholders;

         (c) Any split-up or other recapitalization in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such capital stock or any agreement to do any of the foregoing;

         (d) Any issuance, transfer, sale or pledge by the Company of any shares of its capital stock or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any shares of its capital stock or other securities;

         (e) Any indebtedness incurred by the Company, except such as may have been incurred or entered into in the ordinary course of business;

         (f) Any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan;

         (g) Any waiver or compromise by the Company of any right or rights of material value or any payment, direct or indirect, of any material debt, liability or other obligation;

         (h) Any change in the accounting methods, practices or policies followed by the Company from those in effect at March 31, 1999;

         (i) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of material value other than licenses granted in the ordinary course of business;

         (j) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of the Company or any agreement to do any of the foregoing;

         (k) Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which the Company is a party; or (ii) any certificate or other authorization required for the continued operation by the Company of any material portion of any of its business;

        (l) Any resignation or termination of employment of any officer or employee of the Company;

        (m) Any change in or amendment to the charter documents ("Articles of Incorporation") or Bylaws of the Company; or (n) Any agreement or commitment by the Company to do any of the things described in this
        Section 2.9.

         2.10 Employees. The Company has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

         2.11 Insurance. There is set forth in Schedule 2.11 hereto a complete and accurate list and summary of all policies of insurance maintained by the Company pertaining to the businesses of the Company, showing the amount of coverage, the company issuing the policy and expiration date of each policy. Such policies are in full force and effect and have been in full force and effect since the Company's inception. Copies of all current insurance policies of the Company have been made available to DCTI for inspection. The Company is not in default under any of such policies. The Company is not aware of any facts concerning the Company or its operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or terminating existing policies.

         2.12 Compliance with Law; Consents. The business and operations of the Company have been and are being conducted in compliance with all laws, rules, regulations and licensing requirements applicable thereto, except where failure to be so in compliance would not have a Material Adverse Effect. The Company is unaware of any facts which might form the basis for a claim that any material violation of such laws exists. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Company or the Stockholders is required in connection with the execution, delivery and performance by the Company or the Stockholders of this Agreement, the consummation of the transactions contemplated hereby or DCTI's operation of the business of the Company following the Closing Date.

         2.13 Contracts and Other Agreements. Schedule 2.13 sets forth a list of all contracts and other agreements to which the Company is a party or by or to which it or its assets or properties are bound or subject, whether or not made in the ordinary course of business, that have or would be reasonably expected to have a material effect on the Business of Company. True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto and all appendices and attachments) set forth on the Company Disclosure Schedule have been furnished to DCTI. Each of such contracts is valid, existing, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms (subject in each case to the application of general principles of equity or by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights), and the Company is not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of Company.

         2.14 Affiliate Relationships. Other than as provided on Schedule 2.14, the Company does not have any material financial interest, direct or indirect, in any supplier or service provider to, or customer of, the Company or other party to any contract or other arrangement which is material to the Company. For purposes of this Section 2.14, the term the Company shall be deemed to include the Company, the Stockholders and any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by, or is under common control with the Company.

         2.15 No Termination of Business Relationship. None of the entities with which the Company has a material business relationship or any other present material customer of the Company has given notice of any intention to cancel or otherwise terminate a material business relationship with the Company and the Company has no knowledge of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such a material business relationship.

         2.16 Consents of Non-Governmental Third Parties. No consent, waiver or approval of any non-governmental third party is necessary for the consummation by the Stockholders and the Company of the transactions contemplated hereby.

         2.17 Intellectual Property Rights. To the Company's best knowledge , the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could have a Material Adverse Effect, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. Schedule 2.17 contains a complete list of patents, patent applications, trade names, trademarks, service marks, brandmarks copyrights, registrations owned or used by the Company and any applications for the foregoing. All Intellectual Property is vested in (or, if applicable, leased or licensed by) the Company free and clear of any equities, claims, liens, encumbrances or restrictions of any kind whatsoever. All Intellectual Property which is licensed to the Company by others are identified in Schedule 2.17, and all such licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the operation of its business. To the Company's best knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company as of the date hereof. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided by DCTI. To the Company's best knowledge, no employee, officer or consultant is in violation thereof, and the Company will use its best efforts to prevent any such violation.

         2.18 No Undisclosed Liabilities. The Company does not have, and as of the Closing Date will not have, any liabilities, obligations or commitments of any nature (absolute, accrued, contingent or otherwise) matured or unmatured ("Liabilities") except (i) Liabilities which are adequately reflected or fully reserved against in the DataBank Financial Statements; (ii) Liabilities which have been incurred in the ordinary course of business and consistent with past practice since December 31, 1998; (iii) Liabilities disclosed in the Schedules hereto; and (iv) Liabilities arising under contracts or other agreements which because of the dollar amount involved are not required to be listed in Schedule 2.13.

         2.19 Representations Complete. None of the representations and warranties made by the Stockholders or the Company herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         2.20 Broker's and Finder's Fees. Neither the Company nor the Stockholders has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                  Article III.

                 REPRESENTATIONS AND WARRANTIES of STOCKHOLDERS
                 ----------------------------------------------

         Each of the Stockholders agree with, and represent and warrant to DCTI as follows:

         3.1 Good and Marketable Title to Shares. The Stockholders have and will have on the Closing Date, full right, power, and authority to sell, transfer and deliver the Shares as provided in this Agreement.

         3.2 Compliance With Laws. The DCTI Shares and the Milestone Shares to be received by each Stockholder, (for purposes of Article III, the "Securities") will be acquired for investment purposes only, and not with a present view to distribution. Each Stockholder acknowledges that the Shares, when issued, will be "restricted" securities under the United States securities laws, and no Stockholder will be entitled to sell or transfer such Shares until they are either registered for resale under the Securities Act of 1933, as amended, or until such sale or transfer is exempt from the registration requirements. Each Stockholder will comply in all respects with applicable United States federal and state securities laws with respect to the transfer of Shares. Each Stockholder represents that it has full power and authority to enter into this Agreement.

         3.3 Disclosure of Information. Each Stockholder believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Each Stockholder further represents that it has had an opportunity to ask questions and receive answers from DCTI regarding DCTI and its business and operations and the terms and conditions of the offering of the Securities.

         3.4 Investment Experience. Each Stockholder acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         3.5  Accredited   Stockholder.   Each  Stockholder  is  an  "accredited
investor" within the meaning of Regulation D promulgated under the Securities Act of 1993, as now in effect.

         3.6 Restricted Securities. Each Stockholder understands that the DCTI Shares it is purchasing are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from DCTI in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Stockholder represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act. Each Selling Stockholder agrees that it will (i) not sell, assign or transfer any of the Databank Shares to anyone other than DCTI or to a transferee who has agreed to be bound by the Exchange Agreement, (ii) not make any disposition of all or any portion of the DCTI Shares unless such disposition is in compliance with all applicable federal and state securities law, and (iii) not, to the extent requested by an underwriter of common stock (or other securities) of DCTI during a two-year period following the Closing, sell or otherwise transfer or dispose of any such securities during a reasonable and customary period of time, as agreed to by DCTI and the underwriters.

         3.7 Foreign Investor. If such Stockholder is not a United States person, such Stockholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

                                  Article IV.

                     REPRESENTATIONS AND WARRANTIES OF DCTI
                     --------------------------------------

         DCTI represents and warrants to the Stockholders and the Company that:

         4.1 Corporate Existence, Good Standing and Authority. DCTI has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. DCTI has full corporate power and authority to enter into, deliver, perform its obligations under and carry out this Agreement and the Ancillary Agreements to which it is a party. This Agreement constitutes, and all agreements and Ancillary Agreements will constitute, valid and legally binding obligations of DCTI enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.2 Capitalization. The authorized capital stock of DCTI consists of 50,000,000 shares of common stock, par value $.0001 per share, of which 18,553,928 shares are issued and outstanding, and 2,500,000 shares of preferred stock, par value $.0001 per share, of which 360 shares are issued and outstanding. All outstanding shares of DCTI capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.2, there are no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance, or sale of any shares of DCTI's capital stock or any securities convertible into or exchangeable for any shares of DCTI capital stock, other than as contemplated by this Agreement.

         4.3 DCTI Shares and Milestone Shares Fully Paid and Non-Assessable. The DCTI Shares deliverable pursuant to Section 1.2, and the Milestone Shares deliverable pursuant to Section 1.4, when issued and delivered as herein provided, will be validly issued and outstanding shares of DCTI Common Stock, fully paid and non-assessable, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         4.4 Consents and Approvals. Except as otherwise described herein, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or any other governmental body is required for the consummation by DCTI of the transactions contemplated by this Agreement has been obtained or will be obtained prior to or upon the Closing Date.

         4.5 No Breach. The execution and delivery of this Agreement by DCTI and consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or Bylaws of DCTI, any contract, lease, license, permit, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which DCTI is a party or by which DCTI or its assets are bound;
(ii) an event that would permit any party to terminate any agreement or instrument or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of the DCTI; (iii) the creation or imposition of any lien, charge, or encumbrance on any of the assets of the DCTI; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to DCTI or its assets.

         4.6 Financial Statements. The consolidated audited financial statements of DCTI and its subsidiaries as filed with the Securities and Exchange Commission (the "SEC") on Form 10K/A on October 14, 1998, as amended (the "DCTI Audited Financial Statements") and the unaudited consolidated financial statements of DCTI and its subsidiaries as filed with the SEC on Form 10-Q/A on June 14, 1999 (the "DCTI Unaudited Financial Statements")comply as to form in all material respects with applicable accounting requirements and with applicable rules and regulations of the Securities and Exchange Commission. The DCTI Audited Financial Statements and the DCTI Unaudited Financial Statements

(i) were prepared in accordance with DCTI's internal books and records; (ii) were prepared in accordance with DCTI's accounting policies and principles, and are in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis; and (iii) present fairly DCTI's financial position and results of operations at the dates for the periods reflected therein.

         4.7 Properties. DCTI does not own or hold title to any real property. DCTI has beneficial ownership of and good and marketable title to all properties and assets it owns which are used in its operations or necessary for the conduct of its business, and such properties and assets are not subject to any mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. With respect to property and assets it leases, DCTI is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by DCTI in the operation of its businesses is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted.

         4.8 Litigation. Except as set forth in Schedule 4.8 hereto or in which an adverse outcome would not have a Material Adverse Effect, no litigation or proceeding is pending or, to the knowledge of DCTI, threatened by or against DCTI, its assets or the DCTI Shares before any court or any government agency, and, to the best knowledge of DCTI, no facts exist which might form the basis for any such litigation or proceeding. To the knowledge of DCTI, DCTI is not the subject of any investigation for violation of any laws, regulation or administrative orders applicable to its business by any governmental authority or any other person. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against DCTI or the DCTI Shares.

         4.9  Taxes.

              (a) Definition of Taxes. For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. "Tax Returns" means any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any taxing authority in connection with the determination, collection or imposition of any Taxes.

              (b) All Tax Returns of DCTI required to be filed on or prior to the date hereof have been timely filed. All such Tax Returns were correct and complete in all material respects when filed. All Taxes shown as due and payable on such Tax Returns have been paid in full. Taxes not yet due and payable do not exceed by any material amount the reserve for Taxes set forth on the most recent balance sheet of DCTI. DCTI has not been a member of an affiliated group filing a consolidated federal income Tax Return. The Company is not a party to any Tax allocation or sharing agreement.

              (c) DCTI has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

              (d) No Tax Return of DCTI is currently under audit, and, to the best knowledge of DCTI, no issue exists which would cause it to believe that a material Tax deficiency may be imposed by any Tax authority. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time for the assessment of any Tax. No claim has ever been made by an authority in a jurisdiction where DCTI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

              (e) DCTI is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
              Section 162(m) or Section 280G whether paid prior to or after the Closing. Prior to the Closing, DCTI will not have experienced a ownership change within the meaning of Code Section 382. DCTI has not been an United States real property holding corporation within the meaning of Code Section 897(c)(2).

              (f) DCTI does not have any liability for the Taxes of any other Person (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

         4.10 Insurance. There is set forth in Schedule 4.10 hereto a complete and accurate list and summary of all policies of insurance maintained by DCTI pertaining to the businesses of DCTI, showing the amount of coverage, the company issuing the policy and expiration date of each policy. Such policies are in full force and effect and have been in full force and effect since DCTI's inception. Copies of all current insurance policies of DCTI have been made available to DCTI for inspection. DCTI is not in default under any of such policies. DCTI is not aware of any facts concerning DCTI or its operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or terminating existing policies.

         4.11 Representations Complete. None of the representations and warranties made by DCTI herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.12 Broker's and Finder's Fees. DCTI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder's fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   Article V.

                    COVENANTS of the company and stockholders
                    -----------------------------------------

         5.1 Maintenance of Business. From the date hereof until the Closing, each of the Company and the Stockholders shall use its best efforts, to cause the Company to carry on and preserve the business, goodwill and the relationships of the Company with customers, suppliers, employees, agents and others in substantially the same manner as they have been prior to the date hereof.

         5.2  Conduct of Business.

           (a) From the date hereof until the Closing, except as expressly permitted hereby, the Company shall not, and the Stockholders shall not permit the Company to, without DCTI's prior express written consent:

                    (i) incur any additional indebtedness, or guarantee any indebtedness or obligation of any other party;

                   (ii)    issue,  redeem  or  purchase  any  of  the  Company's
                    capital stock or securities convertible into its capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock or commit to do any of the foregoing;

                   (iii)   pay  out  or   declare   any   dividends   or   other
                    distributions in respect of the capital stock of the Company amounting to more than the Net Income for the period beginning on the date hereof;

                   (iv)    enter into, amend or terminate any material agreement
                    or arrangement, other than in the ordinary course of business; provided, that the Company shall notify DCTI prior to entering into, amending or terminating any material agreement or arrangement in the ordinary course of business;

                   (v)     increase  the  compensation   payable  or  to  become
                    payable to any of the Company's officers, employees or agents, or adopt or amend any employee benefit plan or arrangement;(vi) enter into any employment contract or agreement with any existing or prospective employee which is not terminable at will;

                   (vi)    pay any obligation or liability, fixed or contingent,
                    other than current liabilities;

                   (vii)   cancel, without full payment, any note, loan or other
                    obligation owing to the Company;

                   (viii)  acquire or dispose of any  properties  or assets used in the businesses of the Company except in the ordinary course of business hereof;

                   (ix)    create or suffer to be  imposed  any lien,  mortgage,
                    security   interest  or  other  charge  on  or  against  the
                    Company's properties or assets;

                   (x)     engage in any activities or transactions  outside the
                    ordinary course of the Company's business as conducted at the date hereof;

                   (xi)    make  or  adopt  any  change  in  the   Articles   of
                    Incorporation or Bylaws of the Company as in force and effect on the date hereof; or

                   (xii)   take any action,  or omit to take any action,  within
                    their control, that would cause, and shall promptly notify DCTI in writing of any event or occurrence which causes any of the representations and warranties set forth in Article II hereof to become untrue, incomplete, or inaccurate in any material respect as or prior to the Closing Date.

            (b) From the date hereof until the Closing, except as expressly permitted hereby, the Company shall, and the Stockholders shall cause the Company to, unless otherwise expressly consented to in writing by
         DCTI:

                   (i)     maintain the Company's existing  insurance  policies,
                    unless comparable insurance is substituted therefor, and shall not take any action to terminate or modify those insurance policies;

                   (ii)    maintain the Company's  books and records  consistent
                    with past practices and policies and in accordance with IAS;

                   (iii)   maintain in good working condition, ordinary wear and
                    tear excepted, and in compliance in all material respects with all applicable laws and regulations, all fixed assets owned, leased or operated, as the case may be, by the Company;

                   (iv)    observe and perform,  and remain in compliance  with,
                    the Company's obligations in agreements and contracts the breach or violation of which would have, individually or in the aggregate, a Material Adverse Effect and not enter into any agreements or contracts which would require payments by the Company of more than $25,000 over any period of twelve
                    (12) months; and

                   (v)     maintain  compliance with the terms and conditions of
                    all license or permits held by the Company or under which it operates or conducts its businesses and use their best efforts to maintain all such license or permits in full force and effect.

           5.3 Necessary Consents. Prior to the Closing, the Company will obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow the continuation of the Company's businesses by DCTI after the Closing as conducted at the date hereof.

           5.4 Access to Information. The Company shall give DCTI and its accountants, legal counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of the Company, and will furnish DCTI, its accountants, legal counsel and other representatives during such period all such information concerning its affairs as DCTI may reasonably request; provided, that any furnishing of such information pursuant hereto or any investigation by DCTI shall not affect DCTI's right to rely on the representations, warranties and covenants made by the Company in this Agreement. Pending the Closing, DCTI will hold in confidence all information so obtained and will use such information only for purposes related to the transactions contemplated hereby. DCTI further agrees that, pending the Closing, it will not disclose any such information to any third party except upon the prior written consent of the Company, or except as required by law or except to its advisors who have agreed to maintain the confidentiality of such information. If the transactions contemplated hereby are not consummated, DCTI will return all data to the Company and continue to honor the foregoing confidentiality and non-disclosure covenants for a period of three
(3)  years.  Such  obligation  of  confidentiality   shall  not  extend  to  any
information (i) which is shown to be or to have been generally known to others engaged in the same trade or business as the Company; (ii) previously known to DCTI prior to the start of discussions leading to the execution of this Agreement; (iii) obtained by DCTI in good faith from third parties who are not obligated to maintain the information confidential; or (iv) that is or shall be public knowledge through no act or omission by DCTI or any of its directors, officers, employees, or representatives.

           5.5 Certain Defaults; Litigation. The Company will give prompt notice to DCTI of:

                   (a)     any  notice  of  default   received  by  the  Company
           subsequent to the date of this Agreement and prior to the Closing under any instrument or agreement to which the Company or its assets is a party or by which it is bound, which default could, if not remedied, result in a Material Adverse Effect or which would render incorrect any representation made herein, and

                   (b)     any  suit,   action,   proceeding  or   investigation
           instituted or threatened against or affecting the Company or the transactions contemplated hereby subsequent to the date of this Agreement and prior to the Closing.

           5.6 Other Negotiations. Prior to the Closing, or such earlier date on which this Agreement is terminated in accordance with its terms, the Company and the Stockholders will not, and the Company will cause the Company's officers, directors, employees, agents and representatives not to, directly or indirectly, initiate discussions or negotiate, or authorize any person or entity to discuss or negotiate on behalf of the Company, with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of the Company's business, assets or capital stock, in whole or in part. The Company will not furnish any information concerning the Company to any person other than DCTI for the purpose of, or with the intent of, permitting such person or entity to evaluate a possible acquisition of the Company's business, assets or capital stock, in whole or in part.

           5.7 Non-Competition Agreements. The Company shall cause Don Marshall to enter into a non-competition agreement (the "Non-Competition Agreement") substantially in the form attached hereto as Exhibit ____.

           5.8 No Transfer. The Stockholders agree not to sell, assign or transfer any of the Shares to anyone other than DCTI, or to a tranferee who has agreed in writing to be bound by the terms of this Agreement. The Company shall close its transfer books against any attempt to sell, assign or transfer any Shares in violation of the foregoing sentence.

           5.9 Best Efforts. Each of the Company and the Stockholders will use its best efforts to perform and fulfill all obligations on their respective parts to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms. Each of the Company and the Stockholders shall each cooperate with DCTI in such actions and in securing requisite approvals and shall deliver such further documents as DCTI may reasonably request as necessary to evidence such transactions.

                                  Article VI.

                                COVENANTS OF DCTI
                                -----------------

           6.1 Necessary Consents. Prior to the Closing, DCTI will use its best efforts to obtain such consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby.

           6.2 Access to Information. DCTI shall give the Company and the Stockholders and its accountants, legal counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of DCTI, and will furnish the Company and the Stockholders, its accountants, legal counsel and other representatives during such period all such information concerning its affairs as the Company or the Stockholders may reasonably request; provided, that any furnishing of such information pursuant hereto or any investigation by the Company or the Stockholders shall not affect the Company or the Stockholders' right to rely on the representations, warranties and covenants made by DCTI in this Agreement. Pending the Closing, each of the Company and the Stockholders will hold in confidence all information so obtained and will use such information only for purposes related to the transactions contemplated hereby. Each of the Company and the Stockholders further agree that, pending the Closing, it will not disclose any such information to any third party except upon the prior written consent of DCTI, or except as required by law or except to its advisors who have agreed to maintain the confidentiality of such information. If the transactions contemplated hereby are not consummated, the Company and the Stockholders will return all data to DCTI and continue to honor the foregoing confidentiality and non-disclosure covenants for a period of three (3) years. Such obligation of confidentiality shall not extend to any information (i) which is shown to be or to have been generally known to others engaged in the same trade or business as DCTI; (ii) previously known to the Company or the Stockholders prior to the start of discussions leading to the execution of this Agreement; (iii) obtained by the Company or the Stockholders in good faith from third parties who are not obligated to maintain the information confidential; or (iv) that is or shall be public knowledge through no act or omission by the Company or the Stockholders or any of its directors, officers, employees, or representatives.

           6.3 Stockholder's Meeting The Company shall cause a meeting of its stockholders to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and transactions contemplated hereby. The Board of Directors of DCTI shall, subject to its fiduciary duties, recommend approval and adoption of such matters by DCTI's stockholders. In connection with such meeting, DCTI shall prepare and file with the SEC a proxy statement in regard to such actions to be taken at such stockholder meeting.

           6.4 Employee Matters. The Company shall enter into an employment agreement with Don Marshall (the "Marshall Employment Agreement"), substantially in the form attached hereto as Exhibit .

           6.5 Best Efforts. DCTI will use its best efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, and to cause all the conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms.

                                  Article VII.

                             CONDITIONS PRECEDENT TO
                               OBLIGATIONS OF DCTI
                               -------------------

         The obligation of DCTI to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by DCTI:

           7.1     Certificates   for   Shares.   DCTI   shall   have   received
certificates for the Shares, which shall constitute all of the issued and outstanding capital stock of the Company.

           7.2 Representations and Warranties True. All representations and warranties of the Company and the Stockholders in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to DCTI by the Company or the Stockholders under this Agreement, shall be true and correct on and as of the Closing Date as if made on the date thereof.

           7.3 Covenants Performed. The Company and the Stockholders shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by the Company and the Stockholders on or before the Closing Date.

           7.4 Certificate. DCTI shall have received from the Company and the Stockholders a certificate, dated the Closing Date, certifying, in such detail as DCTI and its counsel may reasonably request, that the conditions specified in this Article VII have been satisfied.

           7.5 Opinion of Counsel for the Company. DCTI shall have received an opinion from counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit A (the "Seller's Counsel Opinion").

           7.6 No Violations; No Actions. The consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole judgment of DCTI, has a reasonable probability of resulting in (i) the obtaining of material damages from DCTI or the Company; (ii) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement; or (iii) other relief in connection therewith.

           7.7 No Material Adverse Effect. During the period from December 31, 1998 to the Closing, there shall not have been any Material Adverse Effect. DCTI shall have received a certificate from the Company dated the Closing Date to the foregoing effect.

           7.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to DCTI and its counsel, and DCTI shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

7.9 Resignation of Directors. Each of the members of the Company's Board of Directors, other than David Hicks and Don Marshall, shall have tendered his resignation (the "Resignations") to the Company, such resignation to be effective upon the Closing.

          7.10 Delivery of Documents. The Stockholders and DCTI shall have entered into registration rights agreement (the "Registration Rights Agreement") substantially in the form attached hereto as Exhibit C.

          7.11 Schedules. The Company shall have completed and attached hereto all Schedules required by this Agreement, and all such Schedules shall have been acceptable to DCTI, in its sole discretion.

          7.12 Required Consents. All consents, approvals and waivers from third parties and governmental authorities necessary to the transactions as contemplated hereby and to the continued validity and effectiveness of the Licenses shall have been obtained without the imposition on DCTI or the Company of any burdensome conditions, restrictions, or obligations that were not applicable prior to the Company during the fiscal year ended December 31, 1998.

                                 Article VIII.

                             CONDITIONS PRECEDENT TO
                 OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS
                 -----------------------------------------------

         The obligation of the Company and the Stockholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by the Company and the Stockholders:

           8.1 Representations and Warranties True. All representations and warranties by DCTI in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to the Company by DCTI under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date, and a duly authorized DCTI officer shall have delivered a certificate, dated the Closing Date, to the Company so certifying.

           8.2 Covenants Performed. DCTI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by DCTI on or before the Closing, and a duly authorized DCTI officer shall have delivered a certificate, dated the Closing Date, to the Company so certifying.

           8.3 No Violations; No Actions. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole judgment of the Company, has a reasonable probability of resulting in (i) the obtaining of material damages from the Company, (ii) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement, or (iii) other relief in connection therewith.

           8.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to the Company and its counsel, and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

           8.5 Delivery of Documents. The Company shall have received all documents and other items to be delivered by DCTI under Section 9.3.

           8.6 No Material Adverse Change. During the period from the date hereof to the Closing, there shall not have been any material adverse change in the condition (financial or other), liabilities, business or prospects of DCTI. The Company shall have received a certificate from DCTI dated the Closing Date to the foregoing effect.

           8.7 Required Consents. All consents, approvals and waivers from third parties and governmental authorities necessary to the transactions as contemplated hereby shall have been obtained.

           8.8 Stockholder Approval. DCTI shall have received stockholder approval of this Agreement and the transactions contemplated hereby.

           8.9 Board of Directors. DCTI shall have taken all necessary corporate action such that immediately following the Closing, the number of the directors of the Company shall be seven and that immediately following the Closing, the Board of Directors shall include three member nominated by the Stockholders.

          8.10 Delivery of Documents. DCTI and the Stockholders shall have entered into the Royalty Agreement and the Registration Rights Agreement.

                                  Article IX.

                                     CLOSING
                                     -------

           9.1 Time and Place. The purchase and sale of the Shares hereunder (the "Closing") shall occur at DCTI's office in Park City, Utah at 10:00 a.m. on October 15, 1999 or at such other time and date to which the parties may agree in writing (the "Closing Date").

           9.2 Deliveries of the Company. At the Closing, the Company will execute and deliver or cause to be executed and delivered to DCTI:

           (a) Stock Certificates. Certificates representing the Shares, endorsed over to DCTI or accompanied by duly executed stock powers;

           (b) Corporate Documents. The Articles of Incorporation of the Company, certified by the appropriate government agency as of a recent date and the Bylaws of the Company, certified by the secretary of the Company as in effect at the Closing;

           (c) Certificate of Good Standing. Certificates of Good Standing, dated as of a recent date, with respect to the Company, issued by the appropriate authority of each jurisdiction listed in Schedule 8.2(c);

           (d) Resolutions. A copy of the resolutions of the Board of Directors of the Company, certified by the secretary of the Company as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by the Company;

           (e) Books and Records. All of the minute books, stock ledgers and similar corporate records of the Company;

           (f) Consents. Evidence that all consents, approvals, or authorizations of or notifications to any third parties (including governmental agencies), if any, required to sell and exchange the Shares and to consummate the transactions contemplated hereby have been obtained by the Company;

           (g)     Resignations.  The Resignations.

           (h)     Opinion of Counsel.  The Seller's Counsel  Opinion;

           (i) Company's Certificate. A certificate from Company dated the Closing Date, containing the information required pursuant to Section 7.4;

           (j) Registration Rights Agreements. The Registration Rights Agreement between DCTI and the Stockholders, in which DCTI agrees to register 550,000 DCTI Shares per quarter up to a maximum of 2.2 million DCTI Shares and substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement");

           (k)    Non-Competition  Agreements.The  Non-competition  Agreements;
           and

           (l) Other Documents. Such other documents and instruments as DCTI or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

           All documents delivered to DCTI shall be in form and substance reasonably satisfactory to DCTI and its counsel.

           9.3 Deliveries of DCTI. At the Closing, DCTI will execute and deliver or cause to be executed and delivered to the Company simultaneously with delivery of the items referred to in Section 9.2 above:

           (a)     Payment of the Consideration.  The DCTI Shares;

           (b) Resolutions. A copy of the resolutions of the Board of Directors of DCTI, certified by the secretary thereof as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by DCTI;

           (c) Corporate Documents. The Certificate of Incorporation of DCTI, certified by the Secretary of State of Delaware as of a recent date and the Bylaws of DCTI, certified by the secretary of DCTI as in effect at the Closing;

           (d) Certificates of Good Standing. Certificates of Good Standing dated as of a recent date, with respect to DCTI, issued by the Secretary of State of Delaware;

           (e)    Consents.   Evidence   that  all  consents,   approvals,   or
           authorizations of or notifications to any third parties (including governmental agencies), if any, required to issue and exchange the DCTI Shares and to consummate the transactions contemplated hereby have been obtained by DCTI;

           (f) Officer's Certificate. A certificate from an officer of DCTI, dated the Closing Date, containing the information required pursuant to Sections 8.1 and 8.2;

           (g)     Registration   Rights  Agreement.   The  Registration  Rights
           Agreement;

           (h) Other Documents. Such other documents and instruments as DCTI or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                                   Article X.

           All documents delivered to the Company shall be in form and substance reasonably satisfactory to DCTI.
                               Milestone closings
                               ------------------
          10.1 First Milestone Closing. The delivery and sale of the First Milestone Shares (the "First Milestone Closing") shall occur at DCTI's offices in Park City at 10:00 a.m. on the 30th day following confirmation by DCTI's principal accounting officer that DCTI is obligated to deliver the First Milestone Shares.

          10.2 Second Milestone Closing. The delivery and sale of the Second Milestone Shares (the "Second Milestone Closing") shall occur at DCTI's offices in Park City at 10:00 a.m. on the 30th day following confirmation by DCTI's principal accounting officer that DCTI is obligated to deliver the Second Milestone Shares.

          10.3 Conditions to DCTI's Obligations at Milestone Closings. The obligation of DCTI to deliver the First Milestone Shares or the Second Milestone Shares, as the case may be, is subject to the satisfaction of the following conditions, unless waived in writing by DCTI:

           (a) Representations. All representations of the Stockholders in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to DCTI under this Agreement, other than those representations which reference a specific date therein, shall be true on and as of the First Milestone Closing Date or Second Milestone Closing Date, as the case may be, as though such representations and warranties were made on and as of that date, and the Stockholders, shall have delivered a certificate, dated the First Milestone Closing date or the Second Milestone Closing Date, as the case may be, so certifying.

           (b) No Violations; No Actions. Consummation of the transactions contemplated by the First Milestone Closing or the Second Milestone Closing, as the case may be, shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which has a reasonable probability of resulting in (i) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by the First Milestone Closing or the Second Milestone Closing, as the case may be, or (ii) other relief in connection therewith.

          10.4 Deliveries of the Company and the Stockholders. At the First Milestone Closing or the Second Milestone Closing, as the case may be, the Company and each of the Stockholders will execute and deliver or cause to be executed and delivered to DCTI such documents and instruments as DCTI or its counsel reasonably shall deem necessary to consummate the transactions contemplated by the First Milestone Closing or Second Milestone Closing, as the case may be.

          10.5 Deliveries of DCTI at Milestone Closings. At the First Milestone Closing or the Second Milestone Closing, as the case may be, DCTI will execute and deliver or cause to be executed and delivered to the Stockholders:

                  (a) Shares. The First Milestone Shares or the Second Milestone Shares, as the case may be.

                  (b) Certificate Good Standing. Certificate of Good Standing dated as of a recent date, with respect to DCTI, issued by the Secretary of State of DCTI's jurisdiction of incorporation.

                  (c) Consents. Evidence that all consents, approvals, or authorizations of or notifications to any third parties (including governmental agencies), if any, required to issue and deliver the First Milestone or Second Milestone Shares, as the case may be, have been obtained.

                                  Article XI.

                  OBLIGATIONS OF PARENT AND DCTI AFTER CLOSING
                  --------------------------------------------

          11.1 Indemnification by the Stockholders. The Stockholders shall indemnify and hold harmless DCTI and its respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by DCTI (collectively "Damages") resulting from:

           (a) The breach of any of the representations or warranties made by the Company or the Stockholders in this Agreement;

           (b) The breach or the failure of performance by the Company or the Stockholders of any of the covenants that they are to perform hereunder;

           (c) The payment of any taxes (including interest and penalties) of any kind or nature imposed, whether before or after the Closing, by any government or subdivision thereof upon the business, assets or employees or independent contractors of the Company or otherwise resulting from or relating to the respective businesses or operations of the Company prior to the Closing or any of its properties or assets as they existed as of or any time prior to the Closing Date and the transactions contemplated by this Agreement;

           (d) The death of or injury to any person or damage to property that occurred prior to the Closing and arose out of or in connection with the business or operations of the Company (whether asserted, discovered or established before or after the Closing), and whether or not it is the subject matter of a claim or action disclosed in the Schedules to this Agreement; and

           (e) All employment-related claims and causes of action, and all other claims and causes of actions, that have arisen or arise out of in connection with the operations of the businesses of the Company conducted prior to the Closing (whether asserted, discovered or established before or after the Closing).

         Damages shall exclude any amount with respect to which DCTI or the Company as the case may be shall have received under any insurance policy which provides coverage for the liability to which such amount relates.

          11.2 Indemnification by DCTI. DCTI shall indemnify and hold harmless the Stockholders, in respect of any and all claims, losses, costs, expenses, liabilities, fines, penalties, interest, and damages (including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Stockholders resulting from:

           (a) The breach of any of the representations or warranties made by DCTI in this Agreement; or

           (b) The breach or the failure of performance by DCTI of any of the covenants that it is to perform hereunder.

          11.3 Indemnification Procedure for Claims. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party or parties (the

"indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified party's failure to give such notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the indemnifying party shall not have taken control of such suit after notification thereof as provided in Section 13.8 this Agreement.

          11.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom,
(i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (ii) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party; provided, that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the indemnified party.

          11.5 Manner of Indemnification. All indemnification hereunder shall be effected by payment of cash or delivery of a certified or official bank check to the indemnified party.

          11.6 Limitations on Indemnification. Notwithstanding any provision of this Agreement to the contrary, the Stockholders shall (i) have no obligation to indemnify any person entitled to indemnity under Section 11.1 unless the persons so entitled to indemnity thereunder have suffered Damages in an aggregate amount in excess of $25,000 (the "Deductible") and then only to the extent of such excess, and (ii) the Stockholders' aggregate liability under
Section  11.1 shall in no event exceed the value  (determined  as of the Closing
Date) of the DCTI Shares.

                                  Article XII.

                                   TERMINATION
                                   -----------

          12.1 Termination by Mutual Consent. At any time prior to the Closing, this Agreement may be terminated by written consent of DCTI and the Stockholders.

          12.2 Termination by DCTI. DCTI may terminate this Agreement at any time after October 30, 1999 by delivery of written notice to the Stockholders and the Company, if the Closing has not occurred by such date because the conditions contained in Article VI are or have not been satisfied.

          12.3 Termination by the Stockholders. The Stockholders may terminate this Agreement at any time after October 30, 1999 by delivery of written notice to DCTI, if the Closing has not occurred by such date because the conditions contained in Article VII are or have not been satisfied.

          12.4 Effect of Termination. In the event of termination as provided above, this Agreement shall forthwith become of no further force or effect and all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein; provided, that Article XI hereof shall survive such termination and continue in full force and effect, and such termination shall not relieve any person of liability for breach of or interference with this Agreement.

                                 Article XIII.

                               GENERAL PROVISIONS
                               ------------------

          13.1 Survival. The representations and warranties of the Company and the Stockholders set forth in this Agreement or in any instrument or document furnished in connection herewith shall survive the Closing and all representations and warranties set forth herein or in any instrument or document furnished in connection herewith will expire on the third anniversary of the Closing Date. No claim or action for indemnity pursuant to Sections 11.1 or 11.2 hereof for breach of any representation or warranty shall be asserted or maintained by any party hereto after the expiration of such representation or warranty pursuant to the provisions of this Section 13.1 except for claims made in writing prior to such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. Each party hereto may rely on the representations and warranties made by the other parties hereto notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

          13.2 Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

          13.3 Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

          13.4 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          13.5 Entire Agreement; Waivers. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          13.6 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

          13.7 Successors and Assigns. This Agreement shall not be assigned by the Company or the Stockholders without the written consent of DCTI. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

          13.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

         To the Company at:                  DataBank International, SKB
                                             P.O. Box 1385
                                             Central Street, Basseterre
                                             St. Kitts, West Indies

         To the Stockholders:                c/o Don Marshall
                                             P.O. Box 1385
                                             Central Street, Basseterre
                                             St. Kitts, West Indies

         To DCTI at:                          Digital Courier Technologies, Inc.
                                             136 Heber Avenue, Suite 204
                                             P.O. Box 8000
                                             Park City, UT  84060
                                             Facsimile: (435) 655-3648
                                             Attention: Executive Vice President

         Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

         13.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration administered by the American Arbitration Association under its International Arbitration Rules.

         13.11 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this Section 13.10 includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

         13.12 Governing Law. The terms of this Agreement shall be governed by the laws of the State of Utah applicable to agreements entered into, to be wholly performed in and among residents exclusively of, Utah.

         13.13 Consent to Jurisdiction and Forum Selection. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Utah. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 13.12. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in Utah shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 13.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 13.8 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         13.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         13.15 Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

         13.16 Publicity. The parties shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Exchange Agreement as of the date first above written.



                                           DATABANK INTERNATIONAL LIMITED

                                           By:/s/ Don Marshall
                                              ----------------
                                           Name:Don Marshall
                                           Title: President



                                           DIGITAL COURIER TECHNOLOGIES, INC.

                                           By:/s/ Jim Egide
                                              ---------------------------
                                           Name: Jim Egide
                                           Title: Chief Executive Officer



                                           STOCKHOLDERS




                                           /s/ Don Marshall
                                           -----------------
                                           Don Marshall



                                           /s/
                                           Name:



                                           /s/
                                           Name:



                                           /s/
                                           Name:

                                           Carib Venture Partners, Ltd.


                                           By:/s/
                                           Name:
                                           Title:


                                           Prospect Creek, Ltd.


                                           By:/s/
                                           Name:
                                           Title:


                                           Next Generation, Ltd.


                                           By:/s/
                                           Name:
                                           Title:






                                           By:/s/
                                           Name:
                                           Title:





                                           By:/s/
                                           Name:
                                           Title:

                       Digital Courier Technologies, Inc.

         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 30, 1999

           This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Mitchell L. Edwards and Michael D. Bard, or either of them, each with full power of substitution, as proxies, attorneys and agents of the undersigned, to attend the Special Meeting of Stockholders of Digital Courier Technologies, Inc., at the offices of the Company, 136 Heber Ave., Suite 204, Park City, UT 84060, on September 30, 1999 at 10:00 am Mountain Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

1. To approve the issuance of shares of Common Stock in connection with the acquisition by the Company of DataBank International, Ltd.

                 __ For   __ Against   __ Abstain

2.  To approve an amendment to the Company's Amended and Restated Certificate of
    Incorporation   to  increase  the   authorized   number  of  Common   Shares
    outstanding:

                 __ For   __ Against   __ Abstain

3. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.


   The Board of Directors recommends a vote FOR each of the above proposals.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR AND FOR PROPOSALS 1 AND 2.

Date:              , 1999
     -------------


-------------------
Signature


--------------------
Signature, if held jointly.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, as administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.